PROSPECTUS SUPPLEMENT
(To Prospectus dated March 22, 2002)

                           $660,768,000 (Approximate)

                     AMORTIZING RESIDENTIAL COLLATERAL TRUST
               Mortgage Pass-Through Certificates, Series 2002-BC4
                     Structured Asset Securities Corporation

                                    Depositor

                            Aurora Loan Services Inc.
                                 Master Servicer

                                   ----------

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      Consider carefully the risk factors beginning on page S-9 of this prospectus supplement.

      For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of principal terms beginning on page S-79 in this prospectus supplement and the index of defined terms on page 127 in the prospectus.

      The certificates will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

      This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

      The trust will issue certificates including the following classes offered hereby:

      o     Two classes of senior certificates

      o     Four classes of subordinate certificates

      The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts (or class notional amounts) and interest rates, under "Summary of Terms--The Offered Certificates" beginning on page S-3 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-3 and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

      The assets of the trust fund will primarily consist of a pool of conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans. The mortgage loans were originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with higher standards.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

      The certificates offered by this prospectus supplement will be purchased by Lehman Brothers Inc. and Countrywide Securities Corporation, as the underwriters, from Structured Asset Securities Corporation, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters have the right to reject any order. Proceeds to Structured Asset Securities Corporation from the sale of these certificates will be approximately 102% of their initial total class principal amount before deducting expenses.

      On or about July 2, 2002, delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking, societe anonyme, and the Euroclear System.

                                  Underwriters:

LEHMAN BROTHERS                               COUNTRYWIDE SECURITIES CORPORATION

            The date of this prospectus supplement is June 28, 2002.

              Important notice about information presented in this
             prospectus supplement and the accompanying prospectus:

      We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.

      If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                                   ----------

      After the initial distribution of the certificates offered by this prospectus supplement, this prospectus and prospectus supplement may be used by Lehman Brothers Inc., an affiliate of the depositor, the sellers, the master servicer and the cap provider, in connection with market making transactions in those certificates. Lehman Brothers Inc. may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering. Certain information in this prospectus supplement will be updated from time to time for as long as Aurora Loan Services Inc. continues to be the master servicer or a primary servicer of mortgage loans included in the mortgage pool.

                                   ----------

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                   ----------

      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                               Tables of Contents
                             Prospectus Supplement

                                                                            Page
                                                                            ----
Summary of Terms .................................................           S-1
The Offered Certificates .........................................           S-3
Risk Factors .....................................................           S-9
Description of the Certificates ..................................          S-16
  General ........................................................          S-16
  Book-Entry Registration ........................................          S-17
  Distributions of Interest ......................................          S-21
  Determination of LIBOR .........................................          S-26
  Distributions of Principal .....................................          S-27
  Credit Enhancement .............................................          S-31
  Final Scheduled Distribution Date ..............................          S-34
  Optional Purchase of Mortgage Loans ............................          S-34
  The Trustee ....................................................          S-34
  The Securities Administrator ...................................          S-34
Description of the Mortgage Pool .................................          S-35
  General ........................................................          S-35
  Adjustable Rate Mortgage Loans .................................          S-36
  The Index ......................................................          S-37
  Statistical Characteristics of the Mortgage
    Loans ........................................................          S-37
Additional Information ...........................................          S-48
Underwriting Guidelines ..........................................          S-49
  General ........................................................          S-49
  Wells Fargo Underwriting Guidelines ............................          S-49
  Finance America Underwriting Guidelines ........................          S-51
  BNC Underwriting Guidelines ....................................          S-52
The Master Servicer ..............................................          S-54
The Servicers ....................................................          S-56
  General ........................................................          S-56
  Wells Fargo ....................................................          S-57
  Ocwen ..........................................................          S-59
Servicing of the Mortgage Loans ..................................          S-61
  General ........................................................          S-61
  Servicing Compensation and Payment of
    Expenses .....................................................          S-61
  Prepayment Interest Shortfalls .................................          S-62
  Advances .......................................................          S-62
  Simple Interest Mortgage Loans .................................          S-62
  Collection of Taxes, Assessments and
    Similar Items ................................................          S-63
  Insurance Coverage .............................................          S-63
  Evidence as to Compliance ......................................          S-63
  Master Servicer Default; Servicer Default ......................          S-63
  The Credit Risk Manager ........................................          S-63
  Special Servicer for Distressed Mortgage
    Loans ........................................................          S-64
The Trust Agreement ..............................................          S-65
  General ........................................................          S-65
  Assignment of Mortgage Loans ...................................          S-65
  Voting Rights ..................................................          S-66
Yield, Prepayment and Weighted Average Life ......................          S-67
  General ........................................................          S-67
  Overcollateralization ..........................................          S-69
  Subordination of the Offered Subordinate
    Certificates .................................................          S-69
  Weighted Average Life ..........................................          S-70
Material Federal Income Tax Considerations .......................          S-74
  General ........................................................          S-74
  Tax Treatment of the Class A-IO
    Certificates .................................................          S-74
  Tax Treatment of the Remaining Offered
    Certificates .................................................          S-74
Legal Investment Considerations ..................................          S-76
ERISA Considerations .............................................          S-76
Use of Proceeds ..................................................          S-76
Underwriting .....................................................          S-77
Legal Matters ....................................................          S-77
Ratings ..........................................................          S-77
Index of Principal Terms .........................................          S-79
Annex A ..........................................................         S-A-1

                                   Prospectus

                                                                            Page
                                                                            ----
Description of the Securities ............................................     2
  General ................................................................     2
  Distributions on the Securities ........................................     2
  Optional Termination ...................................................     4
  Optional Purchase of Securities ........................................     5
  Other Purchases ........................................................     5
  Book-Entry Registration ................................................     5
Yield, Prepayment and Maturity
    Considerations .......................................................    10
  Payment Delays .........................................................    10
  Principal Prepayments ..................................................    10
  Timing of Reduction of Principal Amount ................................    10
  Interest or Principal Weighted Securities ..............................    10
  Final Scheduled Payment Date ...........................................    10
  Prepayments and Weighted Average Life ..................................    11
  Other Factors Affecting Weighted Average
    Life .................................................................    12
The Trust Funds ..........................................................    14
  General ................................................................    14
  Ginnie Mae Certificates ................................................    15
  Fannie Mae Certificates ................................................    17
  Freddie Mac Certificates ...............................................    18
  Private Mortgage-Backed Securities .....................................    21
  The Mortgage Loans .....................................................    23
  The Manufactured Home Loans ............................................    27
  Pre-Funding Arrangements ...............................................    28
  Collection Account and Distribution
    Account ..............................................................    29
  Other Funds or Accounts ................................................    29
Loan Underwriting Procedures and Standards ...............................    30
  Underwriting Standards .................................................    30
  Loss Experience ........................................................    31
  Representations and Warranties .........................................    32
  Substitution of Primary Assets .........................................    33
Servicing of Loans .......................................................    34
  General ................................................................    34
 Collection Procedures; Escrow Accounts ..................................    34
  Deposits to and Withdrawals from the
    Collection Account ...................................................    35
  Servicing Accounts .....................................................    36
  Buy-Down Loans, GPM Loans and Other
    Subsidized Loans .....................................................    37
  Advances and Other Payments, and
    Limitations Thereon ..................................................    38
  Maintenance of Insurance Policies and
    Other Servicing Procedures ...........................................    38
  Presentation of Claims; Realization Upon
    Defaulted Loans ......................................................    41
  Enforcement of Due-On-Sale Clauses .....................................    42
  Certain Rights Related to Foreclosure ..................................    42
  Servicing Compensation and Payment of
    Expenses .............................................................    42
  Evidence as to Compliance ..............................................    43
  Certain Matters Regarding the Master
    Servicer .............................................................    43
Credit Support ...........................................................    45
  General ................................................................    45
  Subordinate Securities; Subordination
    Reserve Fund .........................................................    45
  Cross-Support Features .................................................    46
  Insurance ..............................................................    46
  Letter of Credit .......................................................    47
  Financial Guaranty Insurance Policy ....................................    47
  Reserve Funds ..........................................................    47
Description of Mortgage and Other
    Insurance ............................................................    49
  Mortgage Insurance on the Loans ........................................    49
  Hazard Insurance on the Loans ..........................................    54
  Bankruptcy Bond ........................................................    56
  Repurchase Bond ........................................................    56
The Agreements ...........................................................    57
  Issuance of Securities .................................................    57
  Assignment of Primary Assets ...........................................    57
  Repurchase and Substitution of
    Non-Conforming Loans .................................................    59
  Reports to Securityholders .............................................    60
  Investment of Funds ....................................................    61
  Event of Default; Rights Upon Event
    of Default ...........................................................    62
  The Trustee ............................................................    64
  Duties of the Trustee ..................................................    65
  Resignation of Trustee .................................................    65
  Distribution Account ...................................................    65
  Expense Reserve Fund ...................................................    66
  Amendment of Agreement .................................................    66
  Voting Rights ..........................................................    66
  REMIC or FASIT Administrator ...........................................    66
  Administration Agreement ...............................................    66
  Termination ............................................................    67
Legal Aspects of Loans ...................................................    69
  Mortgages ..............................................................    69
  Junior Mortgages; Rights of Senior
    Mortgages ............................................................    69
  Cooperative Loans ......................................................    70
  Foreclosure on Mortgages ...............................................    72
  Realizing Upon Cooperative Loan Security ...............................    73
  Rights of Redemption ...................................................    74
  Anti-Deficiency Legislation and Other
    Limitations on Lenders ...............................................    74
  Soldiers' and Sailors' Civil Relief Act
    of 1940 ..............................................................    76

                                   Prospectus

                                                                            Page
                                                                            ----
  Environmental Risks ....................................................    77
  Due-on-Sale Clauses in Mortgage Loans ..................................    78
  Enforceability of Prepayment and Late
    Payment Fees .........................................................    78
  Equitable Limitations on Remedies ......................................    78
  Applicability of Usury Laws ............................................    79
  Adjustable Interest Rate Loans .........................................    79
  Manufactured Home Loans ................................................    80
Material Federal Income Tax Considerations ...............................    83
  General ................................................................    83
  Taxable Mortgage Pools .................................................    84
  REMICs .................................................................    84
  FASITs .................................................................   104
  Grantor Trust Funds ....................................................   106
  Partnership Trust Funds & Debt Securities ..............................   113
State Tax Considerations .................................................   118
ERISA Considerations .....................................................   118
General ..................................................................   118
Legal Investment Considerations ..........................................   123
Legal Matters ............................................................   124
The Depositor ............................................................   124
Use of Proceeds ..........................................................   124
Plan of Distribution .....................................................   124
Additional Information ...................................................   125
Incorporation of Certain Documents by
  Reference ..............................................................   126
Reports to Securityholders ...............................................   126
Index of Defined Terms ...................................................   127

                      [This page intentionally left blank]

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                                Summary of Terms

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire document and the accompanying prospectus.

o While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

o Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included herein.

o Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund, that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of June 1, 2002, unless we specify otherwise. We explain in this prospectus supplement under "Description of the Certificates--Distributions of Principal" how the scheduled principal balance of a mortgage loan is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances unless we specify otherwise.

Parties

Issuer

      Amortizing Residential Collateral Trust 2002-BC4

Trustee

      Bank One, National Association

Sellers

      Lehman Capital, A Division of Lehman Brothers Holdings Inc. and Lehman Brothers Bank, FSB will each sell mortgage loans to the depositor.

Depositor

      Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the issuer.

Originators

      Wells Fargo Home Mortgage, Inc., Finance America, LLC, BNC Mortgage, Inc., and various other banks, savings and loans and other mortgage lending institutions originated the mortgage loans in the mortgage pool.

Master Servicer

      Aurora Loan Services Inc., an affiliate of the sellers, the depositor and the underwriter, will oversee the servicing of the primary servicers.

Primary Servicers

      On the closing date, Wells Fargo Home Mortgage, Inc., Ocwen Federal Bank FSB, Option One Mortgage Corporation and Aurora Loan Services Inc. will service approximately 40.28%, 36.74%, 20.06% and 2.92%, respectively, of the mortgage loans included in the mortgage pool. The servicing of those mortgage loans currently serviced by Option One Mortgage Corporation will be transferred to Ocwen Federal Bank FSB on or before August 1, 2002.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Securities Administrator

      Wells Fargo Bank Minnesota, National Association will be responsible for preparing monthly distribution statements and certain tax information for investors and certain tax, SEC and state filings for the trust.

Credit Risk Manager

      The Murrayhill Company will monitor and advise the servicers with respect to default management of the mortgage loans.

Cap Provider

      The trust will enter into an interest rate cap agreement with Lehman Brothers Special Financing Inc. to protect against certain interest rate risk.

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                                      S-2

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                            The Offered Certificates

Classes of Certificates

      Amortizing Residential Collateral Trust Mortgage Pass-Through Certificates, Series 2002-BC4 consist of the classes of certificates listed in the table below, together with the Class B2, Class X and Class R Certificates. Only the classes of certificates listed in the table are offered by this prospectus supplement.

                          Class
                        Principal             Interest                CUSIP
Class                   Amount(1)               Rate                  Number
-----                   ---------             --------                ------
A ............        $ 542,050,000         Adjustable(2)           86358R W45
A-IO .........                  (3)                 6.00%           86358R W52
M1 ...........        $  39,905,000         Adjustable(2)           86358R W60
M2 ...........        $  36,580,000         Adjustable(2)           86358R W78
M3 ...........        $  29,929,000         Adjustable(2)           86358R W86
B1 ...........        $  12,304,000         Adjustable(2)           86358R W94

-------------
(1) These balances are approximate, as described in this prospectus supplement.

(2) Interest will accrue on the Class A, M1, M2, M3 and B1 Certificates based on one-month LIBOR plus a specified margin, subject to limitation, as described in this prospectus supplement under "Description of the Certificates--Distributions of Interest."

(3) The Class A-IO Certificates are interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their notional amounts, as described in this prospectus supplement. Interest will not be payable on the Class A-IO Certificates after the distribution date in June 2004.

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                                      S-3

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      The certificates offered by this prospectus supplement will be issued in book-entry form.

      See "Description of the Certificates--General" in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of each class of offered certificates.

      The certificates represent ownership interests in a trust fund, the assets of which will consist primarily of conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans having a total principal balance as of June 1, 2002 of approximately $665,092,064.

      The rights of holders of the Class M1, M2, M3 and B1 Certificates to payments of principal and interest will be subordinate to the rights of the holders of certificates having a senior priority of payment, as described in this Summary of Terms under "--Enhancement of Likelihood of Payment on the Certificates--Subordination of Payments" below. We refer to those certificates as "subordinate" certificates, and we refer to the Class A and A-IO Certificates as "senior" certificates.

      The offered certificates (other than the Class A-IO Certificates) will have an approximate total initial principal amount of $660,768,000. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed 5%.

Distributions on the Certificates

      Principal and interest on the certificates will be distributed on the 25th day of each month, beginning in July 2002. However, if the 25th day is not a business day, distributions will be made on the next business day after the 25th day of the month.

Interest Distributions

      Interest will accrue on each class of offered certificates at the applicable annual rates described in this prospectus supplement. No interest will accrue on the Class A-IO Certificates after the accrual period relating to the distribution date in June 2004.

      See "Description of the Certificates--Distributions of Interest" in this prospectus supplement.

Principal Distributions

      The amount of principal distributable to the offered certificates (other than the Class A-IO Certificates) will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different certificate classes, (2) funds actually received on the mortgage loans that are available to make principal distributions on the certificates and (3) the application of excess interest to pay principal on the certificates. Funds actually received on the mortgage loans may consist of expected monthly scheduled payments, unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

      The manner of allocating payments of principal on the mortgage loans will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the distribution date in July 2005 or on or after that date, and depending upon whether the delinquency and loss performance of the mortgage loans is worse than certain levels set by the rating agencies.

      The Class A-IO Certificates are interest-only certificates and will not be entitled to distributions of principal.

      See "Description of the Certificates--Distributions of Principal" in this prospectus supplement.

Limited Recourse

      The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund. The trust fund will have no source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise, amounts on deposit in reserve funds and payments received under the interest rate cap agreement described below at "--Enhancement of Likelihood of Payment on the Certificates--The Interest Rate Cap Agreement".

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                                      S-4

--------------------------------------------------------------------------------

No other entity will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

      The payment structure of this securitization includes excess interest, overcollateralization, subordination, loss allocation and an interest rate cap agreement to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal. The Class B1 Certificates are more likely to experience losses than the Class M3, Class M2, Class M1, Class A and Class A-IO Certificates. The Class M3 Certificates are more likely to experience losses than the Class M2, Class M1, Class A and Class A-IO Certificates; the Class M2 Certificates are more likely to experience losses than the Class M1, Class A and Class A-IO Certificates; and the Class M1 Certificates are more likely to experience losses than the Class A and Class A-IO Certificates.

      See "Risk Factors--Potential Inadequacy of Credit Enhancement", "Description of the Certificates--Credit Enhancement" and "--Distributions of Interest--The Cap Agreement" in this prospectus supplement for a more detailed description of the excess interest, overcollateralization, subordination, loss allocation and interest rate cap agreement features.

Subordination of Payments

      Certificates with an "A" in their class designation will have a payment priority as a group over other certificates. The Class M1 Certificates will have a payment priority over the Class M2, Class M3 and Class B1 Certificates; the Class M2 Certificates will have a payment priority over the Class M3 and Class B1 Certificates; and the Class M3 Certificates will have a payment priority over the Class B1 Certificates. Each class of offered certificates will have a payment priority over the Class B2, Class X and Class R Certificates.

      See "Description of the Certificates--Credit Enhancement--Subordination" in this prospectus supplement.

Allocation of Losses

      As described in this prospectus supplement, amounts representing losses on the mortgage loans (to the extent that such losses exceed excess interest and any overcollateralization, as described herein) will be applied to reduce the principal amount of the subordinate class of offered certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero. For example, losses in excess of overcollateralization will first be allocated in reduction of the principal amount of the Class B1 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M3 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M2 Certificates until it is reduced to zero; and finally in reduction of the principal amount of the Class M1 Certificates until it is reduced to zero. If a loss has been allocated to reduce the principal amount of your subordinate certificate, it is unlikely that you will receive any payment in respect of that reduction. If the applicable subordination is insufficient to absorb losses, then holders of senior certificates will incur losses and may never receive all of their principal payments.

      See "Description of the Certificates--Credit Enhancement--Application of Realized Losses" in this prospectus supplement.

Excess Interest

      The mortgage loans owned by the trust fund bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the offered certificates and certain fees and expenses of the trust fund. This "excess interest" received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain overcollateralization at required levels.

      See "Risk Factors--Potential Inadequacy of Credit Enhancement" and "Description of the Certificates--Credit Enhancement--Excess Interest" in this prospectus supplement.

Overcollateralization

      On the closing date, the outstanding scheduled principal balance of the mortgage loans is expected to exceed the aggregate principal amount of the Class A, Class M1, Class M2, Class M3 and Class B1 Certificates by approximately $4,324,064, which

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

represents approximately 0.65% of the scheduled principal balance of the mortgage loans as of June 1, 2002. We refer to such excess herein as "overcollateralizaton." Thereafter, to the extent described in this prospectus supplement, a portion of excess interest will be applied to pay principal on the Class A Certificates, thereby (1) reducing the principal balance of such class at a faster rate than the principal balance of the mortgage loans is being reduced and (2) achieving and maintaining the required level of overcollateralization. We cannot, however, assure you that for all periods sufficient excess interest will be generated by the mortgage loans to maintain the required level of overcollateralization.

      See "Risk Factors--Potential Inadequacy of Credit Enhancement" and "Description of the Certificates--Credit Enhancement--Overcollateralization" in this prospectus supplement.

The Interest Rate Cap Agreement

      The trust will enter into an interest rate cap agreement with Lehman Brothers Special Financing Inc., as cap provider. Under the agreement, the cap provider will be required to make monthly payments to the trust from August 2002 until April 2004 if one-month LIBOR moves above certain specified rates. The interest rate cap agreement will provide only temporary, limited protection against upward movements in one-month LIBOR, and diminish the amount of basis risk shortfalls experienced by the Class A, M1, M2, M3 and B1 certificates during the 22 month period it is in effect.

      See "Description of the Certificates--Distributions of Interest--Cap Agreement" in this prospectus supplement.

The Mortgage Loans

General

      On the closing date, which is expected to be on or about July 2, 2002, the assets of the trust fund will consist primarily of approximately 4,634 conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans with a total principal balance as of the cut-off date, which is June 1, 2002, of approximately $665,092,064. The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

      Approximately 91.76% of the mortgage loans have original terms to stated maturity of approximately 30 years or greater, and approximately 8.24 % of the mortgage loans have original terms to stated maturity of approximately 15 years.

      The mortgage loans were generally originated or acquired in accordance with underwriting guidelines that are less strict than Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

      The mortgage loans in the trust fund will not be insured or guaranteed by any government agency.

      None of the mortgage loans in the trust fund will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law.

Servicing of the Mortgage Loans

      The mortgage loans will be master serviced by Aurora Loan Services Inc. The master servicer will oversee the servicing of the mortgage loans by the primary servicers, which will initially include Wells Fargo Home Mortgage, Inc., Ocwen Federal Bank FSB, Option One Mortgage Corporation and Aurora Loan Services Inc.

      Lehman Capital and Lehman Brothers Bank, FSB, as the original owners of the mortgage loans to be sold to the trust fund, will retain certain rights relating to the servicing of the mortgage loans, including the right to terminate and replace any servicer, at any time, without cause, in accordance with the terms of the applicable servicing agreement.

      See "The Servicers" and "Servicing of the Mortgage Loans" in this prospectus supplement.

Optional Purchase of the Mortgage Loans

      The master servicer, with the prior written consent of the sellers, may purchase the mortgage loans on any distribution date following the month in which the total principal balance of the mortgage

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                                      S-6

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loans declines to less than 5% of their total principal balance as of June 1,
2002.

      If the mortgage loans are purchased, the certificateholders will be paid accrued interest and principal in an amount not to exceed the purchase price.

      If the option to purchase the mortgage loans is not exercised at the earliest possible distribution date as described above, then, beginning with the next succeeding distribution date and thereafter, the interest rates of the Class A, M1, M2, M3 and B1 certificates will be increased as described in this prospectus supplement.

      See "Description of the Certificates--Optional Purchase of Mortgage Loans" in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans upon an optional purchase. See "Description of the Certificates--Distributions of Interest" in this prospectus supplement for a description of the increased interest rates to be paid on the Class A, M1, M2, M3 and B1 Certificates in the event that the purchase option with respect to the mortgage loans is not exercised as described above.

Financing

      An affiliate of Lehman Brothers Inc. has provided financing for certain of the mortgage loans. The depositor will use a portion of the proceeds of the sale of the certificates to repay the financing.

Tax Status

      The trustee will elect to treat all or a portion of the trust fund as multiple REMICs for federal income tax purposes. Each of the offered certificates will represent ownership of "regular interests" in a REMIC. The Class R Certificate will be designated as the sole class of "residual interest" in each of the REMICs.

      The Class A-IO Certificates will be, and certain other of the offered certificates may be, issued with original issue discount for federal income tax purposes.

      See "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

      Generally, all of the certificates offered by this prospectus supplement may be purchased by employee benefit plans or individual retirement accounts subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. A fiduciary of an employee benefit plan or an individual retirement account must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

      See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

      None of the certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

      There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

      See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.

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                                      S-7

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Ratings of the Certificates

      The certificates offered by this prospectus supplement will initially have the following ratings from Moody's Investors Service, Inc. and Standard and Poor's Ratings Service, a division of The McGraw Hill Companies, Inc.

                                             Standard &
                                  Moody's     Poor's
      Class                       Rating      Rating
      -----                      --------     ------
      A ....................        Aaa         AAA
      A-IO .................        Aaa         AAA
      M1 ...................        Aa2         AA
      M2 ...................        A2           A
      M3 ...................       Baa2         BBB
      B1 ...................       Baa3         BBB-

      o These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

      o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates, particularly the Class A-IO Certificates, may be lower than anticipated.

      o The ratings do not address the payment of any basis risk shortfalls with respect to the Class A, Class M1, Class M2, Class M3 and Class B1 Certificates.

      See "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings.

--------------------------------------------------------------------------------

                                  Risk Factors

      The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Higher Expected Delinquencies
   of the Mortgage Loans .......  Approximately 40.28%, 35.83% and 20.08% of the
                                  mortgage loans included in the mortgage pool were originated or acquired by Wells Fargo Home Mortgage, Inc., Finance America, LLC and BNC Mortgage, Inc., respectively, or their respective correspondents or affiliates in accordance, generally, with the underwriting guidelines of the type described in this prospectus supplement. We believe that the underwriting guidelines applied by the various other originators of mortgage loans to be included in the trust fund do not vary materially from the underwriting guidelines described in this prospectus supplement. In general, these underwriting guidelines are not as strict as Fannie Mae or Freddie Mac guidelines, so the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards. In particular, a significant portion of the mortgage loans in the mortgage pool were classified in relatively low (i.e., relatively higher risk) credit categories.

                                  Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust fund than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

                                  See "Description of the Mortgage
                                  Pool--General" in this prospectus supplement for a description of the characteristics of the mortgage loans and "Underwriting Guidelines" for a general description of the underwriting guidelines applied in originating the mortgage loans.

Mortgage Loan Interest Rates
   May Limit Interest Rates on
   the Certificates ............  The Class A, M1, M2, M3 and B1 Certificates
                                  will accrue interest at an interest rate based on the one-month LIBOR index plus a specified margin, but such interest rates are subject to limitations. The limit on the interest rate of each of these certificates is based on the weighted average interest rate of the mortgage loans, net of certain allocable fees and expenses of the trust fund. Substantially all of the mortgage loans to be included in the mortgage pool will have interest rates that either are fixed or adjust based on a six-month LIBOR index, as described in "Description of the Mortgage Pool--The Index."

                                  The adjustable rate mortgage loans may also have periodic maximum and minimum limitations on adjustments to their interest rates, and substantially all of such adjustable rate mortgage loans will have the first adjustment to their interest rates two to five years after their first payment dates. As a result, the Class A, M1, M2, M3 and B1 Certificates may accrue less interest than they would accrue if their interest rate were based solely on the one-month LIBOR index plus the specified margin. A variety of factors could limit the interest rates and adversely affect the yield to maturity on the Class A, M1, M2, M3 and B1 Certificates. Some of these factors are described below.

                                  o The interest rates for the Class A, M1, M2, M3 and B1 Certificates adjust monthly, while the interest rates on the mortgage loans to be included in the mortgage pool either adjust less frequently or do not adjust at all. Consequently, the limits on the interest rates on these certificates may prevent increases in the interest rates on the related certificates for extended periods in a rising interest rate environment.

                                  o The interest rates on the adjustable rate mortgage loans to be included in the mortgage pool may respond to economic and market factors that differ from those that affect one-month LIBOR. It is possible that the interest rates on the adjustable rate mortgage loans may decline while the interest rates on the Class A, M1, M2, M3 and B1 Certificates are stable or rising. It is also possible that the interest rates on the adjustable rate mortgage loans to be included in the mortgage pool and the interest rates on the Class A, M1, M2, M3 and B1 Certificates may both decline or increase during the same period, but that the interest rate on such certificates may decline or increase more slowly or rapidly.

                                  If the interest rates on the Class A, M1, M2, M3 and B1 Certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of those certificates on future distribution dates, but only if there is enough cashflow generated from excess interest on the mortgage loans to fund such shortfalls or payments are received under the interest rate cap agreement to cover such shortfalls.

                                  See "Description of the
                                  Certificates--Distributions of Interest" and
                                  "--Credit Enhancement--Overcollateralization"
                                  in this prospectus supplement. For a general description of the interest rates of the mortgage loans, see "Description of the Mortgage Pool" in this prospectus supplement.

Potential Inadequacy of Credit
   Enhancement .................  The certificates are not insured by any financial guaranty insurance policy. The excess interest, overcollateralization, subordination, loss allocation and interest rate cap agreement features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

                                  Excess Interest and Overcollateralization. We expect that the mortgage loans will generate more interest than is needed to pay interest accrued on the offered certificates and the fees and expenses of the trust fund, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the certificates. Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans. After these financial obligations of the trust fund are covered, available excess interest generated by the mortgage loans will be used to achieve and maintain overcollateralization.

                                  On the closing date, the principal balance of the mortgage loans will exceed the aggregate principal balance of the offered certificates. Such excess is referred to herein as "overcollateralization" and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest in all periods to achieve and maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

                                  o Prepayments. Every time a mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. The effect on your certificates of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

                                  o  Defaults, Delinquencies and Liquidations.
                                     If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay certificateholders. Every time a mortgage loan is liquidated or written off, excess interest is reduced because such mortgage loans will no longer be outstanding and generating interest.

                                  o Increases in LIBOR. Substantially all the mortgage loans have either fixed interest rates or interest rates that adjust based on a six-month LIBOR index and not the one-month LIBOR index used to determine the interest rates on the Class A, M1, M2, M3 and B1 Certificates. As a result of an increase in one-month LIBOR, the interest rate on such certificates may increase relative to interest rates on the mortgage loans, requiring that more of the interest generated by the mortgage loans be applied to cover interest on such certificates.

                                  See "Description of the Certificates--Credit
                                  Enhancement--Overcollateralization" in this prospectus supplement.

                                  Subordination. If applicable subordination is insufficient to absorb losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

                                  o  if you buy a Class B1 Certificate and
                                     losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class B1 Certificates by the amount of that excess;

                                  o  If you buy a Class M3 Certificate and
                                     losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class B1 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M3 Certificates by the amount of that excess;

                                  o  if you buy a Class M2 Certificate and
                                     losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class B1 and the Class M3 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M2 Certificates by the amount of that excess; and

                                  o  if you buy a Class M1 Certificate and
                                     losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class B1, Class M3 and Class M2 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M1 Certificates by the amount of that excess.

                                  Losses on the mortgage loans will not reduce the principal amount of the Class A Certificates.

                                  If overcollateralization is maintained at the required amount and the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the offered certificates and the fees and expenses of the trust fund, then excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal balances of the certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal balance was reduced because of the application of losses.

                                  See "Description of the Certificates--Credit
                                  Enhancement--Subordination" and "--Application of Realized Losses" in this prospectus supplement.

Unpredictability and Effect
   of Prepayments ..............  The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

                                  Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately 85.56% of the mortgage loans to be included in the mortgage pool require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from six months to five years after origination. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

                                  The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, Lehman Capital or Lehman Brothers Bank, FSB, as the sellers of the mortgage loans to the depositor, or the party from which either Lehman Capital or Lehman Brothers Bank, FSB acquired a particular mortgage loan, may be required to purchase mortgage loans from the trust in the event that certain breaches of representations and warranties made are not cured. These purchases will have the same effect on certificateholders as prepayments of mortgage loans.

                                  A prepayment of a mortgage loan will usually result in a payment of principal on the offered certificates.

                                  o  If you purchase your certificates at a
                                     discount and principal is repaid slower
                                     than you anticipate, then your yield may be lower than you anticipate.

                                  o  If you purchase your certificates at a
                                     premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                  The prepayment experience of the mortgage loans may differ significantly from that of other first and second lien residential mortgage loans included in the various servicers' portfolios.

                                  See "Yield, Prepayment, and Weighted Average
                                  Life" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Delay in Receipt of Liquidation
   Proceeds; Liquidation Proceeds
   May Be Less Than Mortgage
   Loan Balance ................  Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to certificateholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Delinquencies Due to Servicing
   Transfer ....................  As described in this prospectus supplement, a servicing transfer to Ocwen Federal Bank FSB is expected to occur approximately one month following the closing date with respect to certain mortgage loans currently serviced by Option One Mortgage Corporation. Mortgage loans subject to servicing transfers may experience increased delays in payments until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all relevant data has been obtained by the new servicer.

                                  See "The Servicers" in this prospectus
                                  supplement.

Geographic Concentration of
   Mortgage Loans ..............  Approximately 35.80% of the mortgage loans to be included in the mortgage pool are secured by properties located in California. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in that state because the following conditions will have a disproportionate impact on the mortgage loans in general:

                                  o weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

                                  o  declines in the residential real estate
                                     market in California may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios.

                                  o  properties in California may be more
                                     susceptible than homes located in other
                                     parts of the country to certain types of uninsurable hazards, such as earthquakes, hurricanes, as well as floods, wildfires, mudslides and other natural disasters.

                                  Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans. Currently, parts of Arizona and Colorado are experiencing severe forest fires which have damaged or destroyed several hundred residences in these states and have yet to be controlled by firefighting operations. Approximately 4.02% and 2.68% of the mortgage loans are secured by properties located in Colorado and Arizona, respectively. These properties may have been damaged or destroyed, or may be in danger of being damaged or destroyed, by these forest fires which may result in increased losses or in insurance payments that will constitute prepayments on any affected mortgage loans.

                                  For additional information regarding the geographic concentration of the mortgage loans to be included in the mortgage pool, see the geographic distribution table under "Description of the Mortgage Pool" in this prospectus supplement.

Limited Ability to Resell
   Certificates ................  The underwriter is not required to assist in resales of the offered certificates, although it may do so. A secondary market for any class of offered certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.

Special Risks for the Class
   A-IO Certificates ...........  Interest will accrue on the Class A-IO
                                  Certificates on a declining scheduled notional amount described in this prospectus supplement. After the distribution date in June 2004, the notional amount of the Class A-IO Certificates will be zero and, therefore, current interest will no longer be payable on the Class A-IO Certificates. In the event that the mortgage loans prepay at an extremely rapid rate resulting in their prepayment in full while the Class A-IO Certificates remain outstanding, investors in the Class A-IO Certificates could fail to recover their initial investments.

Recent Attacks and Military
   Action ......................  The effects that the attacks in the United
                                  States on September 11, 2001, possible future attacks and other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Soldiers' and Sailors' Civil Relief Act of 1940. The interest distributable to holders of the senior and subordinate certificates will be reduced on a proportionate basis by any reductions in the amount of interest collectible as a result of application of the Relief Act and neither the servicers nor any other party will be required to fund any interest shortfall caused by any such reduction. Legislation granting similar loan payment relief to certain persons not covered by the Relief Act has been proposed in California and may be enacted there or in other states.

                        Description of the Certificates

General

      The Series 2002-BC4 Amortizing Residential Collateral Trust Mortgage Pass-Through Certificates (the "Certificates") will consist of the Class A, Class A-IO, Class M1, Class M2, Class M3, Class B1, Class B2, Class X and Class R Certificates. The Class A and Class A-IO Certificates are referred to herein as the "Senior Certificates;" the Class M1, Class M2, Class M3 and Class B1 Certificates are collectively referred to herein as the "Offered Subordinate Certificates;" and the Offered Subordinate Certificates, together with the Class B2, Class X and Class R Certificates, are sometimes collectively referred to herein as the "Subordinate Certificates." Only the Senior Certificates and the Offered Subordinate Certificates (collectively, the "Offered Certificates") are offered hereby. The Class A-IO Certificates are sometimes referred to herein as the "Interest-only Certificates." The Class A, Class M1, Class M2, Class M3 and Class B1 Certificates are also sometimes collectively referred to herein as the "LIBOR Certificates." The Class R Certificate is also referred to as the "Residual Certificate."

      The Certificates represent beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which consist primarily of (1) a pool (a "Mortgage Pool") of conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien residential mortgage loans, (the "Mortgage Loans"), (2) such assets as from time to time are deposited in respect of the Mortgage Loans in a certificate account maintained by the Trustee (the "Certificate Account"), (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) the primary mortgage and other insurance policies covering certain of the mortgage loans or the related mortgaged properties, (5) the rights of the Depositor under the Sale and Assignment Agreements, as described under "The Trust Agreement--Assignment of Mortgage Loans," (6) the Basis Risk Reserve Fund, as described under "Distributions of Interest--Basis Risk Shortfalls," (7) an interest rate cap agreement (the "Cap Agreement"), as described under "--Distributions of Interest--The Cap Agreement" and (8) all proceeds of the foregoing.

      Each class of Offered Certificates (other than the Class A-IO Certificates) will be issued in the respective approximate initial total principal amount (a "Class Principal Amount") specified in the table on page S-3. The Class X and Class R Certificates will be issued without principal or notional amounts or interest rates, and will be entitled only to such amounts as are described herein. The Class A-IO Certificates will be issued in an initial aggregate notional amount (the "Class Notional Amount") described under "--Distributions of Interest." The initial total Certificate Principal Amount (as defined herein) of the Offered Certificates may be increased or decreased by up to five percent to the extent that the Cut-off Date Balance of the Mortgage Loans is correspondingly increased or decreased as described under "Description of the Mortgage Pool" herein.

      The Class B2 and Class X Certificates will be entitled to monthly excess cashflow remaining after required distributions are made to the Offered Certificates. In addition, the Class B2 Certificates will be entitled to receive all prepayment premiums received in respect of the Mortgage Loans and, accordingly, such amounts will not be available for distribution to the holders of the other classes of Certificates. The Class B2, Class X and Class R Certificates will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other Classes of Certificates. The Class R Certificate evidences the residual interest in the REMICs.

      Distributions on the Certificates will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in July 2002 (each a "Distribution Date"), to Certificateholders of record on the applicable Record Date. The "Record Date" for the Offered Certificates and each Distribution Date will be the close of business on the Business Day immediately preceding such Distribution Date. A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in New York, Illinois, Colorado, Minnesota, Maryland (or, as to any Servicer, such other states as are specified in the related Servicing Agreement) are closed.

      Distributions on the Offered Certificates will be made to each registered holder entitled thereto, either (1) by check mailed to the address of such Certificateholder as it appears on the books of the Trustee (as defined herein), or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related

Record Date, of any holder of an Offered Certificate having an initial Certificate Principal Amount of not less than $2,500,000 (or in the case of the Class A-IO Certificate, a Percentage Interest in the Class Notional Amount of not less than 10%) by wire transfer (at the expense of such holder) in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined herein) of the Trustee. See "--The Trustee" herein.

      The Offered Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined herein) and for such purpose are referred to as "Book-Entry Certificates". The Class A Certificates will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess thereof. The Class A-IO Certificates will be issued in minimum denominations of $1,000,000 in Notional Amount (as defined herein) and integral multiples of $1 in excess thereof. The Offered Subordinate Certificates will be issued in minimum denominations in principal amount of $100,000 and integral multiples of $1,000 in excess thereof.

      o The "Percentage Interest" of a Certificate will be the fraction, expressed as a percentage, the numerator of which is that Certificate's Certificate Principal Amount or Notional Amount and the denominator of which is the applicable Class Principal Amount or Class Notional Amount.

      Each class of Book-Entry Certificates will be represented by one or more global certificates that equal in the aggregate the initial Class Principal Amount of the related Class registered in the name of the nominee of DTC. Structured Asset Securities Corporation (the "Depositor") has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a physical certificate representing such person's interest (a "Definitive Certificate"), except as set forth below under "--Book-Entry Registration--Definitive Certificates." Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

Book-Entry Registration

      General. Beneficial Owners will hold their Certificates through DTC in the United States, or Clearstream Banking, societe anonyme (formerly Cedelbank) (hereafter, "Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Certificateholders as that term is used in the Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

      The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

      Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

      Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

      Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Material Federal Income Tax Considerations--REMICs--Taxation of Certain Foreign Investors" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex A hereto.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to

DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

      Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of various currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

      Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations--REMICs--Taxation of Certain Foreign Investors" in the Prospectus.

      Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

      Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

      DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Offered Certificates.

      Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      None of the Depositor, Lehman Capital, the Sellers, the Master Servicer, the Securities Administrator or the Trustee (as such terms are defined herein) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Definitive Certificates. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Securities--Book-Entry Registration." Upon the occurrence of an event described in the penultimate paragraph thereunder, the Trustee is required to direct DTC to notify Participants that have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive

Certificates for their Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

Distributions of Interest

      Calculation of Interest. The amount of interest distributable on each Distribution Date in respect of each class of LIBOR Certificates and the Class A-IO Certificates will equal the sum of (1) Current Interest (as defined herein) for such class on such date and (2) any Carryforward Interest (as defined herein) for such class and for such date. Interest will accrue on the LIBOR Certificates on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period (as defined below). Interest will accrue on the Class A-IO Certificates on the basis of a 360-day year consisting of twelve 30-day months.

      o "Current Interest" with respect to any class of Offered Certificates and any Distribution Date will equal the aggregate amount of interest accrued at the applicable Interest Rate (as defined below) during the related Accrual Period on the Class Principal Amount (or Class Notional Amount, in the case of the Class A-IO Certificates) of such class immediately prior to such Distribution Date.

      o "Carryforward Interest" with respect to any class of Offered Certificates and any Distribution Date will equal the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

      o The "Accrual Period" applicable to the Offered Certificates with respect to each Distribution Date will be the period beginning on the immediately preceding Distribution Date (or on June 25, 2002, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

      The "Interest Rates" for each class of LIBOR Certificates and the Class A-IO Certificates will be the applicable annual rates described below:

      o Class A Certificates: the lesser of (i) LIBOR plus 0.29% (the "A Spread") and (ii) the Net Funds Cap (as defined below).

      o Class A-IO Certificates: a fixed interest rate of 6.00% per annum for each Accrual Period related to a Distribution Date on or prior to the Distribution Date in June 2004. Thereafter, the Class A-IO Certificates will not accrue interest and will not be entitled to any interest payments.

      o Class M1 Certificates: the lesser of (i) LIBOR plus 0.70% (the "M1 Spread") and (ii) the Net Funds Cap.

      o Class M2 Certificates: the lesser of (i) LIBOR plus 1.15% (the "M2 Spread") and (ii) the Net Funds Cap.

      o Class M3 Certificates: the lesser of (i) LIBOR plus 1.90% (the "M3 Spread") and (ii) the Net Funds Cap.

      o Class B1 Certificates: the lesser of (i) LIBOR plus 2.25% (the "B1 Spread") and (ii) the Net Funds Cap.

      If the option to purchase the Mortgage Loans is not exercised by the Master Servicer, as described under "--Optional Purchase of Mortgage Loans" herein, then with respect to the next following Distribution Date and each succeeding Distribution Date thereafter, the A Spread will be increased to 0.58%, the M1 Spread will be increased to 1.05%, the M2 Spread will be increased to 1.725%, the M3 Spread will be increased to 2.85% and the B1 Spread will be increased to 3.375%.

Definitions Relating to Interest Payment Priorities.

      o The "Class Principal Amount" is the aggregate of the Certificate Principal Amounts of all certificates of a class.

      o The "Certificate Principal Amount" of any LIBOR Certificate as of any Distribution Date will be its Certificate Principal Amount as of July 2, 2002 (the "Closing Date") as reduced by all amounts previously distributed on that Certificate in respect of principal prior to such Distribution Date, and in the case of any Offered Subordinate Certificate, as reduced by any Applied Loss Amount (as defined at "Credit Enhancement--Application of Realized Losses") previously allocated thereto.

      o The "Notional Amount" of each Class A-IO Certificate as of any Distribution Date will equal that Certificate's Percentage Interest of the Class Notional Amount of the Class A-IO Certificates for that date.

      o The "Class Notional Amount" of the Class A-IO Certificates for any Distribution Date will be the lesser of (x) the Pool Balance as of the immediately preceding Distribution Date (or as of the Cut-off Date in the case of the first Distribution Date) and (y) the following amounts:

            o for any Distribution Date falling within the period July 2002 through December 2002 the Class Notional Amount will equal approximately $219,480,381;

            o for any Distribution Date falling within the period January 2003 through June 2003 the Class Notional Amount will equal approximately $179,574,857;

            o for any Distribution Date falling within the period July 2003 through December 2003 the Class Notional Amount will equal approximately $139,669,334; and

            o for any Distribution Date falling within the period January 2004 through June 2004 the Class Notional Amount will equal approximately $79,811,048; and thereafter the Class Notional Amount will equal zero.

      o The "Net Funds Cap" with respect to each Distribution Date will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount (as defined below) for such date and (2) 12, and the denominator of which is the Pool Balance (as defined below) for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

      o The "Optimal Interest Remittance Amount" with respect to each Distribution Date will be equal to the amount, if any, by which (1) the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans as of the first day of the related Collection Period (as defined at "--Distributions of Principal" below) divided by (y) 12 and (B) the Pool Balance for the immediately preceding Distribution Date exceeds (2)(A) in the case of the first 24 Distribution Dates only, an amount equal to the product of (x) 0.50% and (y) the Class Notional Amount of the Class A-IO Certificates immediately before such Distribution Date and (B) thereafter, zero.

      o The "Net Mortgage Rate" for any Mortgage Loan at any time equals the Mortgage Rate thereof minus the Aggregate Expense Rate.

      o The "Aggregate Expense Rate" for any Mortgage Loan equals the sum of the Servicing Fee Rate (as described at "Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses" below), the Securities Administration Fee Rate (which includes the annual fee paid to the Trustee) (as described at "-- The Securities Administrator" below) and the applicable Insurance Fee Rate (as described at "Description of the Mortgage Pool--General" below).

      o The "Mortgage Rate" for any Mortgage Loan is its applicable interest rate as determined in the related mortgage note as reduced by any application of the Soldiers' and Sailors' Relief Act.

      o The "Pool Balance" as of any date of determination will be equal to the aggregate of the Scheduled Principal Balances (as defined at "--Distributions of Principal") of the Mortgage Loans as of such date.

      Basis Risk Shortfalls. With respect to each Distribution Date and any class of LIBOR Certificates, to the extent that (a) the amount calculated under clause (i) of the definition of "Interest Rate" for such class exceeds (b) the Net Funds Cap (such excess, a "Basis Risk Shortfall"), such class will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall (as defined below) with interest thereon at the applicable interest rate (calculated without regard to the Net Funds Cap) before the holders of the Class B2, Class X and Class R Certificates are entitled to any distributions. Such class of LIBOR Certificates will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from both (i) Monthly Excess Cashflow (as described below) and (ii) any amounts received under the Cap Agreement for the related Distribution Date, each treated as paid from and to the extent such funds are on deposit in a reserve fund (the "Basis Risk Reserve Fund"). See "--Distributions of Interest--The Cap Agreement" and "--Credit Enhancement--Application of Monthly Excess Cashflow" below. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (i) an initial deposit of $1,000 by Lehman Capital, (ii) any amounts received from the Cap Provider under the Cap Agreement and (iii) certain amounts that would otherwise be distributed to the Class B2 and Class X Certificates. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of LIBOR Certificates in respect of any Distribution Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate (as defined below) exceeds (y) the amount payable at the Net Funds Cap.

      o The "Unpaid Basis Risk Shortfall" for any class of LIBOR Certificates on any Distribution Date will equal the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the Net Funds Cap, but limited to a rate no greater than the Maximum Interest Rate.

      o The "Maximum Interest Rate" with respect to any Distribution Date will be an annual rate equal to the product of (x) the amount, if any, by which (1) the weighted average of the maximum lifetime Mortgage Rates specified in the related mortgage notes for the Mortgage Loan exceeds (2)(I) in the case of the first 24 Distribution Dates only, the sum of the (A) Aggregate Expense Rate and (B) the product of (x) 6.00% and (y) a fraction, the numerator of which is the Class Notional Amount of the Class A-IO Certificates and the denominator of which is the Pool Balance for that Distribution Date and (II) thereafter, the Aggregate Expense Rate and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

      o The amount of Monthly Excess Cashflow distributable with respect to the Class B2 and Class X Certificates on any Distribution Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, received under the Cap Agreement or otherwise deposited into the Basis Risk Reserve Fund. The "Basis Risk Payment" for any Distribution Date will be the sum of (1) any Basis Risk Shortfall for such Distribution Date, (2) any Unpaid Basis Risk Shortfall for such Distribution Date, and (3) any Required Reserve Fund Deposit (as specified in the Trust Agreement) for such Distribution Date, less any amounts received by the Trust Fund pursuant to the Cap Agreement. The amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount of Monthly Excess Cash Flow otherwise distributable in respect of the Class B2 and Class X Certificates.

      The Cap Agreement. The Trustee, not individually, but solely in its capacity as Trustee of the Trust Fund, has entered into an interest rate cap agreement (the "Cap Agreement") with Lehman Brothers Special Financing Inc. (the "Counterparty"), an affiliate of the Sellers, the Depositor and the Underwriter.

      Under the terms of the Cap Agreement, in exchange for a fixed payment made by Lehman Brothers Inc. on behalf of the Trust on the Closing Date, the Counterparty is obligated to pay to the Trust Fund at least one Business Day prior to each Distribution Date, commencing with the Distribution Date falling in August 2002 and ending with the Distribution Date falling in April 2004, one month's interest calculated at an annual rate equal to the excess, if any, of LIBOR (as defined at "--Determination of LIBOR below) over 1.84% (the "Strike Rate") on a calculated notional amount equal to approximately $656,146,036.16 on the Closing Date. The initial notional amount will decline each month to an amount equal to the lesser of (i) the aggregate of the Class Principal Amounts of the LIBOR Certificates and (ii) the amount set forth below, for the specified date, as follows:

                                                               Current
      Cap Payment Date                                     Notional Amount
      ----------------                                     ----------------
      August 23, 2002 ..........................           $656,146,036.16
      September 24, 2002 .......................            650,694,448.26
      October 24, 2002 .........................            644,417,118.44
      November 22, 2002 ........................            637,320,503.38
      December 24, 2002 ........................            629,408,322.84
      January 24, 2003 .........................            620,700,097.17
      February 24, 2003 ........................            611,213,303.54
      March 24, 2003 ...........................            600,961,817.09
      April 24, 2003 ...........................            589,979,507.77
      May 23, 2003 .............................            578,469,077.83
      June 24, 2003 ............................            566,568,423.45
      July 24, 2003 ............................            554,839,215.42
      August 22, 2003 ..........................            543,356,961.11
      September 24, 2003 .......................            532,116,246.64
      October 24, 2003 .........................            521,111,784.06
      November 24, 2003 ........................            510,338,406.39
      December 24, 2003 ........................            499,791,290.33
      January 23, 2004 .........................            489,465,262.36
      February 24, 2004 ........................            479,355,506.19
      March 24, 2004 ...........................            469,423,782.38
      April 23, 2004 ...........................            459,702,935.32

      The Cap Agreement will terminate after the Distribution Date falling in April 2004.

      It is intended that payments under the Cap Agreement provide protection against upward movements in LIBOR and diminish the basis risk to the LIBOR Certificates associated with the Trust Fund's investment in certain hybrid delayed adjustment date Adjustable Rate Mortgage Loans and Fixed Rate Mortgage Loans. See "Description of the Mortgage Pool--General" and "--Adjustable Rate Mortgage Loans." However, there can be no assurance that amounts payable to the Trust Fund under the Cap Agreement will be sufficient to cover such shortfalls. On each Distribution Date, the Trustee will deposit any amount received under the Cap Agreement in the Basis Risk Reserve Fund and will then withdraw such amounts from the Basis Risk Reserve Fund for distribution to holders of the LIBOR Certificates in accordance with priority (3) set forth at "Credit Enhancement--Application of Monthly Excess Cashflow." If such deposit to the Basis Risk Reserve Fund is insufficient to cover the total amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall, the only other source of coverage will be the Monthly Excess Interest, if any, that would otherwise be payable to the Class B2 and Class X Certificates.

      The obligations of the Counterparty will be guaranteed by Lehman Brothers Holdings Inc. (the "Cap Guarantor") which is, as of the Closing Date, rated "A" by Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), "A+" by Fitch Ratings ("Fitch Ratings") and "A2" by Moody's Investors Service, Inc. ("Moody's"), there can be no assurance that such ratings will be maintained.

      The Cap Agreement is terminable by the Trust Fund or the Counterparty following the occurrence of certain specified events of default, including failure of the Counterparty to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Swap Agreement (Multi-Cross-Border).

      Interest Payment Priorities. On each Distribution Date, the Interest Remittance Amount (as defined below) for such date will be distributed in the following order of priority:

            (i) concurrently to the Class A Certificates and the Class A-IO Certificates, Current Interest for such class and any Carryforward Interest for such Distribution Date;

            (ii) to the Class M1 Certificates, Current Interest for such class and any Carryforward Interest for such Distribution Date;

            (iii) to the Class M2 Certificates, Current Interest for such class and any Carryforward Interest for such Distribution Date;

            (iv) to the Class M3 Certificates, Current Interest for such class and any Carryforward Interest for such Distribution Date;

            (v) to the Class B1 Certificates, Current Interest for such class and any Carryforward Interest for such Distribution Date;

            (vi) to the Credit Risk Manager, the Credit Risk Manager's Fee as described at "Servicing of the Mortgage Loans--The Credit Risk Manager;"

            (vii) to the Trustee and the Master Servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Trust Agreement; and

            (viii) for application as part of Monthly Excess Cashflow for such Distribution Date, as described at "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any such Interest Remittance Amount remaining after application pursuant to clauses (i) through (vii) (such amount, the "Monthly Excess Interest" for such Distribution Date).

      The "Interest Remittance Amount" with respect to any Distribution Date will equal (a) the sum of (1) all interest collected (other than Payaheads (as defined herein)) or advanced in respect of Scheduled Payments (as defined herein) on the Mortgage Loans during the related Collection Period (as defined herein) by the Servicers, the Master Servicer or the Trustee, minus (x) the Servicing Fee and the Securities Administration Fee with respect to such Mortgage Loans, (y) previously unreimbursed Advances (as defined at "Servicing of the Mortgage Loans--Advances") and other amounts due to the Master Servicer, the Servicers, the Securities Administrator or the Trustee with respect to the Mortgage Loans, to the extent allocable to interest and previously unreimbursed Servicing Advances and (z) certain primary mortgage insurance premiums paid with respect to certain of the Mortgage Loans (and certain state taxes imposed on such premiums) as described at "Description of the Mortgage Pool --General", (2) all Compensating Interest (as defined herein) paid by the Master Servicer or the Servicers with respect to the Mortgage Loans with respect to the related Prepayment Period (as defined herein), (3) the portion of any Purchase Price (as defined herein) or Substitution Amount (as defined herein) paid with respect to the Mortgage Loans during the related Prepayment Period allocable to interest, and (4) all Net Liquidation Proceeds (as defined herein), Insurance Proceeds (as defined herein) and any other recoveries collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced by (b) other costs, expenses or liabilities reimbursable to the Master Servicer or the Securities Administrator to the extent provided in the Trust Agreement.

      o A "Payahead" is generally any Scheduled Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

      o The "Substitution Amount" will be generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from the Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon, and any unpaid Advances or Servicing Advances, unpaid Servicing Fees, and related interest.

      Prepayment Interest Shortfalls. When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Prepayments in full or in part are generally applied as of the date of receipt. Full or partial prepayments (or proceeds of other liquidations) received in any Prepayment Period will be distributed to holders of the Offered Certificates on the Distribution Date following that Prepayment Period. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, a shortfall in the amount available to make distributions of interest on the Certificates could result. The amount by which one month's interest at the Mortgage Rate (as reduced by the Servicing Fee
Rate) on a Mortgage Loan as to which a voluntary prepayment has been made exceeds the amount of interest actually received in connection with such prepayment is a "Prepayment Interest Shortfall."

      With respect to prepayments in full and in part, each Servicer will be obligated to fund any resulting Prepayment Interest Shortfalls (such payment obligation being limited to the aggregate of the Servicing Fees received on the Mortgage Loans serviced by it for the applicable Distribution Date). The Master Servicer is obligated to reduce its Master Servicing compensation for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by a Servicer. See "Servicing of the Mortgage Loans--Prepayment Interest Shortfalls" herein. Any such payment by a Servicer or the Master Servicer is referred to herein as "Compensating Interest." Any Prepayment Interest Shortfalls not funded by a Servicer or the Master Servicer ("Net Prepayment Interest Shortfalls") will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.

Determination of LIBOR

      On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period (each such date, a "LIBOR Determination Date"), the Securities Administrator will determine LIBOR based on the "Interest Settlement Rate" for U.S. dollar deposits of one-month maturity set by the British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the LIBOR Determination Date ("LIBOR").

      The BBA's Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S. dollars, the "Designated Telerate Page"). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's Interest Settlement Rates currently are rounded to five decimal places.

      A "LIBOR Business Day" is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

      With respect to any LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Securities Administrator will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate. The Securities Administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the Trust Fund's expense) that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

      The establishment of LIBOR on each LIBOR Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Distributions of Principal

      General Definitions. Distributions of principal on the Offered Certificates (other than Class A-IO Certificates) will be made from the Principal Distribution Amount and from Monthly Excess Cashflow, to the extent of such excess available funds, as described at "--Credit Enhancement--Application of Monthly Excess Cashflow" below.

      o The "Principal Distribution Amount" for any Distribution Date will be equal to the Principal Remittance Amount for such date minus the Aggregate Overcollateralization Release Amount (as defined at "Definitions Relating to Principal Payment Priorities" below), if any, for such Distribution Date.

      o The "Principal Remittance Amount" for any Distribution Date will be equal to (a) the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period by the related Servicer or the Master Servicer (less unreimbursed Advances due to the Master Servicer, any Servicer or the Trustee with respect to such Mortgage Loans, to the extent allocable to principal), (2) all prepayments in full or in part received on the Mortgage Loans during the related Prepayment Period, (3) the outstanding principal balance of each Mortgage Loan that was repurchased by the Seller during the related Prepayment Period, (4) the principal portion of any Substitution Amount paid with respect to any replaced Mortgage Loans during the related Prepayment Period allocable to principal, and (5) all Net Liquidation Proceeds, Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to principal, minus (b) any other costs, expenses or liabilities reimbursable to the Master Servicer, a Servicer, the Securities Administrator or the Trustee from the Interest Remittance Amount described in clause (b) of the definition thereof and not reimbursed therefrom or otherwise.

      o The "Collection Period" with respect to any Distribution Date is the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

      o "Insurance Proceeds" means any amounts paid by an insurer under a primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Loans or related mortgaged properties other than amounts to cover expenses incurred by a Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related mortgaged property or to be paid to the borrower pursuant to the mortgage note or state law.

      o "Net Liquidation Proceeds" means all amounts, net of (1) unreimbursed expenses and (2) unreimbursed Advances and Servicing Advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

      o The "Prepayment Period" with respect to each Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

      o A "Scheduled Payment" is the monthly scheduled payment of interest and principal specified in the related mortgage note for the Mortgage Loan.

      o The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination will be generally equal to its outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before such date, whether or not received, reduced by (i) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Collection Period immediately preceding such date of determination.

      Principal Payment Priorities. The Principal Distribution Amount will be distributed on each Distribution Date as follows:

      I. On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, until the aggregate Certificate Principal Amount of the Class A, Class M1, Class M2, Class M3 and Class B1 Certificates equals the Target Amount for such Distribution Date, the Principal Distribution Amount will be distributed in the following order of priority:

            (i) to the Class A Certificates, until the Class Principal Amount of such class has been reduced to zero;

            (ii) to the Class M1 Certificates, until the Class Principal Amount of such class has been reduced to zero;

            (iii) to the Class M2 Certificates, until the Class Principal Amount of such class has been reduced to zero;

            (iv) to the Class M3 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

            (v) to the Class B1 Certificates, until the Class Principal Amount of such class has been reduced to zero; and

            (vi) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any such Principal Distribution Amount remaining after application pursuant to clauses (i) through (v) above.

      On each Distribution Date prior to the Stepdown Date or with respect to which a Trigger Event is in effect, once the aggregate Certificate Principal Amount of the Class A, Class M1, Class M2, Class M3 and Class B Certificates equal the Target Amount for such Distribution Date, the remaining Principal Distribution Amount will be distributed as part of Monthly Excess Cashflow for such Distribution Date, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" below.

      II. On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Distribution Amount will be distributed in the following order of priority:

            (i) so long as the Class M1, Class M2, Class M3 or Class B1 Certificates are outstanding, to the Class A Certificates, an amount equal to the lesser of (x) the Principal Distribution Amount for such Distribution Date and (y) the Senior Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero; otherwise to the Class A Certificates, the Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

            (ii) to the Class M1 Certificates, an amount equal to the lesser of
      (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class A Certificates on such Distribution Date pursuant to clause (i) above, and
      (y) the M1 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

            (iii) to the Class M2 Certificates, an amount equal to the lesser of
      (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class A and Class M1 Certificates on such Distribution Date pursuant to clauses (i) and (ii) above, respectively, and (y) the M2 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

            (iv) to the Class M3 Certificates, an amount equal to the lesser of
      (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class A, Class M1 and Class M2 Certificates on such Distribution Date pursuant to clauses
      (i), (ii) and (iii) above, respectively, and (y) the M3 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

            (v) to the Class B1 Certificates, an amount equal to the lesser of
      (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class A, Class M1, Class M2 and Class M3 Certificates on such Distribution Date pursuant to clauses (i), (ii), (iii) and (iv) above, respectively, and (y) the B Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero; and

            (vi) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any such Principal Distribution Amount remaining after application pursuant to clauses (i) through (v) above.

      Notwithstanding the foregoing, on any Distribution Date on which the Class Principal Amount of each class of Offered Certificates having a higher priority of distribution has been reduced to zero, any remaining Principal Distribution Amount will be distributed to the remaining Offered Certificates, in the order of priority set forth above, until the Class Principal Amount of each such class has been reduced to zero.

      Definitions Relating to Principal Payment Priorities.

      o The "Target Amount" for any Distribution Date will be equal to the Pool Balance as of such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date.

      o A "Trigger Event" is in effect with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 41.00% of the Senior Enhancement Percentage for such Distribution Date.

      o The "Rolling Three Month Delinquency Rate" with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

            o The "Delinquency Rate" for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Pool Balance as of the close of business on the last day of such month.

      o The "Stepdown Date" is the later to occur of (x) the Distribution Date in July 2005 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to distributions on any Certificates on such Distribution Date) is greater than or equal to approximately 37.00%.

      o The "Senior Principal Distribution Amount" for any Distribution Date will be equal to (a) prior to the Stepdown Date or if a Trigger Event is in effect with respect to such Distribution Date, 100% of the Principal Distribution Amount and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date the amount, if any, by which (x) the aggregate Class Principal Amount of the Class A Certificates immediately prior to that Distribution Date exceeds (y) the Senior Target Amount (as defined below).

      o The "M1 Principal Distribution Amount" for any Distribution Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the Class Principal Amount of the Class A Certificates after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M1 Certificates immediately prior to such Distribution Date exceeds (y) the M1 Target Amount (as defined below).

      o The "M2 Principal Distribution Amount" for any Distribution Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class A and

            Class M1 Certificates, in each case, after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M2 Certificates immediately prior to such Distribution Date exceeds (y) the M2 Target Amount (as defined below).

      o The "M3 Principal Distribution Amount" for any Distribution Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class A, Class M1 and Class M2 Certificates, in each case, after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M3 Certificates immediately prior to such Distribution Date exceeds (y) the M3 Target Amount (as defined below).

      o The "B1 Principal Distribution Amount" for any Distribution Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class A, Class M1, Class M2 and Class M3 Certificates, in each case, after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class B1 Certificates immediately prior to such Distribution Date exceeds (y) the B1 Target Amount (as defined below).

      o The "Overcollateralization Amount" with respect to any Distribution Date will be equal to the amount, if any, by which (x) the Pool Balance for such Distribution Date exceeds (y) the aggregate Class Principal Amounts of the Class A, Class M1, Class M2, Class M3 and Class B1 Certificates after giving effect to distributions on such Distribution Date.

      o The "Overcollateralization Deficiency" with respect to any Distribution Date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the Certificate Principal Amounts of the Offered Certificates resulting from the distribution of the Principal Remittance Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

      o The "Aggregate Overcollateralization Release Amount" with respect to any Distribution Date will be equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Certificate Principal Amounts of the Offered Certificates) exceeds
            (2) the Targeted Overcollateralization Amount for such date.

      o The "Senior Enhancement Percentage" with respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amounts of the Offered Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero) and the denominator of which is the Pool Balance for such Distribution Date, in each case after giving effect to distributions on such Distribution Date.

      o The "Targeted Overcollateralization Amount" with respect to any Distribution Date (x) prior to the Stepdown Date, will be equal to approximately $4,324,064, (y) on or after the Stepdown Date and provided a Trigger Event is not in effect, will be equal to the greater of (1) approximately 0.50% of the Cut-off Date Balance and
            (2) the lesser of (i) approximately 0.65% of the Cut-off Date Balance and (ii) approximately 1.30% of the Pool Balance after giving effect to distributions on such Distribution Date, and (z) on or after the Stepdown Date and provided a Trigger Event is in effect, will be equal to the Targeted Overcollaterization Amount for the immediately preceding Distribution Date.

      o The "Senior Target Amount" for any Distribution Date will be equal to the lesser of (a) the product of (i) approximately 63.00% and
            (ii) the Pool Balance for such Distribution Date and (b) the amount, if any, by which (i) the Pool Balance for such Distribution Date exceeds (ii) approximately $3,325,460.

      o The "M1 Target Amount" for any Distribution Date will be equal to the lesser of (a) the product of (i) approximately 75.00% and (ii) the Pool Balance for such Distribution Date and (b) the amount, if any, by which (i) the Pool Balance for such Distribution Date exceeds (ii) approximately $3,325,460.

      o The "M2 Target Amount" for any Distribution Date will be equal to the lesser of (a) the product of (i) approximately 86.00% and (ii) the Pool Balance for such Distribution Date and (b) the amount, if any, by which (i) the Pool Balance for such Distribution Date exceeds (ii) approximately $3,325,460.

      o The "M3 Target Amount" for any Distribution Date will be equal to the lesser of (a) the product of (i) approximately 95.00% and (ii) the Pool Balance for such Distribution Date and (b) the amount, if any, by which (i) the Pool Balance for such Distribution Date exceeds (ii) approximately $3,325,460.

      o The "B1 Target Amount" for any Distribution Date will be equal to the lesser of (a) the product of (i) approximately 98.70% and (ii) the Pool Balance for such Distribution Date and (b) the amount, if any, by which (i) the Pool Balance for such Distribution Date exceeds (ii) approximately $3,325,460.

Credit Enhancement

      Credit enhancement for the Offered Certificates consists of, in addition the subordination of the Subordinate Certificates, the priority of application of Realized Losses (as defined herein), excess interest and overcollateralization, in each case as described herein.

      Subordination. The rights of holders of the Offered Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Offered Certificates having a higher priority of distribution, as described under "--Distributions of Interest" and "--Distributions of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of Offered Certificates having a higher priority of distribution of the full amount of interest and principal distributable thereon, and to afford such Certificateholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

      The limited protection afforded to holders of Class A, Class M1, Class M2, Class M3 and Class B1 Certificates by means of the subordination of Subordinate Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of Offered Certificates to receive, prior to any distribution in respect of interest or principal, respectively, being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on such Distribution Date.

      Application of Realized Losses. If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Collection Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of that Mortgage Loan. The amount of such insufficiency is a "Realized Loss." Realized Losses on Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the Class X and Class B2 Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date); second, the Class B1 Certificates; third, the Class M3 Certificates; fourth, the Class M2 Certificates; and fifth, the Class M1 Certificates, before reducing amounts distributable in respect of the Senior Certificates. A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which a Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

      To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance, and thus may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates.

      If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, the total Certificate Principal Amount of the Offered Certificates exceeds the Pool Balance for such Distribution Date (such excess, an "Applied Loss Amount"), the Certificate Principal Amounts of the Offered Subordinate Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class B1 Certificates, until their Class Principal Amount has been reduced to zero; second, the Class M3 Certificates, until their Class Principal Amount has been reduced to zero; third, the Class M2 Certificates, until their Class Principal Amount has been reduced to zero; and fourth, the Class M1 Certificates, until their Class Principal Amount has been reduced to zero. The Certificate Principal Amounts of the Class A Certificates will not be reduced by allocation of Applied Loss Amounts.

      Holders of Offered Subordinate Certificates will not receive any distributions in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.

      Excess Interest. The Mortgage Loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Offered Certificates and the fees and expenses of the Servicers, the Master Servicer, the Trustee, the Securities Administrator, and the Loss Mitigation Advisor. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses (as defined below at "--Application of Realized Losses") on the Mortgage Loans and to achieve and maintain overcollateralization at the required levels.

      Overcollateralization. The Pool Balance as of the Cut-off Date will exceed the initial aggregate Class Principal Amount of the Offered Certificates by approximately $4,324,064, which represents approximately 0.65% of the Cut-off Date Balance. The weighted average of the Net Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, higher than the weighted average interest rate on the Offered Certificates. As described below, the application of interest collections as distributions of principal will cause the aggregate Certificate Principal Amounts of the Offered Certificates to amortize more rapidly than the Pool Balance, thus maintaining overcollaterization (i.e., the excess of the Pool Balance over the aggregate Class Principal Amount of the Offered Certificates). However, Realized Losses with respect to Mortgage Loans will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

      As described herein, on and after the applicable Stepdown Date, to the extent that the Overcollateralization Amount exceeds the related Targeted Overcollateralization Amount, a portion of the Principal Distribution Amount will not be applied in reduction of the Certificate Principal Amounts of the Offered Certificates, but will instead be applied as described below.

      Application of Monthly Excess Cashflow. The sum of Monthly Excess Interest for a Distribution Date (see "--Distributions of Interest--Interest Payment Priorities") and the Aggregate Overcollateralization Release Amount for such date will constitute the "Monthly Excess Cashflow" for such Distribution Date, which will, on each Distribution Date (except as noted in (1) below), be distributed in the following order of priority:

            (1) For each Distribution Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect, then until the aggregate Certificate Principal Amount equals the Pool Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date, in the following order of priority:

                  (a) to the Class A Certificates, in reduction of their Class
            Principal Amounts, until the Class Principal Amount of such class has been reduced to zero;

                  (b) to the Class M1 Certificates, in reduction of their Class
            Principal Amounts, until the Class Principal Amount of such class has been reduced to zero;

                  (c) to the Class M2 Certificates, in reduction of their Class
            Principal Amounts, until the Class Principal Amount of such class has been reduced to zero;

                  (d) to the Class M3 Certificates, in reduction of their Class
            Principal Amounts, until the Class Principal Amount of such class has been reduced to zero; and

                  (e) to the Class B1 Certificates, in reduction of their Class
            Principal Amounts, until the Class Principal Amount of such class has been reduced to zero;

            (2) for each Distribution Date occurring after the Stepdown Date and for which a Trigger Event is not in effect, in the following order of priority:

                  (a) to the Class A Certificates, in reduction of their Class
            Principal Amount, until the aggregate Class Principal Amount of the Senior Certificates, after giving effect to distributions on such Distribution Date, equals the Senior Target Amount;

                  (b) to the Class M1 Certificates, in reduction of their Class
            Principal Amount, until the aggregate Class Principal Amount of the Class A and Class M1 Certificates, after giving effect to distributions on such Distribution Date, equals the M1 Target Amount;

                  (c) to the Class M2 Certificates, in reduction of their Class
            Principal Amount, until the aggregate Class Principal Amount of the Class A, Class M1 and Class M2 Certificates, after giving effect to distributions on such Distribution Date, equals the M2 Target Amount;

                  (d) to the Class M3 Certificates, in reduction of their Class
            Principal Amount, until the aggregate Class Principal Amount of the Class A, Class M1, Class M2 and Class M3 Certificates, after giving effect to distributions on such Distribution Date, equals the M3 Target Amount; and

                  (e) to the Class B1 Certificates, in reduction of their Class
            Principal Amount, until the aggregate Class Principal Amount of the Class A, Class M1, Class M2, Class M3 and Class B1 Certificates, after giving effect to distributions on such Distribution Date, equals the B1 Target Amount;

            (3) to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in the following order of priority:

                  (a) to the Class A Certificates, any applicable Basis Risk
            Shortfall and Unpaid Basis Risk Shortfall for such class and such Distribution Date;

                  (b) to the Class M1 Certificates, any applicable Basis Risk
            Shortfall and Unpaid Basis Risk Shortfall for such class and for such Distribution Date;

                  (c) to the Class M2 Certificates, any applicable Basis Risk
            Shortfall and Unpaid Basis Risk Shortfall for such class and for such Distribution Date;

                  (d) to the Class M3 Certificates, any applicable Basis Risk
            Shortfall and Unpaid Basis Risk Shortfall for such class and for such Distribution Date;

                  (e) to the Class B1 Certificates, any applicable Basis Risk
            Shortfall and Unpaid Basis Risk Shortfall for such class and for such Distribution Date; and

                  (f) for addition to amounts distributable pursuant to priority
            (8) and priority (9) below, to the Class B2 and Class X Certificates, respectively, in respect of principal and interest for such classes, any amounts remaining in the Basis Risk Reserve Fund in excess of amounts required to be on deposit therein after satisfying priorities 3(a) through (e) for that Distribution Date;

            (4) to the Class M1 Certificates, any Deferred Amount (as defined below) for such class and such date;

            (5) to the Class M2 Certificates, any Deferred Amount for such class and such date;

            (6) to the Class M3 Certificates, any Deferred Amount for such class and such date;

            (7) to the Class B1 Certificates, any Deferred Amount for such class and such date;

            (8) to the Class B2 Certificates, in respect of principal and interest for such class, the amount distributable thereon as specified in the Trust Agreement;

            (9) to the Class X Certificate, the amount distributable thereon under the Trust Agreement; and

            (10) to the Class R Certificate, any remaining amount.

      With respect to each Distribution Date, the "Deferred Amount" for each class of Offered Subordinate Certificates will be equal to the amount by which
(x) the aggregate of Applied Loss Amounts (as defined at "--Application of Realized Losses") previously applied in reduction of the Class Principal Amount thereof exceeds (y) the aggregate of amounts previously distributed in reimbursement thereof.

Final Scheduled Distribution Date

      The Final Scheduled Distribution Date for the LIBOR Certificates has been determined to be July 2032 based upon the second Distribution Date after the date of the last Scheduled Payment of the latest maturity Mortgage Loan. The Final Scheduled Distribution Date for the Class A-IO Certificates occurs in June 2004. As to each class, the actual final Distribution Date may be earlier or later (other than the Class A-IO Certificates), and could be substantially earlier, than such class's Final Scheduled Distribution Date.

Optional Purchase of Mortgage Loans

      On any Distribution Date following the month in which the Pool Balance is less than 5% of the Cut-off Date Balance (such date the "Initial Purchase Date"), the Master Servicer will, with the prior written consent of Lehman Capital (which consent shall not be unreasonably withheld), have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund for a price equal to the sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate and (b) the fair market value of all other property being purchased (the "Purchase Price"). If such option is exercised, the Trust Fund will be terminated (such event, an "Optional Termination"). If the Master Servicer fails to exercise such option on the Initial Purchase Date, the applicable Spread of each class of LIBOR Certificates will be increased as described under "--Distributions of Interest" herein.

The Trustee

      Bank One, National Association will be the trustee (the "Trustee") under the Trust Agreement. The Trustee will be paid a fixed annual fee as separately agreed between the Trustee and the Securities Administrator. The Trustee will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. The Trustee's "Corporate Trust Office" for purposes of presentment and surrender of the Offered Certificates for the final distribution thereon is located at 1 Bank One Plaza, Suite IL1-C126, Chicago, Illinois 60670-0126, Attention: Global Corporate Trust Services, or any other address that the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Securities Administrator and the Master Servicer.

The Securities Administrator

      Wells Fargo Bank Minnesota, National Association will serve as the securities administrator (the "Securities Administrator") under the Trust Agreement and, as such, will be responsible for preparing certain investor reports, including the monthly distribution date statement to Certificateholders, providing all necessary tax reports to Certificateholders related to their investment, preparing and filing the Trust's tax information returns, UCC continuation statements and required periodic reports with the Securities and Exchange Commission. The Securities Administrator will make the distribution date statement available each month to Certificateholders. The Securities Administrator will be paid a monthly fee (the "Securities Administration Fee") with respect to each Mortgage Loan calculated as 0.005% annually (the "Securities Administration Fee Rate") of the outstanding principal balance of each Mortgage Loan as of the first day of the related Collection Period.

                        Description of the Mortgage Pool

General

      Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein is derived solely from the characteristics of the Mortgage Loans as of the Cut-off Date. Whenever reference is made herein to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date (the "Cut-off Date Balance").

      On the Closing Date, the Mortgage Loans will primarily consist of approximately 4,634 conventional, adjustable and fixed rate, fully-amortizing and balloon, first and second lien residential Mortgage Loans, substantially all of which have original terms to maturity from the first due date of the Scheduled Payment of not more than 30 years, and which have a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $665,092,064.

      Approximately 40.28%, 35.83%, and 20.08% respectively, of the Mortgage Loans were acquired by either Lehman Capital, A Division of Lehman Brothers Holdings Inc. ("Lehman Capital") or Lehman Brothers Bank, FSB (the "Bank" and together with Lehman Capital, the "Sellers") from Wells Fargo Home Mortgage, Inc. ("Wells Fargo"), Finance America, LLC ("Finance America") and BNC Mortgage, Inc. ("BNC"). Other originators of the Mortgage Loans include various banks, savings and loan and other mortgage lending institutions. The underwriting guidelines generally applied by Wells Fargo, Finance America and BNC in originating the Mortgage Loans are described at "Underwriting Guidelines" below. The Sellers believe that the underwriting guidelines applied by the other originators of the Mortgage Loans do not materially differ from the summary descriptions included herein at "Underwriting Guidelines." Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard. The Mortgage Loans will be acquired by the Depositor from the Sellers and the Depositor will, in turn, convey such Mortgage Loans to the Trust Fund. See "The Trust Agreement--Assignment of Mortgage Loans."

      Approximately 1,461 (or 28.15%) of the Mortgage Loans in the Trust Fund are Fixed Rate Mortgage Loans and approximately 3,173 (or 71.85%) are Adjustable Rate Mortgage Loans, as described in more detail under "Adjustable Rate Mortgage Loans" below. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

      Approximately 4,606 (or 99.87%) of the Mortgage Loans are secured by first mortgages ("First Lien Mortgage Loans") and approximately 28 (or 0.13%) are secured by second mortgages ("Second Lien Mortgage Loans") or deeds of trust or similar security instruments on residential properties consisting of one-to-four family dwelling units, townhouses, row houses, individual condominium units, manufactured housing or individual units in planned unit developments.

      Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building. See "Description of Mortgage and Other Insurance--Hazard Insurance on the Loans" in the Prospectus.

      In the case of those Mortgage Loans which are First Lien Mortgage Loans, approximately 42.37% of those Mortgage Loans have original Loan-to-Value Ratios in excess of 80%. The "Loan-to-Value Ratio" of a Mortgage Loan at any time is the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification. In the case of those Mortgage Loans which are Second Lien Mortgage Loans, all of the related Mortgage Properties have Combined Loan-to-Value Ratios no greater than 95.00%.

Generally, the "Combined Loan-to-Value Ratio" of a Mortgage Loan at any time is calculated as the ratio of the principal balance of such Mortgage Loan at the date of determination, plus the principal balance of each mortgage loan senior thereto based upon the most recent information available to the Sellers, to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale, or (b) in the case of a refinance or modification, the appraised value of the mortgaged property at the time of such refinance or modification.

      All of the Mortgage Loans that are Adjustable Rate Mortgage Loans and approximately 79.83% of the Mortgage Loans that are Fixed Rate Mortgage Loans are fully amortizing. However, approximately 20.17% of such Fixed Rate Mortgage Loans will have original terms to maturity that are shorter than their amortization schedules, leaving final payments ("Balloon Payments") due on their maturity dates that are significantly larger than other monthly payments (such loans, "Balloon Loans"). The Balloon Loans are generally expected to have original terms to maturity of 15 years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower's inability to refinance the loan will be borne by Certificateholders, to the extent not covered by the applicable credit enhancement. None of the Servicers, the Master Servicer, the Securities Administrator or the Trustee will make any Advances with respect to delinquent Balloon Payments.

      Approximately 85.56% of the Mortgage Loans provide for payment by the borrower of a prepayment premium (each, a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related Mortgage Note, ranging from six months to five years from the date of origination of such Mortgage Loan (the "Penalty Period"), as described herein. The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note; generally, this amount is equal to six months' interest on any amounts prepaid in excess of 20% of the original principal balance of the related Mortgage Loan during any 12-month period during the applicable Penalty Period. Prepayment Premiums will not be part of available funds applied to pay interest or principal on the Offered Certificates, but rather will be distributed to the holders of the Class B2 Certificates. A Servicer may waive (or permit a subservicer to waive) a Prepayment Premium without the consent of the Trustee (and without reimbursing the Trust from its own funds for any foregone Prepayment Premium) only if the prepayment is not the result of a refinancing by such Servicer or its affiliates and such waiver (i) relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Servicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Premium and the related Mortgage Loan or, (ii) relates to a Prepayment Premium the collection of which would, in the reasonable judgment of the Servicer, be in violation of law. The Servicers will be obligated to deposit with the Master Servicer from their own funds the amount of any Prepayment Premium to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Premium as described above).

      None of the Mortgage Loans in the Trust Fund will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law.

      On the Closing Date, a loan level primary mortgage insurance policy will be acquired from Mortgage Guaranty Insurance Corporation for approximately 0.12% of those First Lien Mortgage Loans in the Mortgage Pool with original loan-to-value ratios in excess of 60%. The premiums payable with respect to such policy will be paid by the Master Servicer from interest collections on the Mortgage Loans as described under "Description of the Certificates -- Distribution of Interest". The premiums are calculated as an annual percentage ranging from 0.98% to 1.48% (the "Insurance Fee Rate") of the Scheduled Principal Balance of the covered Mortgage Loans.

Adjustable Rate Mortgage Loans

      Substantially all of the Mortgage Loans that are Adjustable Rate Mortgage Loans provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR Index as described at "--The Index" below. In the case of those Mortgage Loans that are Adjustable Rate Mortgage Loans based on the Six-Month LIBOR Index (the "LIBOR Mortgage Loans"), there will be corresponding adjustments to the monthly payment amount, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided that the first such adjustment for approximately 87.27% of the LIBOR Mortgage Loans will occur after an initial period of approximately two years following origination; in the case of approximately 12.13% of the LIBOR Mortgage Loans, approximately three years following origination; and in the case of approximately 0.02% of the LIBOR Mortgage Loans, approximately five years following origination. Approximately 0.58% of the LIBOR Mortgage Loans do not have a delayed adjustment date as described above. On each Adjustment Date for a LIBOR Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the Six-Month LIBOR Index and a fixed percentage amount (the "Gross Margin"), provided that the Mortgage Rate on each such LIBOR Mortgage Loan will not increase or decrease by more than a fixed percentage (ranging from 1.00% to 2.00%) specified in the related Mortgage Note (the "Periodic Cap") on any related Adjustment Date and will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "Maximum Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the "Minimum Rate"). The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related Mortgage Note (the "Initial Cap"); the Initial Caps range from 1.00% to 3.00% for all of the LIBOR Mortgage Loans. Effective with the first monthly payment due on each LIBOR Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such LIBOR Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Six-Month LIBOR Index and the related Gross Margin, rounded as described herein. See "--The Index" below.

      The Adjustable Rate Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

The Index

      As indicated above, the index applicable to the determination of the Mortgage Rates for substantially all the Mortgage Loans that are Adjustable Rate Mortgage Loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related Mortgage Note (the "Six-Month LIBOR Index") and as most recently available either as of (1) the first business day a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related Mortgage Note. In the event that the Six-Month LIBOR Index becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Statistical Characteristics of the Mortgage Loans

      The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

  Number of Mortgage Loans .................................   4,634
  Number of Fixed Rate Mortgage Loans ......................   1,461
  Number of Adjustable Rate Mortgage Loans .................   3,173
  Total Scheduled Principal Balance ........................   $665,092,064
  Mortgage Rates:
    Weighted Average .......................................   8.927%
    Range ..................................................   5.500% to 14.250%
  Weighted Average Remaining Term to Maturity (months) .....   342

      The Scheduled Principal Balances of the Mortgage Loans range from approximately $371 to $943,662. The Mortgage Loans have an average Scheduled Principal Balance of approximately $143,524.

      The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately 79.01%, and approximately 42.31% of such Mortgage Loans have a Loan-to-Value Ratio at origination exceeding 80%. Approximately 99.87% of the Mortgage Loans are First Lien Mortgage Loans and the remainder of the Mortgage Loans being Second Lien Mortgage Loans.

      No more than approximately 0.33% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The following tables set forth as of the Cut-off Date, the number, total Scheduled Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

          Cut-Off Date Scheduled Principal Balances -- Mortgage Loans

                                                                                                      Percentage of
                                                                                    Aggregate        Mortgage Loans
                                                                                    Scheduled          by Aggregate
                       Range of Scheduled                         Number of         Principal           Scheduled
                     Principal Balances ($)                    Mortgage Loans        Balance        Principal Balance
                      --------------------                     ---------------      ---------       -----------------
       0.01 to    50,000.00 ...............................          540         $ 20,204,944.29           3.04%
  50,000.01 to   100,000.00 ...............................        1,381          102,188,214.01          15.36
 100,000.01 to   150,000.00 ...............................        1,084          134,526,741.31          20.23
 150,000.01 to   200,000.00 ...............................          693          120,229,295.39          18.08
 200,000.01 to   250,000.00 ...............................          355           79,016,615.54          11.88
 250,000.01 to   300,000.00 ...............................          208           56,702,269.67           8.53
 300,000.01 to   350,000.00 ...............................          132           43,099,565.37           6.48
 350,000.01 to   400,000.00 ...............................          104           39,098,148.60           5.88
 400,000.01 to   450,000.00 ...............................           45           19,207,033.46           2.89
 450,000.01 to   500,000.00 ...............................           27           12,910,893.81           1.94
 500,000.01 to   550,000.00 ...............................           24           12,785,660.64           1.92
 550,000.01 to   600,000.00 ...............................           29           16,653,234.72           2.50
 600,000.01 to   650,000.00 ...............................            8            5,121,849.98           0.77
 700,000.01 to   750,000.00 ...............................            1              703,144.02           0.11
 800,000.01 to   850,000.00 ...............................            1              827,069.33           0.12
 850,000.01 to   900,000.00 ...............................            1              873,722.54           0.13
 900,000.01 to   950,000.00 ...............................            1              943,661.77           0.14
                                                                   -----         ---------------         ------
    Total .................................................        4,634         $665,092,064.45         100.00%
                                                                   =====         ===============         ======

The average Cut-off Date Scheduled Principal Balance is approximately $143,524.

                        Mortgage Rates -- Mortgage Loans

                                                                                                      Percentage of
                                                                                    Aggregate        Mortgage Loans
                                                                                    Scheduled          by Aggregate
                           Range of                               Number of         Principal           Scheduled
                       Mortgage Rate (%)                       Mortgage Loans        Balance        Principal Balance
                      ------------------                       ---------------      ---------       -----------------
 5.001 to    5.500 ........................................            1         $     95,557.90           0.01%
 5.501 to    6.000 ........................................           11            2,424,750.12           0.36
 6.001 to    6.500 ........................................           52           11,083,465.90           1.67
 6.501 to    7.000 ........................................          151           30,782,305.94           4.63
 7.001 to    7.500 ........................................          297           55,221,221.66           8.30
 7.501 to    8.000 ........................................          524           99,154,155.18          14.91
 8.001 to    8.500 ........................................          523           84,302,027.22          12.68
 8.501 to    9.000 ........................................          688          112,643,656.31          16.94
 9.001 to    9.500 ........................................          494           67,267,822.82          10.11
 9.501 to   10.000 ........................................          567           75,667,986.75          11.38
10.001 to   10.500 ........................................          379           41,731,950.68           6.27
10.501 to   11.000 ........................................          342           35,572,710.00           5.35
11.001 to   11.500 ........................................          219           18,635,564.10           2.80
11.501 to   12.000 ........................................          174           15,510,893.60           2.33
12.001 to   12.500 ........................................          103            7,471,719.77           1.12
12.501 to   13.000 ........................................           68            4,653,436.42           0.70
13.001 to   13.500 ........................................           26            2,391,221.10           0.36
13.501 to   14.000 ........................................           12              407,938.40           0.06
14.001 to   14.500 ........................................            3               73,680.58           0.01
                                                                   -----         ---------------         ------
      Total ...............................................        4,634         $665,092,064.45         100.00%
                                                                   =====         ===============         ======

          The weighted average Mortgage Rate is approximately 8.927%.

                          Loan Type -- Mortgage Loans

                                                                                                      Percentage of
                                                                                    Aggregate        Mortgage Loans
                                                                                    Scheduled         by Aggregate
                                                                  Number of         Principal           Scheduled
                             Loan Type                         Mortgage Loans        Balance        Principal Balance
                            ----------                         ---------------      ---------        ---------------
2/28 ARM (LIBOR) ..........................................        2,723         $415,246,838.35          62.43%
Fixed Rate (Fully Amortizing) .............................        1,210          149,461,496.41          22.47
3/27 ARM (LIBOR) ..........................................          399           57,703,765.15           8.68
Fixed Rate (Balloon) ......................................          251           37,753,300.92           5.68
Six-Month ARM (LIBOR) .....................................           29            2,752,858.41           0.41
One Year ARM (CMT) ........................................           20            2,062,698.29           0.31
5/25 ARM (LIBOR) ..........................................            2              111,106.92           0.02
                                                                   -----         ---------------         ------
      Total ...............................................        4,634         $665,092,064.45         100.00%
                                                                   =====         ===============         ======


                  Original Terms to Maturity -- Mortgage Loans

                                                                                                      Percentage of
                                                                                    Aggregate        Mortgage Loans
                                                                                    Scheduled         by Aggregate
                             Range of                             Number of         Principal           Scheduled
                        Maturities (months)                    Mortgage Loans        Balance        Principal Balance
                        ------------------                     ---------------      ---------        ---------------
    0 to 180 ..............................................          481         $ 54,810,044.65           8.24%
  181 to 240 ..............................................           21            1,166,309.53           0.18
  241 to 300 ..............................................            2               73,574.91           0.01
  301 to 360 ..............................................        4,125          608,702,233.77          91.52
 361 or greater ...........................................            5              339,901.59           0.05
                                                                   -----         ---------------         ------
      Total ...............................................        4,634         $665,092,064.45         100.00%
                                                                   =====         ===============         ======

  The weighted average original term to maturity is approximately 345 months.


                 Remaining Terms to Maturity -- Mortgage Loans

                                                                                                      Percentage of
                                                                                    Aggregate        Mortgage Loans
                                                                                    Scheduled         by Aggregate
                             Range of                             Number of         Principal           Scheduled
                        Maturities (months)                    Mortgage Loans        Balance        Principal Balance
                        ------------------                     ---------------      ---------        ---------------
    0 to  180 .............................................          489         $ 55,195,982.02           8.30%
  181 to  240 .............................................           21            1,405,987.07           0.21
  241 to  300 .............................................           11              968,577.77           0.15
  301 to  360 .............................................        4,113          607,521,517.59          91.34
                                                                   -----         ---------------         ------
      Total ...............................................        4,634         $665,092,064.45         100.00%
                                                                   =====         ===============         ======

  The weighted average remaining term to maturity is approximately 342 months.

                Original Loan-to-Value Ratios -- Mortgage Loans

                                                                                                     Percentage of
                                                                                     Aggregate      Mortgage Loans
                                                                                     Scheduled       by Aggregate
                             Range of                            Number of           Principal         Scheduled
                     Loan-to-Value Ratios (%)                 Mortgage Loans          Balance      Principal Balance
                     ------------------------                 --------------          -------      -----------------
 0.001 to  10.000 .........................................            2             $ 77,767.70           0.01%
10.001 to  20.000 .........................................           32            1,195,124.85           0.18
20.001 to  30.000 .........................................           25            2,179,203.07           0.33
30.001 to  40.000 .........................................           59            5,673,950.69           0.85
40.001 to  50.000 .........................................           98           11,960,418.96           1.80
50.001 to  60.000 .........................................          188           25,933,914.72           3.90
60.001 to  70.000 .........................................          571           83,005,348.14          12.48
70.001 to  80.000 .........................................        1,735          253,644,363.85          38.14
80.001 to  90.000 .........................................        1,590          227,640,298.87          34.23
90.001 to 100.000 .........................................          334           53,781,673.60           8.09
                                                                   -----         ---------------         ------
      Total ...............................................        4,634         $665,092,064.45         100.00%
                                                                   =====         ===============         ======

      The weighted average original loan-to-value is approximately 79.01%.


                        Lien Priority -- Mortgage Loans

                                                                                                      Percentage of
                                                                                    Aggregate        Mortgage Loans
                                                                                    Scheduled         by Aggregate
                                                                  Number of         Principal           Scheduled
                           Lien Property                       Mortgage Loans        Balance        Principal Balance
                           -------------                       ---------------      ---------       -----------------
First Lien ................................................        4,606         $664,215,185.15          99.87%
Second Lien ...............................................           28              876,879.30           0.13
                                                                   -----         ---------------         ------
      Total ...............................................        4,634         $665,092,064.45         100.00%
                                                                   =====         ===============         ======

                   Geographic Distribution -- Mortgage Loans

                                                                                                     Percentage of
                                                                                    Aggregate        Mortgage Loans
                                                                                    Scheduled         by Aggregate
                                                                  Number of         Principal           Scheduled
                      Geographic Distribution                  Mortgage Loans        Balance        Principal Balance
                      -----------------------                  --------------        -------        -----------------
Alabama ...................................................           19          $ 1,209,077.69           0.18%
Alaska ....................................................            7            1,049,799.91           0.16
Arizona ...................................................          136           17,830,103.82           2.68
Arkansas ..................................................           14              756,405.20           0.11
California ................................................        1,111          238,096,408.20          35.80
Colorado ..................................................          155           26,725,053.22           4.02
Connecticut ...............................................           57            8,921,328.87           1.34
Delaware ..................................................            7              661,236.69           0.10
District of Columbia ......................................           14            2,300,160.76           0.35
Florida ...................................................          283           33,506,945.43           5.04
Georgia ...................................................           83           10,005,123.81           1.50
Hawaii ....................................................           48            8,947,955.00           1.35
Idaho .....................................................           23            2,454,082.61           0.37
Illinois ..................................................          231           35,004,860.14           5.26
Indiana ...................................................          113            7,919,969.03           1.19
Iowa ......................................................           52            4,436,305.29           0.67
Kansas ....................................................           35            3,669,846.45           0.55
Kentucky ..................................................           49            4,747,217.14           0.71
Louisiana .................................................           42            4,166,513.16           0.63
Maine .....................................................           18            2,290,493.08           0.34
Maryland ..................................................           61            9,891,925.88           1.49
Massachusetts .............................................           54           10,068,756.82           1.51
Michigan ..................................................          145           15,259,908.70           2.29
Minnesota .................................................          137           20,491,397.71           3.08
Mississippi ...............................................           27            2,364,862.31           0.36
Missouri ..................................................          109            8,998,581.31           1.35
Montana ...................................................           22            2,765,480.32           0.42
Nebraska ..................................................           28            2,623,189.02           0.39
Nevada ....................................................           61            8,584,584.29           1.29
New Hampshire .............................................           12            1,890,680.28           0.28
New Jersey ................................................           87           13,762,472.71           2.07
New Mexico ................................................           22            2,568,182.52           0.39
New York ..................................................           84           15,355,599.70           2.31
North Carolina ............................................           60            6,047,370.17           0.91
North Dakota ..............................................            4              166,501.64           0.03
Ohio ......................................................          177           15,482,169.64           2.33
Oklahoma ..................................................           72            5,031,148.77           0.76
Oregon ....................................................           90           11,894,788.64           1.79
Pennsylvania ..............................................          153           14,372,239.84           2.16
Rhode Island ..............................................           30            3,718,879.03           0.56
South Carolina ............................................           53            4,299,876.25           0.65
South Dakota ..............................................            8              681,396.52           0.10
Tennessee .................................................           77            5,348,396.05           0.80
Texas .....................................................          256           31,875,138.02           4.79
Utah ......................................................           44            5,935,491.69           0.89
Virginia ..................................................           73            9,439,946.46           1.42
Washington ................................................           98           13,408,262.91           2.02
West Virginia .............................................            8              750,460.04           0.11
Wisconsin .................................................           74            6,467,894.09           0.97
Wyoming ...................................................           11              847,597.62           0.13
                                                                   -----         ---------------         ------
      Total ...............................................        4,634         $665,092,064.45         100.00%
                                                                   =====         ===============         ======

                        Property Type -- Mortgage Loans

                                                                                                      Percentage of
                                                                                    Aggregate        Mortgage Loans
                                                                                    Scheduled         by Aggregate
                                                                  Number of         Principal           Scheduled
                           Property Type                       Mortgage Loans        Balance        Principal Balance
                          --------------                       ---------------      ---------       -----------------
Single Family .............................................        3,830         $535,193,087.08          80.47%
Planned Unit Development ..................................          237           51,847,940.21           7.80
Two-to Four-Family ........................................          263           39,955,049.22           6.01
Condominium ...............................................          261           34,810,087.85           5.23
Manufactured Housing ......................................           31            2,532,191.94           0.38
Townhouse .................................................           11              719,447.32           0.11
Row House .................................................            1               34,260.83           0.01
                                                                   -----         ---------------         ------
      Total ...............................................        4,634         $665,092,064.45         100.00%
                                                                   =====         ===============         ======

                         Loan Purpose -- Mortgage Loans

                                                                                                      Percentage of
                                                                                    Aggregate        Mortgage Loans
                                                                                    Scheduled         by Aggregate
                                                                  Number of         Principal           Scheduled
                           Loan Purpose                        Mortgage Loans        Balance        Principal Balance
                           -------------                       ---------------      ---------       -----------------
Cash Out Refinance ........................................        2,181         $314,277,199.94          47.25%
Purchase ..................................................        1,576          216,425,206.67          32.54
Rate/Term Refinance .......................................          599           83,073,570.86          12.49
Debt Consolidation ........................................          275           51,158,056.64           7.69
Home Improvement ..........................................            3              158,030.34           0.02
                                                                   -----         ---------------         ------
      Total ...............................................        4,634         $665,092,064.45         100.00%
                                                                   =====         ===============         ======

                       Occupancy Status -- Mortgage Loans

                                                                                                     Percentage of
                                                                                    Aggregate        Mortgage Loans
                                                                                    Scheduled         by Aggregate
                                                                  Number of         Principal           Scheduled
                         Occupancy Status                      Mortgage Loans        Balance        Principal Balance
                         ----------------                      ---------------      ---------       -----------------
Primary Home ..............................................        4,283         $622,227,313.29          93.56%
Investment ................................................          323           40,189,715.59           6.04
Second Home ...............................................           28            2,675,035.57           0.40
                                                                   -----         ---------------         ------
      Total ...............................................        4,634         $665,092,064.45         100.00%
                                                                   =====         ===============         ======

                      Loan Documentation -- Mortgage Loans

                                                                                                      Percentage of
                                                                                    Aggregate        Mortgage Loans
                                                                                    Scheduled         by Aggregate
                                                                  Number of         Principal           Scheduled
                        Loan Documentation                     Mortgage Loans        Balance        Principal Balance
                        -------------------                    ---------------      ---------       -----------------
Full Documentation ........................................        3,463         $464,448,523.46          69.83%
Stated Documentation ......................................        1,090          188,334,973.17          28.32
Limited Documentation .....................................           47            7,631,224.87           1.15
No Documentation ..........................................           34            4,677,342.95           0.70
                                                                   -----         ---------------         ------
      Total ...............................................        4,634         $665,092,064.45         100.00%
                                                                   =====         ===============         ======

                   Prepayment Premium Years -- Mortgage Loans

                                                                                                      Percentage of
                                                                                    Aggregate        Mortgage Loans
                                                                                    Scheduled         by Aggregate
                                                                  Number of         Principal           Scheduled
                    Prepayment Premium (Years)                 Mortgage Loans        Balance        Principal Balance
                    ---------------------------                ---------------      ---------       -----------------
0.0 .......................................................          769         $ 96,051,457.10          14.44%
0.5 .......................................................            7            1,118,898.44           0.17
1.0 .......................................................           58           11,105,544.04           1.67
2.0 .......................................................        2,211          334,943,712.66          50.36
3.0 .......................................................          888          122,837,342.11          18.47
3.5 .......................................................            2              301,480.44           0.05
5.0 .......................................................          699           98,733,629.66          14.85
                                                                   -----         ---------------         ------
      Total ...............................................        4,634         $665,092,064.45         100.00%
                                                                   =====         ===============         ======


                          Rate Type -- Mortgage Loans

                                                                                                      Percentage of
                                                                                    Aggregate        Mortgage Loans
                                                                                    Scheduled         by Aggregate
                                                                  Number of         Principal           Scheduled
                             Rate Type                         Mortgage Loans        Balance        Principal Balance
                            ----------                         ---------------      ---------       -----------------
Fixed .....................................................        1,461         $187,214,797.33          28.15%
Adjustable ................................................        3,173          477,877,267.12          71.85
                                                                   -----         ---------------         ------
      Total ...............................................        4,634         $665,092,064.45         100.00%
                                                                   =====         ===============         ======


          Gross Margins of the Adjustable Rate Loans -- Mortgage Loans

                                                                                                      Percentage of
                                                                                    Aggregate        Mortgage Loans
                                                                                    Scheduled         by Aggregate
                             Range of                             Number of         Principal           Scheduled
                      Gross Margin Rates (%)                   Mortgage Loans        Balance        Principal Balance
                       ---------------------                   ---------------      ---------        ---------------
 2.501    to   3.000 ......................................           13          $ 1,262,495.81           0.26%
 3.001    to   3.500 ......................................            9            1,485,808.79           0.31
 3.501    to   4.000 ......................................            9            1,434,181.11           0.30
 4.001    to   4.500 ......................................           69           12,363,911.04           2.59
 4.501    to   5.000 ......................................          142           21,331,078.23           4.46
 5.001    to   5.500 ......................................          231           34,726,565.23           7.27
 5.501    to   6.000 ......................................          692          119,167,025.60          24.94
 6.001    to   6.500 ......................................          959          152,448,471.82          31.90
 6.501    to   7.000 ......................................          453           66,819,494.09          13.98
 7.001    to   7.500 ......................................          245           30,674,551.83           6.42
 7.501    to   8.000 ......................................          117           12,620,767.55           2.64
 8.001    to   8.500 ......................................           76            6,917,182.49           1.45
 8.501    to   9.000 ......................................           76            7,571,516.99           1.58
 9.001    to   9.500 ......................................           57            6,112,689.96           1.28
 9.501    to  10.000 ......................................           11            1,272,859.12           0.27
10.001    to  10.500 ......................................           10            1,290,532.62           0.27
10.501    to  11.000 ......................................            4              378,134.84           0.08
                                                                   -----         ---------------         ------
      Total ...............................................        3,173         $477,877,267.12         100.00%
                                                                   =====         ===============         ======

              The weighted average Gross Margin for Adjustable Rate
                    Mortgage Loans is approximately 6.304%.

      Maximum Rates of the Adjustable Rate Mortgage Loans-- Mortgage Loans

                                                                                                      Percentage of
                                                                                    Aggregate        Mortgage Loans
                                                                                    Scheduled         by Aggregate
                             Range of                             Number of         Principal           Scheduled
                         Maximum Rates (%)                     Mortgage Loans        Balance        Principal Balance
                        -------------------                    ---------------  -----------------   ==---------------
 9.001    to    9.500 .....................................            1             $ 50,715.81           0.01%
11.001    to   11.500 .....................................            2              257,233.05           0.05
11.501    to   12.000 .....................................            2              220,077.81           0.05
12.001    to   12.500 .....................................            9            1,708,638.06           0.36
12.501    to   13.000 .....................................           32            5,850,155.49           1.22
13.001    to   13.500 .....................................           97           19,714,132.65           4.13
13.501    to   14.000 .....................................          232           46,331,016.41           9.70
14.001    to   14.500 .....................................          336           56,616,232.72          11.85
14.501    to   15.000 .....................................          499           92,880,926.46          19.44
15.001    to   15.500 .....................................          382           57,532,667.56          12.04
15.501    to   16.000 .....................................          435           66,208,327.04          13.85
16.001    to   16.500 .....................................          286           35,647,595.08           7.46
16.501    to   17.000 .....................................          316           39,832,738.30           8.34
17.001    to   17.500 .....................................          199           21,595,627.52           4.52
17.501    to   18.000 .....................................          159           16,991,472.43           3.56
18.001    to   18.500 .....................................           89            7,891,488.93           1.65
18.501    to   19.000 .....................................           60            5,103,767.49           1.07
19.001    to   19.500 .....................................           26            2,796,642.81           0.59
19.501    to   20.000 .....................................            8              479,496.34           0.10
20.001    to   20.500 .....................................            2              121,524.29           0.03
20.501    to   21.000 .....................................            1               46,790.87           0.01
                                                                   -----         ---------------         ------
      Total ...............................................        3,173         $477,877,267.12         100.00%
                                                                   =====         ===============         ======

              The weighted average Maximum Rate for Adjustable Rate
                    Mortgage Loans is approximately 15.390%.

      Minimum Rates of the Adjustable Rate Mortgage Loans-- Mortgage Loans

                                                                                                      Percentage of
                                                                                    Aggregate        Mortgage Loans
                                                                                    Scheduled         by Aggregate
                             Range of                             Number of         Principal           Scheduled
                         Minimum Rates (%)                     Mortgage Loans        Balance        Principal Balance
                         -----------------                     --------------        -------        -----------------
 1.501    to   2.000 ......................................            1         $    182,102.71           0.04%
 2.501    to   3.000 ......................................            8              596,807.61           0.12
 3.001    to   3.500 ......................................            1              176,487.16           0.04
 3.501    to   4.000 ......................................            3              343,038.28           0.07
 4.001    to   4.500 ......................................           69           12,363,911.04           2.59
 4.501    to   5.000 ......................................          139           20,658,611.68           4.32
 5.001    to   5.500 ......................................          203           30,446,630.11           6.37
 5.501    to   6.000 ......................................          229           31,224,333.29           6.53
 6.001    to   6.500 ......................................          170           20,107,199.95           4.21
 6.501    to   7.000 ......................................          185           26,979,640.59           5.65
 7.001    to   7.500 ......................................          213           31,886,730.10           6.67
 7.501    to   8.000 ......................................          263           48,743,917.00          10.20
 8.001    to   8.500 ......................................          257           42,504,586.43           8.89
 8.501    to   9.000 ......................................          367           67,505,884.99          14.13
 9.001    to   9.500 ......................................          264           40,367,383.86           8.45
 9.501    to  10.000 ......................................          267           42,031,060.94           8.80
10.001    to  10.500 ......................................          181           23,096,986.07           4.83
10.501    to  11.000 ......................................          152           18,915,719.95           3.96
11.001    to  11.500 ......................................           82            8,564,889.27           1.79
11.501    to  12.000 ......................................           67            6,448,869.09           1.35
12.001    to  12.500 ......................................           30            2,627,208.15           0.55
12.501    to  13.000 ......................................           14              968,139.14           0.20
13.001    to  13.500 ......................................            7            1,090,338.84           0.23
13.501    to  14.000 ......................................            1               46,790.87           0.01
                                                                   -----         ---------------         ------
      Total ...............................................        3,173         $477,877,267.12         100.00%
                                                                   =====         ===============         ======

              The weighted average Minimum Rate for Adjustable Rate
                    Mortgage Loans is approximately 8.025%.

  Next Adjustment Date of the Adjustable Rate Mortgage Loans-- Mortgage Loans

                                                                                                      Percentage of
                                                                                    Aggregate        Mortgage Loans
                                                                                    Scheduled         by Aggregate
                                                                  Number of         Principal           Scheduled
                       Next Adjustment Date                    Mortgage Loans        Balance        Principal Balance
                       --------------------                    ---------------  -----------------   -----------------
July 2002 .................................................           12          $ 1,175,179.26           0.25%
August 2002 ...............................................           19            1,857,885.15           0.39
September 2002 ............................................            8              692,746.98           0.14
October 2002 ..............................................            2              193,398.46           0.04
December 2002 .............................................            2              198,500.33           0.04
January 2003 ..............................................            2              199,092.70           0.04
February 2003 .............................................            1              193,887.39           0.04
March 2003 ................................................            2              224,527.40           0.05
April 2003 ................................................            4              433,309.82           0.09
June 2003 .................................................            2               74,482.01           0.02
August 2003 ...............................................            1              207,042.59           0.04
September 2003 ............................................            2              310,461.15           0.06
October 2003 ..............................................            4              567,795.11           0.12
November 2003 .............................................            3              528,470.30           0.11
December 2003 .............................................            4              346,659.95           0.07
January 2004 ..............................................           13            1,702,565.41           0.36
February 2004 .............................................           24            3,568,062.37           0.75
March 2004 ................................................          648           86,753,628.49          18.15
April 2004 ................................................          785          115,884,867.25          24.25
May 2004 ..................................................        1,001          166,201,249.93          34.78
June 2004 .................................................          233           38,748,583.00           8.11
September 2004 ............................................            2              435,809.25           0.09
October 2004 ..............................................            1              285,206.10           0.06
November 2004 .............................................            4              606,320.40           0.13
January 2005 ..............................................            3              569,300.89           0.12
February 2005 .............................................            5              627,111.65           0.13
March 2005 ................................................          102           13,078,606.44           2.74
April 2005 ................................................          105           15,248,968.38           3.19
May 2005 ..................................................          175           26,440,148.96           5.53
June 2005 .................................................            4              523,400.00           0.11
                                                                   -----         ---------------         ------
      Total: ..............................................        3,173         $477,877,267.12         100.00%
                                                                   =====         ===============         ======

  Initial Periodic Caps of the Adjustable Rate Mortgage Loans-- Mortgage Loans

                                                                                                     Percentage of
                                                                                    Aggregate        Mortgage Loans
                                                                                    Scheduled         by Aggregate
                              Initial                             Number of         Principal           Scheduled
                         Periodic Cap (%)                      Mortgage Loans        Balance        Principal Balance
                         ----------------                      ---------------  -----------------    ---------------
1.000 .....................................................            5            $ 562,406.71           0.12%
1.500 .....................................................           33            3,175,036.76           0.66
2.000 .....................................................          715          113,882,578.49          23.83
3.000 .....................................................        2,420          360,257,245.16          75.39
                                                                   -----         ---------------         ------
      Total ...............................................        3,173         $477,877,267.12         100.00%
                                                                   =====         ===============         ======

    The weighted average of the Initial Caps of the Adjustable Rate Mortgage
                         Loans is approximately 2.749%.


 Subsequent Periodic Caps of the Adjustable Rate Mortgage Loans-- Mortgage Loans

                                                                                                     Percentage of
                                                                                    Aggregate        Mortgage Loans
                                                                                    Scheduled         by Aggregate
                            Subsequent                            Number of         Principal           Scheduled
                         Periodic Cap (%)                      Mortgage Loans        Balance        Principal Balance
                         ----------------                      ---------------  -----------------   -----------------
1.000 .....................................................        3,127         $473,307,056.73          99.04%
1.500 .....................................................           31            3,107,890.05           0.65
2.000 .....................................................           15            1,462,320.34           0.31
                                                                   -----         ---------------         ------
      Total ...............................................        3,173         $477,877,267.12         100.00%
                                                                   =====         ===============         ======

     The weighted average of the Subsequent Periodic Caps of the Adjustable
                  Rate Mortgage Loans is approximately 1.006%.

                             Additional Information

      The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pool, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

      Pursuant to the Trust Agreement, the Securities Administrator will prepare a monthly statement to Certificateholders containing certain information regarding the Certificates and the Mortgage Pool. The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator's website. The Securities Administrator's website will be located at www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class by notifying the Securities Administrator at Wells Fargo Bank Minnesota, National Association, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Securities Administrator, ARC 2002-BC4. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

                             Underwriting Guidelines

General

      Approximately 40.28%, 35.83% and 20.08%, respectively, of the Mortgage Loans were originated or acquired in accordance with the underwriting guidelines of Wells Fargo (the "Wells Fargo Underwriting Guidelines"), Finance America (the "Finance America Underwriting Guidelines") and BNC ("BNC Underwriting Guidelines"), as described below. The remainder of the Mortgage Loans were originated by various third-party originators including other banks, savings and loan and other mortgage lending institutions in accordance with their particular underwriting guidelines for sub-prime mortgage loans. The following is a general summary of the Wells Fargo Underwriting Guidelines, Finance America Underwriting Guidelines and BNC Underwriting Guidelines.

      This summary does not purport to be a complete description of Underwriting Guidelines which the Sellers believe have been generally applied, with some variation, by each originator in underwriting the Mortgage Loans originated by them. Although each originator named above has exercised reasonable care in preparing its summary, no representations or warranties, express or otherwise, are made by any originator as to the completeness of this discussion. The Sellers will provide a more detailed description of the underwriting guidelines applied by the originators of Mortgage Loans upon the request of the Certificateholder.

Wells Fargo Underwriting Guidelines

      Wells Fargo originates subprime first lien mortgage loans (referred to as "First Lien Home Mortgage Loans" for purposes of this section) through a network of retail and wholesale offices located throughout all 50 states.

      The underwriting functions of Wells Fargo are performed in its California, Louisiana and Minnesota Offices. Wells Fargo does not delegate underwriting authority to any broker or correspondent. Wells Fargo employs loan credit underwriters to scrutinize the applicant's credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. Personal circumstances such as divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair an applicant's credit record. The underwriting guidelines used by Wells Fargo are primarily intended to evaluate the prospective borrower's credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. With respect to every applicant, a credit report summarizing the applicant's credit history with merchants and lenders is obtained. Significant unfavorable credit information reported by the applicant or by a credit reporting agency is taken into account in the credit decision. Loan applications are classified according to certain characteristics, including but not limited to: condition and location of the collateral, credit history of the applicant, ability to pay, loan-to-value ratio and general stability of the applicant in terms of employment history and time in residence.

      Wells Fargo has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of nine credit levels denoted as "Y9 through Y1" (see the table below). Terms of First Lien Home Mortgage Loans made by Wells Fargo, as well as maximum loan-to-value ratios and debt-to-income ratios, vary depending on the classification of the applicant. Generally, the loan-to-value ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than six months prior to origination), or (ii) the sale price for such property. In some instances, the loan-to-value may be based on the value determined by an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) a recertification of the original appraisal is obtained and (ii) the original appraisal was obtained no more than six months prior to origination. Loan applicants with less favorable credit ratings generally are restricted to consideration for loans with higher interest rates and lower loan-to-value ratios than applicants with more favorable credit ratings. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo's underwriting staff in classifying loan applicants are as follows:

          Total Debt                                   Credit                                        Maximum
Credit    Service to           Existing                Bureau        Bankruptcy Filings/          Combined Loan to
Level     Income Ratio     Mortgage History            Score*        Foreclosure Proceedings        Value Ratio**
-----     ------------     ----------------            ------        -----------------------        -------------
Y9        55% or less    0 x 30; Current at            660+           3/3; Discharged/              100% CLTV @
                         application time and                         completed more than           LTV = 80%
                         no mortgage late                             three years ago.              95% CLTV @
                         payments in the last                                                       LTV > 80%
                         12 months

Y8        55% or less    1 x 30; No more than          640-659        3/3; Discharged/              100% CLTV @
                         30 days late at                              completed more than           LTV = 80%
                         application time and                         three years ago.              95% CLTV @
                         a maximum of one                                                           LTV > 80%
                         30-day late payment
                         in the last 12
                         months

Y7        55% or less    1 x 30; No more than          620-639        2/2; Discharged/              100% CLTV @
                         30 days late at                              completed more than           LTV = 80%
                         application time and                         two years ago.                95% CLTV @
                         a maximum of one                                                           LTV > 80%
                         30-day late payment
                         in the last 12
                         months

Y6        55% or less    2 x 30; No more than          600-619        2/2; Discharged/              100% CLTV @
                         30 days late at                              completed more than           LTV = 75%
                         application time and                         two years ago.                95% CLTV @
                         a maximum of two                                                           LTV > 75%
                         30-day late payments
                         in the last 12
                         months

Y5        55% or less    2 x 30; No more than          580-599        2/2; Discharged/              100% CLTV @
                         30 days late at                              completed more than           LTV = 75%
                         application time and                         two years ago.                95% CLTV @
                         a maximum of two                                                           LTV > 75%
                         30-day late payments
                         in the last 12
                         months

Y4        55% or less    1 x 60; No more than          560-579        1/1; Discharged/              100% CLTV @
                         60 days late at                              completed more than           LTV = 75%
                         application time and                         one year ago.                 95% CLTV @
                         a maximum of up to                                                         LTV > 75%
                         one 60-day late in
                         the last 12 months

Y3        55% or less    2 x 60 or 1 x 60 and          540-559        1/1; Discharged/              80% CLTV @
                         1 x 90; No more than                         completed more than           LTV = 70%
                         60 days late at                              one year ago.
                         application time and
                         a maximum of up to
                         two 60-day late
                         payments or one
                         60-day and one
                         90-day late payment.

Y2        55% or less    90+; No more than 60          520-539        <1 year; Discharged/          80% CLTV @
                         days late at                                 completed less than           LTV = 70%
                         application time.                            1 year ago.

Y1        55% or less    90+; No more than 60          <519           <1 year; Discharged/          80% CLTV @
                         days late at                                 completed less than           LTV = 70%
                         application time.                            1 year ago.

----------
*     Lower of two, middle of three credit bureau scores used.

** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied.

      For the purpose of placing a prospective mortgage loan in any of the credit levels, consecutive or "rolling" late payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are counted as a single late payment of such delinquency characterization. Wells Fargo uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, Wells Fargo makes the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

      Except for Balloon Loans, the First Lien Home Mortgage Loans originated or acquired by Wells Fargo have loan terms of 15, 20 or 30 years and fully amortize over such terms. The principal amounts of the loans originated or acquired by Wells Fargo generally range from a minimum of $10,000 to a maximum of $500,000. Wells Fargo generally does not originate or acquire any mortgage loans where the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The loans originated or acquired by Wells Fargo are generally secured by single-family detached residences, condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo's policy not to accept commercial properties or unimproved land as collateral for First Lien Home Mortgage Loans. Wells Fargo, will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

      Wells Fargo's subprime mortgage loan programs include a full documentation program, a "Stated Income, Stated Asset" program and a "lite" documentation program. Under the full documentation program, loans to borrowers who are salaried employees must be supported by current employment information in the form of one current pay-stub with year-to-date information and W-2 tax forms for the last two years (a complete verification of employment may be substituted for W-2 forms). Wells Fargo also performs a telephone verification of employment for salaried employees prior to funding. In some cases, employment histories may be obtained through V.I.E., Inc., an entity jointly owned by Wells Fargo and an affiliated third party, that obtains employment data from state unemployment insurance departments or other state agencies. Under the full documentation program, borrowers who are self-employed must provide signed individual federal tax returns and, if applicable, signed year-to-date income statements and/or business federal tax returns. Evidence must be provided that the business has been in existence for at least one year. If the business has been in existence less than two years, evidence must be provided that the applicant had previously been in the same line of work for at least one year. Under the full documentation program, at certain loan-to-value ratio levels and under certain circumstances not all sources of funds for closing are verified as the borrower's.

      Under Wells Fargo's "Stated Income, Stated Asset" program, the applicant's employment, income sources and assets must be stated on the initial signed application. The applicant's income as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such income is not independently verified. Similarly the applicant's assets as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such assets are not independently verified. Except under the Stated Asset Program, verification of funds sufficient to close the mortgage loan is performed. Under the "LITE" Documentation program, Wells Fargo reviews the deposit activity reflected in the most recent six or twenty-four consecutive months of the applicant's bank statements as an alternative method of establishing income. Maximum loan-to-value ratios within each credit level are lower under the stated income, stated asset program than under the full documentation program.

      Wells Fargo's underwriting of every mortgage loan submitted consists of not only a thorough credit review, but also a separate appraisal conducted by
(i) Value Information Technology, Inc., ("Value I.T."), an entity jointly owned by Wells Fargo and an unaffiliated third party, (ii) an appraiser approved by Value I.T. or (iii) another third-party appraiser. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the mortgage loan amount or the identity of the appraiser. By policy, certain loans require a third party review in the form of either a desk review or field review. Additionally, at the discretion of Wells Fargo, any mortgage loan is subject to further review in the form of a desk review, field review or additional full appraisal.

Finance America Underwriting Guidelines

      The Finance America FAAST loan program was designed to simplify the origination of non-conforming loans and provide consistency in the credit decision process. It is model-driven, based on a risk matrix that assists in the identification and pricing of the exact level of risk present in every loan. FAAST stands for Finance

America Automated Scoring Technology. The matrix was based on analysis of historical performance data on sub-prime loans. This is designed to identify the key predictors of potential loan default.

      The FAAST program does not allow upgrades for compensating factors or exceptions to the guidelines. Because the program is model-driven, results and performance can be tracked and evaluated. Allowing exceptions to the guidelines would dilute the risk assessment and blur performance results. In very limited circumstances the maximum loan amount limit for each FAAST Score can be increased and minor documentation exceptions are permitted, each with appropriate review and signoff.

      The FAAST scoring process begins with the FAAST Matrix and utilizes the three key risk factors to develop a base FAAST score. The three key loan factors are mortgage payment history, the borrower's credit bureau score and loan-to-value ratio. Once the base score is determined, additional risk factors are identified and a total final FAAST score is calculated summing the base score and any add-ons. Additional risk factors include alternative documentation, stated income, property types other than single-family residences, non-owner occupancy, combined loan-to-value ratios greater than 95%, debt-to-income percentages greater than 45% and greater than 50%, cash out, no previous mortgage history and various bankruptcy history. The risk add-on values correspond to the amount of additional risk each factor represents. These range from 0.25 to 3.25. The final score is then used to determine the mortgage loan's price (interest rate charged to the borrower), the maximum loan amount and any related underwriting requirements. Final FAAST Scores range from 0.75 up to 5.0, with the lowest score representing the lowest risk and 5.0 representing the maximum amount of risk acceptable to Finance America. No score is permitted to exceed 5.0.

      Because the credit risk decision is determined by the FAAST Scoring matrix, Finance America uses its underwriters to evaluate the documentation required to substantiate the loan decision, to ensure all the underwriting guidelines are followed, to ensure the loan file documentation complies with Federal and State regulations and to evaluate the strength of the appraisal. While loan pricing and grading are model-driven, no two applications are the same. All loan applications are individually underwritten with professional judgment. The applicant's past and present payment history, employment and income, assets, liabilities and property value are all factors considered during the underwriting review process. All loans are reviewed for accuracy, credit discrepancies, income contradictions and misrepresentations during the underwriting process. The loan application package must be documented as required for the loan program and must contain sufficient information to render the final credit decision.

BNC Underwriting Guidelines

      The BNC Underwriting Guidelines are generally intended to evaluate the credit risk of mortgage loans made to borrowers with imperfect credit histories ranging from minor delinquencies to bankruptcy, or borrowers with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. In addition, such guidelines also evaluate the value and adequacy of the mortgaged property as collateral. On a case-by-case basis, BNC may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, relatively low loan-to-value ratio, relatively low debt-to-income ratio, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A significant number of the Mortgage Loans may represent such underwriting exceptions.

      Under the BNC Underwriting Guidelines, BNC reviews the loan applicant's sources of income (except under the stated income programs), calculates the amount of income from all such sources indicated on the loan application or similar documentation, reviews the credit history of the applicant and calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the BNC Underwriting Guidelines. The BNC Underwriting Guidelines are applied in accordance with a procedure that generally requires (1) an appraisal of the mortgaged property that conforms generally to Fannie Mae and Freddie Mac standards and (2) a review of the appraisal, which review may be conducted by a BNC staff appraiser or representative and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property, may include a review of the original appraisal or a drive-by review appraisal of the mortgaged property. The BNC Underwriting Guidelines generally permit single-family loans with loan-to-value ratios at origination of up to 100% for the highest credit grading category (90% under the stated income programs), depending on the creditworthiness of the borrower and, in some cases, the type and use of the property and the debt-to-income ratio. Under the BNC Underwriting Guidelines, the maximum combined loan-to-value ratio for purchase money mortgage loans may differ from those applicable to refinancings.

      The Mortgage Loans were originated on the basis of loan application packages submitted through independent mortgage brokerage companies or were purchased from originators approved by BNC. Loan application packages submitted through independent mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable independent mortgage brokerage company and submitted to BNC for approval and funding. The independent mortgage brokerage companies receive all or a portion of the loan origination fee charged to the borrower at the time the loan is made.

      Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, income (except with respect to certain "No Documentation" mortgage loans described below) and employment history, as well as certain other personal information. BNC requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and (to the extent reported) any record of payment defaults, bankruptcy, repossession, suits or judgments.

      Mortgaged properties are generally appraised by qualified independent appraisers. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Independent appraisals are generally reviewed by BNC before the loan is funded, and a drive-by review or appraisal is generally performed in connection with loan amounts over a certain predetermined dollar amount established for each state.

      The BNC Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac. Borrowers who qualify under the BNC Underwriting Guidelines generally have payment histories and debt ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The BNC Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors. Because the BNC Underwriting Guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard. See "Risk Factors -- Underwriting Guidelines and Potential Delinquencies.

      In general, a substantial majority of the Mortgage Loans were originated consistent with and generally conform to "Full Documentation," or "Stated Income Documentation" residential loan programs. Under each of such programs, BNC generally reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the type and use of the property being financed. The BNC Underwriting Guidelines require that mortgage loans be underwritten according to a standardized procedure that complies with applicable federal and state laws and regulations and require BNC's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, supports the outstanding loan balance. The BNC Underwriting Guidelines permit one- to four-family loans to have loan-to-value ratios at origination of generally up to 90%, depending on, among other things, the loan documentation program, the purpose of the mortgage loan, the borrower's credit history, and repayment ability, as well as the type and use of the property.

      Certain of the Mortgage Loans were originated under "No Documentation" programs pursuant to which no documentation was obtained regarding the borrower's income or employment and there was no verification of the borrower's assets.

      Under the Full Documentation program, applicants generally are required to submit two written forms of verification of stable income for at least 12 months. Under the Limited Documentation programs, generally one such form of verification is required for at least six months. Under the Stated Income Documentation programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs typically require that with respect to each applicant, there be a telephone verification of the applicant's employment.

      Under the BNC Underwriting Guidelines, various risk categories are used to grade the likelihood that the borrower will satisfy the repayment conditions of the mortgage loan. These categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the borrower's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the BNC Underwriting Guidelines establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

      A substantial portion of the Mortgage Loans were classified by BNC in relatively low (meaning relatively higher risk) credit categories. The incidence of delinquency, default and bankruptcy with respect to such Mortgage Loans is expected to be greater than if those Mortgage Loans had been classified in relatively higher categories.

                              The Master Servicer

      The information in this section has been provided by Aurora Loan Services Inc. ("Aurora" or the "Master Servicer"), and none of the Depositor, the Trustee, the Securities Administrator, the Sellers, the Underwriters, the Credit Risk Manager or any other Servicer makes any representation or warranty as to the accuracy or completeness of this information.

      Aurora is an affiliate of Lehman Brothers Holdings Inc. engaged principally in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates, (ii) servicing residential mortgage loans for its own account, (iii) master servicing residential mortgage loans for the account of its affiliates and (iv) servicing and subservicing residential mortgage loans for the account of its affiliates and others.

      Aurora's executive offices and centralized real estate master servicing facility are located at 2530 South Parker Road, Suite 601, Aurora, Colorado 80014, and its centralized real estate loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69361. Aurora has been approved to service mortgage loans for Ginnie Mae, Fannie Mae and Freddie Mac.

      As of March 31, 2001, Aurora's total loan servicing and subservicing portfolio included loans with total outstanding principal balance of approximately $19.24 billion, of which the substantial majority are sub-serviced for Lehman Brothers Holdings Inc. and Lehman Brothers Bank, FSB. The following table sets forth certain information regarding the delinquency and foreclosure experience of Aurora and its predecessor, Harbourton Financial Services, L.P. ("Harbourton"), the servicing business which Aurora acquired in August 1997, with respect to mortgage loans other than mortgage loans guaranteed by the FHA or VA. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                         Delinquencies and Foreclosures

                             (Dollars in Millions)

                                                                                 As of                         As of
                                                                              December 31,                   March 31,
                                                              ------------------------------------------     ---------
                                                              1998(5)     1999(5)    2000(5)        2001      2002(5)
                                                              -----       ----       -----          ----      ----
Total balance of mortgage loans serviced .................     $6,096      $3,870     $4,598     $10,490     $11,789
Percentage of mortgage loans delinquent by
   period of delinquency(1)(2)
   30 to 59 days .........................................       3.21%       4.03%      4.30%       3.43%       2.23%
   60 to 89 days .........................................       0.92%       1.19%      1.10%       1.33%       .062%
   90 days or more .......................................       0.42%       0.30%      0.45%       1.23%       1.06%
                                                                 ----        ----       ----        ----        ----
Total percentage of mortgage loans
   delinquent(1)(2) ......................................       4.55%       5.52%      5.85%       5.99%       3.91%
In foreclosure (excluding bankruptcies) ..................       2.10%       1.11%      1.10%       0.91%       0.98%
In bankruptcy ............................................       0.61%       1.15%      1.05%       0.67%       0.68%
                                                                 ----        ----       ----        ----        ----
Total(2) .................................................       7.26%       7.78%      8.00%       7.57%       5.57%
                                                                 ====        ====       ====        ====        ====

----------
(1) Total portfolio and delinquency information is for conventional loans only, excluding bankruptcies.

(2)   Percentages are based on the principal balances of the mortgage loans.

(3) Excludes information related to the servicing of certain sub-prime loans acquired in 1997 and 1998.

(4) Prior to Aurora's acquisition of the business of Harbourton, Harbourton liquidated a substantial portion of its servicing portfolio, generally retaining loans with higher rates of delinquency.

(5) A weighted average of the MBS method for conventional loans and the ABS method for subprime loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. In contrast, under the ABS methodology, a loan is considered delinquent if any payment is past due 30 days or more. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months). Consequently, under the ABS methodology, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.

      The above delinquency and foreclosure statistics represent the recent experience of Aurora. The loans in Aurora's servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of borrowers to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

      The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

      As Master Servicer, Aurora will monitor the performance of the primary Servicers of the Mortgage Loans (see "The Servicers" below) in accordance with the provisions of the underlying servicing agreements and the Trust Agreement. Aurora will not, however, be ultimately responsible for the servicing of the Mortgage Loans (other than for those Mortgage Loans for which Aurora also acts in the capacity of a primary Servicer), except to the extent described under "Servicing of the Mortgage Loans" below.

                                  The Servicers

General

      The primary servicers of the Mortgage Loans include Aurora, Wells Fargo, Ocwen Federal Bank, FSB ("Ocwen") and Option One Mortgage Corporation ("Option One") (collectively, the "Servicers"). Wells Fargo, Ocwen, Option One and Aurora will service approximately 40.28%, 36.74%, 20.06% and 2.92% of the Mortgage Loans (by Cut-off Date Balance).

      It is anticipated that all of the Mortgage Loans being serviced by Option One will be subject to a servicing transfer to Ocwen within approximately one month following the Closing Date. If these servicing transfers are effected, it is expected that Ocwen will be the primary Servicer for approximately 56.80% of the Mortgage Loans.

      The Servicers will have primary responsibility for servicing the Mortgage Loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the servicing agreement between the Sellers and the Servicer (each, a "Servicing Agreement"). Each of the Trustee and the Master Servicer are either parties or third-party beneficiaries under the Servicing Agreements and can enforce the rights of the Sellers thereunder. Under a separate Credit Risk Management Agreement between the Credit Risk Manager and each Servicer, the Credit Risk Manager will provide certain monitoring and advisory services with respect to delinquent Mortgage Loans. See "Servicing of the Mortgage Loans."

      Under each Servicing Agreement, the Master Servicer has the authority to terminate the related Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the Servicing Agreement. See "Servicing of the Mortgage Loans" below. In addition, under each Servicing Agreement, the Sellers have the right to terminate the related Servicer, without cause, upon thirty days' notice, subject to certain conditions set forth in the Servicing Agreement, including payment of unreimbursed Advances, servicing advances, servicing fees and applicable expenses of the Servicer in connection with the transfer of the Mortgage Loans to a successor servicer, and in some cases, payment of a termination fee. Any such termination requires the consent of the Master Servicer and the Trustee and receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Certificates.

      The information in the following paragraphs has been provided by each of Wells Fargo and Ocwen, respectively. None of the Depositor, the Sellers, the Trustee, the Securities Administrator, the Master Servicer, the Credit Risk Manager, the Underwriters or any of their respective affiliates makes any representation as to the accuracy or completeness of this information.

      The delinquency and loan loss data set forth below for each Servicer represents the historical experience of such Servicer's servicing portfolio for the periods indicated. The actual delinquency and loss experience of the Mortgage Pool will be affected by a number of factors, including but not limited to the borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. In addition, the servicing portfolios described below may include mortgage loans that have not been outstanding long enough to have "seasoned" to a point where delinquencies would be fully reflected. In the absence of substantial continuous additions of recently originated mortgage loans to an unseasoned portfolio, it is possible that the delinquency and foreclosure percentages experienced could be significantly higher than that indicated in the tables below. Accordingly, there can be no assurance and no representation is made by any Servicer that the delinquency and loss experience of the Mortgage Pool will be similar to that of the Servicer's own servicing portfolio, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans in the Mortgage Pool.

Wells Fargo

      Wells Fargo is a direct, wholly-owned subsidiary of Wells Fargo Bank, National Association and an indirect wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo is engaged principally in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates and (ii) servicing residential mortgage loans for its own account and for the account of others. Wells Fargo is an approved servicer of Fannie Mae and Freddie Mac. Wells Fargo's principal office is located at 1 Home Campus, Des Moines, Iowa 50328-0001.

      The following table sets forth certain information regarding the delinquency experience of Wells Fargo with respect to all sub-prime mortgage loans serviced by it.

                       Wells Fargo Delinquency Experience

                               Subprime Portfolio

                             (Dollars in Thousands)

                                        As of December 31, 2000      As of December 31, 2001     As of March 31, 2002
                                      ---------------------------    -----------------------   -----------------------
                                                        By Dollar                  By Dollar                 By Dollar
                                        By No.           Amount        By No.       Amount       By No.       Amount
                                       of Loans         of Loans      of Loans     of Loans     of Loans     of Loans
                                       --------         ---------     --------     ---------    --------     ---------
Total Portfolio ...................    26,286         $2,608,374       29,948    $3,162,549      33,301    $3,644,884
                                       ======         ==========       ======    ==========      ======    ==========
Period of Delinquency (1)
  30-59 Days ......................     2,181         $  200,613        2,215    $  208,337       1,720    $  168,811
  60-89 Days ......................       712         $   64,403          673    $   61,334         499    $   49,393
  90 days or more .................       641         $   57,391          865    $   82,379         881    $   84,947
                                       ------         ----------       ------    ----------      ------    ----------
Total Delinquent Loans ............     3,534         $  322,407        3,753    $  352,050       3,100    $  303,151
                                       ======         ==========       ======    ==========      ======    ==========
Percent of Total Loans ............     13.44%             12.36%       12.53%        11.13%       9.31%         8.32%
Foreclosures (2) ..................       635         $   58,220        1,287    $  116,943       1,222    $  113,258
Foreclosure Ratio (3)                                       2.23%                      3.70%       3.11%
REO ...............................       207         $   16,363          527    $   46,881         650    $   55,879
                                                            0.63%                      1.48%                     1.53%

----------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosure as a percentage of total loans in the applicable portfolio at the end of each period.

Ocwen

      Ocwen is a federally chartered savings bank with its home office in Fort Lee, New Jersey, its servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida. Ocwen is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company ("OCN") headquartered in West Palm Beach, Florida. OCN's primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

      Ocwen is rated "SQ1" as a primary servicer of subprime loans and as a special servicer by Moody's Investors Service, Inc., is rated as a "Strong" residential subprime servicer and residential special servicer by Standard & Poor's Rating Service and has an "RSP2" rating as a subprime servicer and an "RSS2" rating as special servicer from Fitch Ratings. In addition, Ocwen is an approved Freddie Mac and Fannie Mae seller/servicer. As of March 31, 2002, Ocwen provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $23.5 billion, substantially all of which are being serviced for third parties.

      As of March 31, 2002, OCN had approximately $1.577 billion in assets, approximately $1.202 billion in liabilities and approximately $375 million in equity. As of March 31, 2002, Ocwen's core capital ratio was approximately 14.38% and its total risk-based capital ratio was approximately 23.09%, as measured by the Office of Thrift Supervision. For the quarter ended March 31, 2002, OCN's net loss was approximately $4.5 million. OCN reported approximately $274 million of cash and cash equivalents at March 31, 2002, up from approximately $261 million as of December 31, 2001.

      The following tables set forth, for the non-conforming credit mortgage loan servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.

                                     Ocwen

                         Delinquencies and Foreclosures

                             (Dollars in Thousands)

                                          As of December 31, 1998                        As of December 31, 1999
                                  ----------------------------------------      ------------------------------------------
                                                         Percent   Percent                               Percent   Percent
                                   By No.   By Dollar    by No.   by Dollar       By No.   By Dollar     by No.   by Dollar
                                  of Loans    Amount    of Loans   Amount        of Loans    Amount     of Loans    Amount
                                  --------    ------    --------   ------        --------    ------     --------    ------
Total Portfolio ................  68,274   $6,099,336    100.00%   100.00%        91,948   $8,080,272    100.00%   100.00%
Period of Delinquency(1)
  30-59 days ...................   3,325   $  265,396      4.87%     4.35%         4,194   $  348,575      4.56%     4.31%
  60-89 days ...................   1,555   $  129,439      2.28%     2.12%         1,873      157,404      2.04%     1.95%
  90 days or more ..............   6,322   $  561,709      9.26%     9.21%        13,853   $1,173,259     15.07%    14.52%
Total Delinquent Loans .........  11,202   $  956,544     16.41%    15.68%        19,920   $1,679,238     21.66%    20.78%
Loans in Foreclosure(2) ........   3,158   $  297,859      4.63%     4.88%         5,629   $  514,476      6.12%     6.37%

                                        As of December 31, 2000                          As of December 31, 2001
                                  ----------------------------------------      ------------------------------------------
                                                        Percent   Percent                               Percent   Percent
                                   By No.   By Dollar    by No.   by Dollar       By No.   By Dollar     by No.   by Dollar
                                  of Loans    Amount    of Loans   Amount        of Loans    Amount     of Loans    Amount
                                  --------    ------    --------   ------        --------    ------     --------    ------
Total Portfolio ................  87,846   $7,436,096    100.00%   100.00%        86,955  $17,422,016    100.00%   100.00%
Period of Delinquency(1)
  30-59 days ...................   4,654     $383,087      5.30%     5.15%         8,520  $   719,620      4.56%     4.13%
  60-89 days ...................   2,164    $ 178,911      2.46%     2.41%         3,755  $   324,753      2.01%     1.86%
  90 days or more ..............  14,119   $1,192,144     16.07%    16.03%        22,709  $ 1,896,796     12.15%    10.89%
Total Delinquent Loans .........  20,937   $1,754,142     23.83%    23.59%        34,984  $ 2,941,169     18.71%    16.88%
Loans in Foreclosure(2) ........   6,015     $530,414      6.85%     7.13%        10,286  $   908,884      5.50%     5.22%

                                        As of March 31, 2002
                                  ----------------------------------------
                                                         Percent   Percent
                                   By No.   By Dollar    by No.   by Dollar
                                  of Loans    Amount    of Loans   Amount
                                  --------    ------    --------   ------
Total Portfolio ..............  1202,350  $18,995,833    100.00%   100.00%
Period of Delinquency(1):
  30-59 days .................     6,514  $   584,498      3.22%     3.08%
  60-89 days .................     3,012  $   275,500      1.49%     1.45%
  90 days or more ............    21,314  $ 1,818,751     10.53%     9.57%
Total Delinquent Loans .......    30,840  $ 2,678,749     15.24%    14.10%
Loans in Foreclosure(2) ......     9,499  $   880,352      4.69%     4.63%

----------
(1) Includes 19,885 loans totaling $1,609,182 for March 31, 2002 which were delinquent at the time of transfer to Ocwen. (2) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                                     Ocwen

                               Real Estate Owned

                             (Dollars in Thousands)

                             At                  At                   At                   At                       At
                     December 31, 1998   December 31, 1999     December 31, 2000     December 31, 2001       March 31, 2002
                     -----------------   -----------------     -----------------     -----------------       --------------
                      By         By        By         By          By       By         By          By          By          By
                    No. of     Dollar    No. of     Dollar     No. of    Dollar      No. of     Dollar      No. of      Dollar
                     Loans     Amount     Loans     Amount     Loans      Amount     Loans      Amount       Loans      Amount
                     -----     ------     -----     ------     -----      ------     -----      ------       -----      ------
Total Portfolio ..  68,274  $6,099,336   91,948   $8,080,272   87,846   $7,436,096  186,955  $17,422,016   202,350  $18,995,833
Foreclosed
  Loans(1) .......     808   $  70,592    2,913   $  232,157    2,982   $  236,264    3,983  $   301,782     3,557  $   273,760
Foreclosure
  Ratio(2) .......    1.18%       1.16%    3.17%        2.87%    3.39%        3.18%   2.13%         1.73%     1.76%        1.44%

----------
(1) For the purpose of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.

(2) The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.


                                     Ocwen

                          Loan Gain/(Loss) Experience

                             (Dollars in Thousands)

                                       As of               As of                As of               As of              As of
                                 December 31, 1998   December 31, 1999    December 31, 2000   December 31, 2001   March 31, 2002
                                 -----------------   -----------------    -----------------   -----------------   --------------
Total Portfolio(1) ............      $6,099,366          $8,080,272          $7,436,096        $17,422,016         $18,995,833
Net Gains/(Losses) (2)(3) .....        ($26,068)          ($139,000)          ($282,261)         ($266,262)          ($265,849)
Net Gains/(Losses) as a
   Percentage of Total
   Portfolio ..................           (0.43)%             (1.72)%             (3.80)%            (1.53)%             (1.40)%

----------
(1) "Total Portfolio" on the date stated above is the principal balance of the mortgage loans outstanding on the last day of the period.

(2) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for each respective period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3) Includes ($131,867) as of March 31, 2002 of losses attributable to loans which were delinquent at the time of transfer to Ocwen.

                         Servicing of the Mortgage Loans
General

      Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer, except as described under "--Servicing Compensation and Payment of Expenses" "--Prepayment Interest Shortfalls" and "--Advances" below. If any Servicer fails to fulfill its obligations under the applicable servicing agreement, the Master Servicer is obligated to terminate that Servicer and appoint a successor servicer as provided in the Trust Agreement.

      Generally, the Sellers may transfer the servicing of the related Mortgage Loans to one or more successor servicers at any time with 30 days' notice, subject to the conditions set forth in the Trust Agreement and the related servicing agreement, with the prior consent of the Trustee, and the Master Servicer and the requirement that any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and, if the successor servicer is not at that time already a servicer of Mortgage Loans for the Trust Fund, that the Rating Agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Certificates.

Servicing Compensation and Payment of Expenses

      As compensation for master servicing, the Master Servicer is entitled to retain all investment earnings on amounts on deposit in the Collection Account established by the Master Servicer prior to their remittance to the Securities Administrator on the Master Servicer Remittance Date which occurs one business day before the related Distribution Date.

      The related Seller has agreed to pay a monthly fee (the "Servicing Fee") to each of Aurora, Ocwen and Wells Fargo with respect to each Mortgage Loan serviced by it calculated as 0.50% annually (the "Servicing Fee Rate") on the outstanding balance of each Mortgage Loan and to Option One calculated as 0.40% of the outstanding balance of each Mortgage Loan Serviced by it. Any successors to the Servicers will in all cases receive a fee in an amount equal to, but not greater than, the Servicing Fee calculated at the Servicing Fee Rate. As additional servicing compensation, each Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Premiums) to the extent collected from the borrower, together with any interest or other income earned on funds held in the custodial accounts and escrow accounts.

      The Master Servicing Fees and the Servicing Fees are subject to reduction as described below under "--Prepayment Interest Shortfalls" and "--Simple Interest Mortgage Loans". See "Servicing of Loans--Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding expenses payable by the Master Servicer and the Servicers. The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See "Servicing of Loans--Servicing Compensation and Payment of Expenses" in the Prospectus.

Prepayment Interest Shortfalls

      When a borrower prepays a Mortgage Loan in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made.

      Any Prepayment Interest Shortfall required to be funded but not funded by the Servicers or a successor servicer is required to be funded by the Master Servicer to the extent that such amount does not exceed the total of its Master Servicing compensation for the applicable Distribution Date, through a reduction in the amount of that compensation.

Advances

      Each Servicer will generally be obligated to make an advance with respect to delinquent payments of principal and interest (solely interest in the case of Simple Interest Mortgage Loans, as described below) on the Mortgage Loans (other than Balloon Payments), adjusted to the related Mortgage Rate less the Servicing Fee Rate (an "Advance"), to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Master Servicer will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Trust Agreement. The Master Servicer and each Servicer, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

      The purpose of making these Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

Simple Interest Mortgage Loans

      Approximately 0.03% of the Mortgage Loans (all of which are serviced by Ocwen) constitute "Simple Interest Mortgage Loans" (i.e., loans which provide for interest to be charged to the mortgagor based upon the number of days elapsed between receipt of the mortgagor's last payment and receipt of mortgagor's current payment). If the amount allocated to interest from the monthly payment on a Simple Interest Mortgage Loan exceeds an amount equal to 30 days' interest at the Mortgage Rate, an excess will result ("Simple Interest Excess"), and if the amount allocated to interest from the monthly payment on a Simple Interest Mortgage Loan is less than 30 days' interest at the Mortgage Rate, a shortfall will result ("Simple Interest Shortfall"). If, for any Distribution Date, the aggregate Simple Interest Excesses for the Simple Interest Mortgage Loans exceed the aggregate Simple Interest Shortfall, such excess is retained by Ocwen as additional servicing compensation. If, for any Distribution Date, aggregate Simple Interest Shortfalls exceed the aggregate Simple Interest Excess for such Simple Interest Mortgage Loans (a "Net Simple Interest Shortfall"), Ocwen will pay the amount of such deficiency (the "Net Simple Interest Shortfall Payments"), into the Master Servicer's Collection Account for payment to the Certificateholders on the related Distribution Date, without any right to reimbursement of such amount.

Collection of Taxes, Assessments and Similar Items

      The Master Servicer and the Servicers will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

      The Master Servicer and the Servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

      The Trust Agreement will provide that each year during which the Master Servicer directly services any of the Mortgage Loans, as servicer, a firm of independent accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Trust Agreement, except for (1) exceptions as the firm believes to be immaterial and
(2) any other exceptions set forth in such statement.

Master Servicer Default; Servicer Default

      If the Master Servicer is in default in its obligations under the Trust Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Voting Rights applicable to each class of Certificates affected thereby terminate the Master Servicer and either appoint a successor Master Servicer in accordance with the Trust Agreement or succeed to the responsibilities of the Master Servicer.

      If a Servicer is in default in its obligations under the applicable Servicing Agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor Servicer, in accordance with the applicable Servicing Agreement or succeed to the responsibilities of the terminated Servicer.

The Credit Risk Manager

      The Murrayhill Company, a Colorado corporation, (the "Credit Risk Manager") will monitor and make recommendations to the Master Servicer and the Servicers regarding certain delinquent and defaulted Mortgage Loans, and will report to the Trustee on the performance of such Mortgage Loans. The Credit Risk Manager will rely on mortgage loan data that is provided to it by the Servicers in performing its advisory and monitoring functions.

      The Credit Risk Manager will be entitled to receive a fee (the "Credit Risk Manager's Fee") until the termination of the Trust Fund or until its removal by a vote of at least 662/3% of the Certificateholders. This fee will be paid by the Trust Fund and will be calculated as 0.015% annually (the "Credit Risk Manager's Fee Rate") on the Scheduled Principal Balance of each Mortgage Loan.

Special Servicer for Distressed Mortgage Loans

      Each Seller, with the consent of the Master Servicer, has the option to transfer any Mortgage Loan serviced by Ocwen which becomes more than 90 days delinquent or for which such Servicer has accepted a deed in lieu of foreclosure (a "Distressed Mortgage Loan") for servicing by a special servicer selected by the Seller. Any special servicing fee paid to a special servicer will not exceed the Servicing Fee Rate.

                               The Trust Agreement

General

      The Certificates will be issued pursuant to a Trust Agreement (the "Trust Agreement") dated as of June 1, 2002 among the Depositor, the Master Servicer, the Securities Administrator, the Credit Risk Manager and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates. Offered Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Trustee will provide to a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Trust Agreement. Requests should be addressed to Bank One, 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126, Attention: Global Corporate Trust Services (ARC 2002-BC4).

Assignment of Mortgage Loans

      The Mortgage Loans will be assigned by the Depositor to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on that date). The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date, the applicable Seller and Servicer.

      As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Trust
Agreement: (1) the related original Mortgage Note endorsed without recourse to the Trustee or in blank, (2) the original Mortgage with evidence of recording indicated thereon (or, if such original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording), (3) an original assignment of the Mortgage to the Trustee or in blank in recordable form (except as described below), (4) the policies of title insurance issued with respect to each Mortgage Loan, and (5) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the Mortgages or assignments of Mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In that case, no Mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the related Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.

      The Mortgage Loans were purchased by the Sellers from the Originators or their correspondents (collectively, the "Transferors") pursuant to various mortgage loan sale agreements (each a "Sale Agreement"). Pursuant to the terms of each Sale Agreement, each Transferor has made to the related Seller, as of the date of (or provided in) the applicable agreement (each such date, a "Sale Date") certain representations and warranties concerning the Mortgage Loans that generally include representations and warranties similar to those summarized in the Prospectus under the heading "Loan Underwriting Procedures and Standards--Representations and Warranties." In addition, the Transferors have represented to the Sellers that none of the Mortgage Loans are subject to the Home Ownership and Equity Protection Act of 1994. The related Seller will assign its rights under the Sale Agreements to the Depositor under a mortgage loan sale and assignment agreement (the "Sale and Assignment Agreement"). The Depositor will in turn assign such rights to the Trustee for the benefit of the Certificateholders pursuant to the Trust Agreement. Within the period of time specified in the applicable Sale Agreement following its discovery or notification of a breach of any representation or warranty that materially and adversely affects the interests of Certificateholders in an Mortgage Loan or receipt of notice of such breach, the applicable Transferor will be obligated to cure such breach or purchase the affected

Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, to substitute another mortgage loan).

      Pursuant to the terms of each Sale and Assignment Agreement whereby the Mortgage Loans will be purchased by the Depositor, Lehman Capital or the Bank (in the case of those Mortgage Loans originated by the Transferors other than the Bank) will make to the Depositor (and the Depositor will assign its rights thereunder to the Trustee for the benefit of Certificateholders) only certain limited representations and warranties intended to address, for the most part, certain material conditions that may arise with respect to the Mortgage Loans between the applicable Sale Date and the Closing Date. In the event of a breach of any such representation or warranty that materially and adversely affects the interests of the Certificateholders in a Mortgage Loan and otherwise does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the related Seller will be obligated in the same manner as the Transferor to cure such breach or repurchase the affected Mortgage Loans, as described above.

      To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the applicable Transferor or by the applicable Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Offered Certificates, in particular the Offered Subordinate Certificates, may incur a loss.

Voting Rights

      At all times 97% of all voting rights will be allocated among the holders of the Offered Certificates (other than the Class A-IO Certificates) and the Class R Certificates as provided below. The portion of such voting rights allocated to the Offered Certificates shall be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate principal balance of the Mortgage Loans. The remainder of such percentage portion of voting rights shall be allocated to the Class R Certificates. At all times during the term of the Trust Fund, the holders of the Class A-IO, Class X and Class B2 Certificates shall each be allocated 1% of the voting rights. The voting rights allocation to any class of Certificates shall be allocated among all holders of each such class in proportion to the outstanding Certificate Principal Amount or Percentage Interest of such Certificates.

                   Yield, Prepayment and Weighted Average Life

General

      The yields to maturity (or to early termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans and the application of excess interest to retire the Class Principal Amounts of the Certificates. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered Certificates and other factors.

      Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

      Approximately 98.99% of the Mortgage Loans which are Adjustable Rate Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of two, three and five years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a semi-annual basis. When such Adjustable Rate Mortgage Loans begin their adjustable period, increases and decreases in the Mortgage Rate on the Mortgage Loan will be limited by the Periodic Cap, except in the case of the first adjustment, the Maximum Rate and the Minimum Rate, if any, and will be based on the Six-Month LIBOR Index or the One-Year CMT Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin. The Six-Month LIBOR Index or the One-Year CMT Index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Adjustable Rate Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Adjustable Rate Mortgage Loan has a Maximum Rate, and each Adjustable Rate Mortgage Loan has a Minimum Rate, which in some cases is equal to the related Gross Margin. Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers' adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rate on the Offered Certificates (other than the Class A-IO Certificates) beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

      Approximately 85.56% of the Mortgage Loans are subject to Prepayment Premiums during intervals ranging from six months to five years following origination, as described under "Description of the Mortgage Pools--General" herein. Such Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Mortgage Loans during the applicable Penalty Period.

      The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "Yield, Prepayment and Maturity Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      As described herein, approximately 5.68% of the Mortgage Loans are Balloon Loans which will have original terms to maturity that are shorter than their amortization schedules, leaving final payments due on their maturity dates that are significantly larger than other monthly payments. The Balloon Loans are generally expected to have original terms to maturity of 15 years. The ability of a borrower to repay a Balloon Loan at maturity frequently will depend on the borrower's ability to refinance the loan. Investors should consider that they will bear any loss on a Balloon Loan as a result of the borrower's inability to refinance the loan, to the extent not covered by the applicable credit enhancement described herein.

      From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. In particular, as described at "Risk Factors" certain counties of Arizona and Colorado are undergoing severe wildfires. Under the Sale and Assignment Agreements, the related Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the related Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the related Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

      Prepayments, liquidations and purchases of Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

      The yields on the Offered Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans. The yields on the LIBOR Certificates will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors--Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates."

      As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the Offered Certificates to maintain limited overcollateralization. The level of excess interest available on any Distribution Date will be influenced by, among other things:

      o The overcollateralization level of the Mortgage Loans. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the Certificate Principal Amounts of the Certificates;

      o The loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans;

      o     The value of LIBOR and the One-Year CMT Index; and

      o The extent to which the weighted average Net Mortgage Rates of the Mortgage Loans exceeds the weighted average of the pass-through rates of the Offered Certificates.

      No assurances can be given as to the amount or timing of excess interest distributable on the Certificates.

      The yields to investors in the Offered Certificates will be affected by the exercise by the Master Servicer of its right to purchase the Mortgage Loans, as described under "Description of the Certificates--Optional Purchase of Mortgage Loans" herein.

      If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium, particularly a Class A-IO Certificate, calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

      The Class A-IO Certificates will have no principal amount and therefore are offered at a premium. The Class Notional Amount of the Class A-IO Certificates will decrease according to a schedule as described herein. After the Distribution Date in June 2004, the Class Notional Amount of the Class A-IO Certificates will be zero, and the Class A-IO Certificates will not be entitled to distributions in respect of Current Interest. In the event that the Mortgage Loans prepay at an extremely rapid rate resulting in a decline in the Pool Balance below the applicable scheduled Class Notional Balance, investors in such Certificates could fail to recover their initial investments.

      The Interest Rates applicable to the LIBOR Certificates will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors--Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates."

Overcollateralization

      The yields of the Offered Certificates will be affected by the application of Monthly Excess Cashflow as described herein and by the amount of overcollateralization. The amount of Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. There can be no assurance as to whether overcollateralization will be maintained at the levels described herein.

Subordination of the Offered Subordinate Certificates

      As described herein, Certificates having a relatively higher priority of distribution will have a preferential right to receive distributions of interest to the extent of the Interest Remittance Amount and principal to the extent of the Principal Distribution Amount. In addition, Applied Loss Amounts will be allocated to the Class B1, Class M3, Class M2 and Class M1 Certificates in inverse order of seniority. As a result, the yields of the Offered Subordinate Certificates will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of more senior Certificates.

Weighted Average Life

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest (or, in some cases, payments under the Cap Agreement) applied in reduction of the Certificate Principal Amounts of the Offered Certificates.

      Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this Prospectus Supplement for the Mortgage Loans is a prepayment assumption (the "Prepayment Assumption") that represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Mortgage Loans for the life of such Mortgage Loans. A 100% Prepayment Assumption for the Adjustable Rate Mortgage Loans assumes a constant prepayment rate of 4.00% per annum of the outstanding principal balance of such Mortgage Loans for the first month following origination of the Mortgage Loan and approximately an additional 1.00% in each month thereafter for the next twenty-three months; and in each month thereafter during the life of such Mortgage Loans, a constant prepayment rate of 27% per annum is assumed. A 100% Prepayment Assumption for the Fixed Rate Mortgage Loans assumes a constant prepayment rate of 4.60% per annum of the outstanding principal balance of such Mortgage Loans for the first month following the origination of the Mortgage Loan and approximately an additional 1.67% in each month thereafter for the next eleven months; and in each month thereafter during the life of such Mortgage Loans, a constant prepayment rate of 23.00% is assumed. As used in the tables below, a 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e. no prepayments; a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

      The tables on page S-73 were prepared based on the following assumptions (collectively, the "Modeling Assumptions"): (1) the initial Class Principal Amounts are as set forth in the table on page S-3 and the Interest Rates are as described herein; (2) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in July 2002; (3) principal prepayments are received in full on the last day of each month commencing in June 2002 and there are no Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans; (5) Distribution Dates occur on the 25th day of each month, commencing in July 2002; (6) there are no purchases or substitutions of Mortgage Loans; (7) the Mortgage Rate of each Adjustable Rate Mortgage Loan is adjusted on the next applicable Adjustment Date to equal the value of the Six-Month LIBOR Index or the One-Year CMT Index, as applicable, set forth below plus the related Gross Margin; (8) the value of Six-Month LIBOR is equal to 1.9725%; the value of One-Month LIBOR is equal to 1.84%; and the One-Year CMT Rate is equal to 2.15%; (9) the applicable Index for the Class A, Class M1, Class M2, Class M3 and Class B1 Certificates is One-Month LIBOR calculated as described under "Description of the Certificates--Distributions of Interest--LIBOR"; (10) there is no optional termination of the Trust Fund by the Master Servicer (except in the case of Weighted Average Life in Years With Optional Termination); (11) the Certificates are issued on July 2, 2002; (12) no Prepayment Premiums are collected on the Mortgage Loans; (13) the Credit Risk Manager's Fee Rate equals 0.015% annually; (14) no payments are received by the Trust Fund pursuant to the Cap Agreement; and (15) the Mortgage Loans are aggregated into assumed Mortgage Loans having the following characteristics:

      Assumed Mortgage Loan Characteristics

                                                                          Remaining       Remaining        Original
                                                   Gross         Net       Term to       Amortization       Term to
                                   Principal      Mortgage    Mortgage    Maturity           Term          Maturity
Mortgage Loan Type                 Balance ($)    Rate (%)    Rate (%)    (months)       (months)(1)       (months)
------------------                 ----------     --------    --------    ----------     -----------       --------
1 Year ARM (CMT) ............     2,062,698.29     8.218      7.7073         289             289              360
2/28 ARM (LIBOR) ............   415,246,838.35     9.196      8.6851         358             358              360
3/27 ARM (LIBOR) ............    57,703,765.15     8.703      8.1923         358             358              360
5/25 ARM (LIBOR) ............       111,106.92     9.905      9.3943         334             334              360
Six Month ARM
  (LIBOR) ...................     2,752,858.41    10.572     10.0618         314             314              360
Fixed Rate (Balloon) ........    37,753,300.92     7.933      7.4226         175             354              180
Fixed Rate (Fully
  Amortizing) ...............   149,461,496.41     8.498      7.9875         333             333              338

                                                                                                                   Rate
                               Next Rate                                 Gross     Initial     Subsequent     Adjustment
                              Adjustment       Maximum       Minimum      Margin    Periodic      Periodic      Frequency
Mortgage Loan Type               Date         Rate (%)      Rate (%)        (%)      Cap (%)      Rate (%)      (months)
------------------            ----------     ----------    ----------     ------    --------     ----------    ----------
1 Year ARM (CMT) ..........   2002-11-01       13.516         4.932       3.993      1.712         1.741            12
2/28 ARM (LIBOR) ..........   2004-04-01       15.411         8.089       6.318      2.795         1.000             6
3/27 ARM (LIBOR) ..........   2005-04-01       15.208         7.558       6.270      2.518         1.000             6
5/25 ARM (LIBOR) ..........   2005-03-01       15.905         9.905       6.217      3.000         1.000             6
Six Month ARM
  (LIBOR) .................   2002-07-01       17.406        10.413       6.621      1.500         1.500             6
Fixed Rate (Balloon) ......          N/A          N/A           N/A         N/A        N/A           N/A           N/A
Fixed Rate (Fully
  Amortizing) .............          N/A          N/A           N/A         N/A        N/A           N/A           N/A

----------
(1) Each assumed Mortgage Loan has an original amortization equal to its original term to maturity, except for Fixed Rate (Balloon) loans which have an original amortization of 359 months.

      The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and the Mortgage Rate of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

      Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the Prepayment Assumption.

      The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in
(1) above.

 Percentage of Initial Class Principal Amount of the Class A, M1, M2, M3 and B1

              Certificates Outstanding at the Following Percentages
                          of the Prepayment Assumption

                                         Class A Certificates           Class M1 Certificates         Class M2 Certificates
                                    ----------------------------   ----------------------------    ---------------------------
                                     0%   50%   100%  150%  200%    0%   50%  100%  150%   200%    0%   50%  100%  150%   200%
                                     --   ---   ----  ----  ----    --   ---  ----  ----   ----    --   ---  ----  ----   ----
Initial
Percentage ......................   100   100   100   100   100    100   100   100   100   100    100   100   100   100   100
June 25, 2003 ...................    99    91    82    73    65    100   100   100   100   100    100   100   100   100   100
June 25, 2004 ...................    98    77    57    39    23    100   100   100   100   100    100   100   100   100   100
June 25, 2005 ...................    97    63    36    15     0    100   100   100   100    89    100   100   100   100   100
June 25, 2006 ...................    96    51    27    14     0    100   100    70    37    89    100   100    70    37    36
June 25, 2007 ...................    94    41    20     9     0    100   100    51    22    51    100   100    51    22     8
June 25, 2008 ...................    93    34    14     5     0    100    89    37    13    24    100    89    37    13     0
June 25, 2009 ...................    91    29    11     3     0    100    76    27     8     7    100    76    27     8     0
June 25, 2010 ...................    89    25     8     2     0    100    65    20     5     0    100    65    20     2     0
June 25, 2011 ...................    87    22     6     1     0    100    56    15     1     0    100    56    15     0     0
June 25, 2012 ...................    85    18     4     1     0    100    48    11     0     0    100    48    11     0     0
June 25, 2013 ...................    82    16     3     *     0    100    41     8     0     0    100    41     8     0     0
June 25, 2014 ...................    80    13     2     0     0    100    34     6     0     0    100    34     4     0     0
June 25, 2015 ...................    77    11     2     0     0    100    29     4     0     0    100    29     *     0     0
June 25, 2016 ...................    74    10     1     0     0    100    25     1     0     0    100    25     0     0     0
June 25, 2017 ...................    66     7     1     0     0    100    19     0     0     0    100    19     0     0     0
June 25, 2018 ...................    62     6     *     0     0    100    16     0     0     0    100    16     0     0     0
June 25, 2019 ...................    59     5     0     0     0    100    13     0     0     0    100    13     0     0     0
June 25, 2020 ...................    55     4     0     0     0    100    11     0     0     0    100    11     0     0     0
June 25, 2021 ...................    50     4     0     0     0    100     9     0     0     0    100     9     0     0     0
June 25, 2022 ...................    46     3     0     0     0    100     7     0     0     0    100     7     0     0     0
June 25, 2023 ...................    40     2     0     0     0    100     6     0     0     0    100     5     0     0     0
June 25, 2024 ...................    36     2     0     0     0     94     5     0     0     0     94     2     0     0     0
June 25, 2025 ...................    32     1     0     0     0     84     3     0     0     0     84     0     0     0     0
June 25, 2026 ...................    28     1     0     0     0     73     *     0     0     0     73     0     0     0     0
June 25, 2027 ...................    24     1     0     0     0     62     0     0     0     0     62     0     0     0     0
June 25, 2028 ...................    19     *     0     0     0     49     0     0     0     0     49     0     0     0     0
June 25, 2029 ...................    14     0     0     0     0     36     0     0     0     0     36     0     0     0     0
June 25, 2030 ...................     8     0     0     0     0     22     0     0     0     0     22     0     0     0     0
June 25, 2031 ...................     4     0     0     0     0     10     0     0     0     0     10     0     0     0     0
June 25, 2032 ...................     0     0     0     0     0      0     0     0     0     0      0     0     0     0     0
Weighted Average
Life in Years:
Without Optional Termination .... 18.37  5.89  3.25  2.14  1.40  25.82 11.05  5.96  4.50  5.17  25.81 10.97  5.90  4.28  4.02
With Optional Termination ....... 18.35  5.76  3.15  2.08  1.40  25.79 10.76  5.76  4.38  4.52  25.79 10.76  5.76  4.20  3.96

                                         Class M3 Certificates              Class B1 Certificates
                                    ------------------------------      ----------------------------
                                       0%   50%   100%  150%  200%       0%   50%  100%  150%   200%
                                       --   ---   ----  ----  ----       --   ---  ----  ----   ----
Initial
Percentage ......................     100   100   100   100   100       100   100   100   100   100
June 25, 2003 ...................     100   100   100   100   100       100   100   100   100   100
June 25, 2004 ...................     100   100   100   100   100       100   100   100   100   100
June 25, 2005 ...................     100   100   100   100   100       100   100   100   100   100
June 25, 2006 ...................     100   100    70    37    15       100   100    67    23     0
June 25, 2007 ...................     100   100    51    22     1       100   100    42     3     0
June 25, 2008 ...................     100    89    37    10     0       100    89    23     0     0
June 25, 2009 ...................     100    76    27     2     0       100    76    10     0     0
June 25, 2010 ...................     100    65    20     0     0       100    61     0     0     0
June 25, 2011 ...................     100    56    12     0     0       100    48     0     0     0
June 25, 2012 ...................     100    48     5     0     0       100    37     0     0     0
June 25, 2013 ...................     100    41     1     0     0       100    28     0     0     0
June 25, 2014 ...................     100    34     0     0     0       100    20     0     0     0
June 25, 2015 ...................     100    29     0     0     0       100    12     0     0     0
June 25, 2016 ...................     100    25     0     0     0       100     6     0     0     0
June 25, 2017 ...................     100    19     0     0     0       100     0     0     0     0
June 25, 2018 ...................     100    14     0     0     0       100     0     0     0     0
June 25, 2019 ...................     100    10     0     0     0       100     0     0     0     0
June 25, 2020 ...................     100     6     0     0     0       100     0     0     0     0
June 25, 2021 ...................     100     3     0     0     0       100     0     0     0     0
June 25, 2022 ...................     100     *     0     0     0       100     0     0     0     0
June 25, 2023 ...................     100     0     0     0     0       100     0     0     0     0
June 25, 2024 ...................      94     0     0     0     0        94     0     0     0     0
June 25, 2025 ...................      84     0     0     0     0        84     0     0     0     0
June 25, 2026 ...................      73     0     0     0     0        72     0     0     0     0
June 25, 2027 ...................      62     0     0     0     0        56     0     0     0     0
June 25, 2028 ...................      49     0     0     0     0        39     0     0     0     0
June 25, 2029 ...................      36     0     0     0     0        21     0     0     0     0
June 25, 2030 ...................      22     0     0     0     0         3     0     0     0     0
June 25, 2031 ...................       5     0     0     0     0         0     0     0     0     0
June 25, 2032 ...................       0     0     0     0     0         0     0     0     0     0
Weighted Average
Life in Years:
Without Optional Termination ....   25.76 10.67  5.70  4.06  3.55     25.22  9.29  4.91  3.54  3.16
With Optional Termination .......   25.76 10.64  5.69  4.06  3.54     25.22  9.29  4.91  3.54  3.16

----------
*     Indicates a value greater than 0.0% and less than 0.5%.

                   Material Federal Income Tax Considerations

General

      The Trust Agreement provides that the Trust Fund, exclusive of (i) the Basis Risk Reserve Fund, (ii) the Cap Agreement and (iii) an interest reserve held for the benefit of the Class B2 Certificates will comprise multiple lower tier REMICs (each, a "Lower Tier REMIC") and a single upper tier REMIC (the "Upper Tier REMIC") in a tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Class R Certificate will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each of the Lower Tier REMICs and the Upper Tier REMIC as a REMIC for federal income tax purposes.

      Upon the issuance of the Offered Certificates, McKee Nelson LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, each of the Lower Tier REMICs and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, Tax Counsel will deliver an opinion to the effect that the Basis Risk Reserve Fund is an "outside reserve fund". Moreover, Tax Counsel will deliver an opinion to the effect that the rights of the beneficial owners of the Offered Certificates to receive payments from the Basis Risk Reserve Fund represent interests in an interest rate cap contract for federal income tax purposes.

Tax Treatment of the Class A-IO Certificates

      The Class A-IO Certificates will represent ownership of REMIC regular interests for federal income tax purposes. See "Material Federal Income Tax Considerations--REMICs--Taxation of Owners of REMIC Regular Interests" in the Prospectus. In addition, the Class A-IO Certificates will be issued with original issue discount ("OID"). A beneficial owner of a certificate issued with OID must include the OID in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Considerations--REMICs--Taxation of Owners of REMIC Regular Interests--(2) Original Issue Discount" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption with respect to both the Adjustable Rate Mortgage Loans and Fixed Rate Mortgage Loans. See "Yield, Prepayment and Weighted Average Life--Weighted Average Life" above. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

Tax Treatment of the Remaining Offered Certificates

      For federal income tax purposes, a beneficial owner of an Offered Certificate other than a Class A-IO Certificate (a "Component Certificate") will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a limited recourse interest rate cap contract (the "Cap Contract"). The REMIC regular interest corresponding to a Component Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Component Certificate to which it corresponds, except that the interest payments will be determined without regard to any payments made from the Basis Risk Reserve Fund. Any payment on a Component Certificate that is made from the Basis Risk Reserve Fund will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of a Component Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Material Federal Income Tax Considerations--REMICs--Taxation of Owners of REMIC Regular Interests" in the Prospectus. In addition, each beneficial owner of a Component Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "--The Cap Contract Components" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Component Certificate.

Allocations

      A beneficial owner of a Component Certificate must allocate its purchase price for the certificate between its components--the REMIC regular interest component and the Cap Contract component. For information reporting purposes the Trustee will assume the Cap Contract components will have nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service ("IRS") could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

      Upon the sale, exchange, or other disposition of a Component Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Component Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see "Material Federal Income Tax Considerations--REMICs--Taxation of Owners of REMIC Regular Interests" in the Prospectus.

Original Issue Discount

      The REMIC regular interest component of a Component Certificate may be issued with OID. A beneficial owner of a Component Certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Considerations--REMICs--Taxation of Owners of REMIC Regular Interests--(2) Original Issue Discount" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption with respect to both the Adjustable Rate Mortgage Loans and Fixed Rate Mortgage Loans. See "Yield, Prepayment and Weighted Average Life--Weighted Average Life" above. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

The Cap Contract Components

      The portion of the overall purchase price of a Component Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Component Certificate.

      Any payments made to a beneficial owner of a Component Certificate from the Basis Risk Reserve Fund will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

      A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

Status of the Component Certificates

      The REMIC regular interest components of Component Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Component Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of the Component Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code.

                        Legal Investment Considerations

      Because of the inclusion of Second Lien Mortgage Loans in the Trust Fund, the Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

      Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

      Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors. See "Legal Investment Considerations" in the Prospectus.

                              ERISA Considerations

      Subject to the limitations and qualifications described under "ERISA Considerations" in the Prospectus, the Offered Certificates may be purchased by an employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or to
Section 4975 of the Internal Revenue Code of 1986, as amended (collectively, a "Plan"), or by a person investing on behalf of or with plan assets of such a plan or arrangement. A fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA, or the Code, should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations" in the Prospectus.

      The rating of an Offered Certificate may change. If the rating of a class of Offered Certificates declines below the lowest permitted rating, Certificates of that class may no longer be purchased by or sold to a Plan (although a Plan that had purchased a Certificate of that class when the Certificate had a permitted rating would not be required to dispose of it).

                                 Use of Proceeds

      The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans and the repayment of any related financing. Immediately prior to the sale of the Mortgage Loans to the Trustee, certain of the Mortgage Loans were subject to financing provided by an affiliate of Lehman Brothers Inc. The Depositor will apply a portion of the proceeds from the sale of the Certificates to repay the financing.

                                  Underwriting

      Subject to the terms and conditions set forth in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") between the Depositor and Lehman Brothers Inc. as representative of the underwriters named below (the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and the respective Underwriters have agreed to purchase from the Depositor, the initial Class Principal Amount or Percentage Interest of each Class of Offered Certificates as set forth below:

                                                              Countrywide
                                Lehman Brothers Inc.     Securities Corporation
                                --------------------     ----------------------
Class A .....................        $492,050,000             $50,000,000
Class AIO ...................                100%                      --
Class M1 ....................        $ 39,905,000                      --
Class M2 ....................        $ 36,580,000                      --
Class M3 ....................        $ 29,929,000                      --
Class B1 ....................        $ 12,304,000                      --

      The distribution of the Offered Certificates by the Underwriters will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriters may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriters, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Act.

      Expenses incurred by the Depositor in connection with this offering are expected to be approximately $506,000.

      Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class B2, Class X and Class R Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

      Lehman Brothers Inc. is an affiliate of the Depositor, Lehman Capital, the Bank, the Cap Provider and the Master Servicer.

      After the initial distribution of the Offered Certificates by the Underwriters, the Prospectus and Prospectus Supplement may be used by the Underwriters in connection with market making transactions in the Offered Certificates. The Underwriters may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.
                                  Legal Matters

      Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, Washington, D.C.

                                     Ratings

      It is a condition to the issuance of the Class A and Class A-IO Certificates that they be rated "AAA" by S&P and "Aaa" by Moody's (together with S&P, the "Rating Agencies"). It is a condition to the issuance of the Class M1 Certificates that they be rated "AA" by S&P and "Aa2" by Moody's. It is a condition to the issuance of the Class M2 Certificates that they be rated "A" by S&P and "A2" Moody's. It is a condition to issuance of the Class M3 Certificates that they be rated "BBB" by S&P and "Baa2" by Moody's. It is a condition to the issuance of the Class B1 Certificates that they be rated "BBB-" by S&P and "Baa2" by Moody's.

      The rating of "AAA" and "Aaa" are the highest ratings that the applicable Rating Agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

      The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be repaid to Certificateholders from Monthly Excess Cashflow or the Cap Agreement. In addition, the ratings on the Class A-IO Certificates do not address whether investors in those Certificates will fail to recoup their initial investment due to a faster than anticipated rate of prepayments.

      The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

      The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                                                    Index of Principal Terms

Defined Terms                                           Page     Defined Terms                                           Page
-------------                                           ----     -------------                                           ----
A Spread .............................................  S-21     Deferred Amount ......................................  S-34
Accrual Period .......................................  S-21     Definitive Certificate ...............................  S-17
Act ..................................................  S-77     Delinquency Rate .....................................  S-29
Adjustment Date ......................................  S-37     Depositor ............................................  S-17
Advance ..............................................  S-62     Designated Telerate Page .............................  S-26
Aggregate Expense Rate ...............................  S-22     Distressed Mortgage Loan .............................  S-64
Aggregate Overcollateralization Release Amount .......  S-30     Distribution Date ....................................  S-16
Applied Loss Amount ..................................  S-32     DTC ..................................................  S-17
Aurora ...............................................  S-54     ERISA ................................................  S-76
B1 Principal Distribution Amount .....................  S-30     Euroclear ............................................  S-17
B1 Spread ............................................  S-21     Euroclear Operator ...................................  S-19
B1 Target Amount .....................................  S-31     Euroclear Participants ...............................  S-19
Balloon Loans ........................................  S-36     European Depositaries ................................  S-17
Balloon Payments .....................................  S-36     Finance America ......................................  S-35
Bank .................................................  S-35     Finance America Underwriting Guidelines ..............  S-49
Basis Risk Payment ...................................  S-23     Financial Intermediary ...............................  S-17
Basis Risk Reserve Fund ..............................  S-23     First Lien Home Mortgage Loans .......................  S-35
Basis Risk Shortfall .................................  S-23     First Lien Mortgage Loans ............................  S-49
BBA ..................................................  S-26     Fitch Ratings ........................................  S-24
BBAM .................................................  S-26     Full Documentation ...................................  S-53
Beneficial Owner .....................................  S-17     Gross Margin .........................................  S-37
BNC ..................................................  S-35     Harbourton ...........................................  S-54
BNC Underwriting Guidelines ..........................  S-49     Initial Cap ..........................................  S-37
Book-Entry Certificates ..............................  S-17     Initial Purchase Date ................................  S-34
Business Day .........................................  S-16     Insurance Fee Rate ...................................  S-36
Cap Agreement ........................................  S-16     Insurance Proceeds ...................................  S-27
Cap Contract .........................................  S-74     Interest Rate ........................................  S-23
Cap Guarantor ........................................  S-24     Interest Rates .......................................  S-21
Carryforward Interest ................................  S-21     Interest Remittance Amount ...........................  S-25
Certificate Account ..................................  S-16     Interest Settlement Rate .............................  S-26
Certificate Principal Amount .........................  S-22     Interest-only Certificates ...........................  S-16
Certificateholder ....................................  S-17     IRS ..................................................  S-75
Certificates .........................................  S-16     Lehman Capital .......................................  S-35
Class Notional Amount ................................  S-16     LIBOR ................................................  S-26
Class Principal Amount ...............................  S-16     LIBOR Business Day ...................................  S-26
Clearstream Luxembourg ...............................  S-17     LIBOR Certificates ...................................  S-16
Clearstream Luxembourg Participant ...................  S-19     LIBOR Determination Date .............................  S-26
Closing Date .........................................  S-22     LIBOR Mortgage Loans .................................  S-37
Code .................................................  S-74     LIBOR01 ..............................................  S-26
Collection Period ....................................  S-27     Liquidated Mortgage Loan .............................  S-31
Combined Loan-to-Value Ratio .........................  S-36     Loan-to-Value Ratio ..................................  S-35
Compensating Interest ................................  S-26     Lower Tier REMIC .....................................  S-74
Component Certificate ................................  S-74     M1 Principal Distribution Amount .....................  S-29
Cooperative ..........................................  S-19     M1 Spread ............................................  S-21
Corporate Trust Office ...............................  S-34     M1 Target Amount .....................................  S-31
Counterparty .........................................  S-23     M2 Principal Distribution Amount .....................  S-29
Credit Risk Manager ..................................  S-63     M2 Spread ............................................  S-21
Credit Risk Manager's Fee ............................  S-63     M2 Target Amount .....................................  S-31
Credit Risk Manager's Fee Rate .......................  S-63     M3 Principal Distribution Amount .....................  S-30
Current Interest .....................................  S-21     M3 Spread ............................................  S-21
Cut-off Date Balance .................................  S-35     M3 Target Amount .....................................  S-31

Defined Terms                                           Page     Defined Terms                                           Page
-------------                                           ----     -------------                                           ----
Master Servicer                                         S-54     Rolling Three Month Delinquency Rate                    S-29
Maximum Interest Rate                                   S-23     Rules                                                   S-18
Maximum Rate                                            S-37     S&P                                                     S-24
Minimum Rate                                            S-37     Sale Agreement                                          S-65
Modeling Assumptions                                    S-70     Sale and Assignment Agreement                           S-65
Monthly Excess Cashflow                                 S-32     Sale Date                                               S-65
Monthly Excess Interest                                 S-25     Scheduled Payment                                       S-27
Moody's                                                 S-24     Scheduled Principal Balance                             S-27
Mortgage Loans                                          S-16     Second Lien Mortgage Loans                              S-35
Mortgage Pool                                           S-16     Securities Administration Fee                           S-34
Mortgage Rate                                           S-22     Securities Administration Fee Rate                      S-34
Net Funds Cap                                           S-22     Securities Administrator                                S-34
Net Liquidation Proceeds                                S-27     Sellers                                                 S-35
Net Mortgage Rate                                       S-22     Senior Certificates                                     S-16
Net Prepayment Interest Shortfalls                      S-26     Senior Enhancement Percentage                           S-30
Net Simple Interest Shortfall                           S-63     Senior Principal Distribution Amount                    S-29
Net Simple Interest Shortfall Payments                  S-63     Senior Target Amount                                    S-30
No Documentation                                        S-53     Servicers                                               S-56
Notional Amount                                         S-22     Servicing Agreement                                     S-56
OCN                                                     S-59     Servicing Fee                                           S-62
Ocwen                                                   S-56     Servicing Fee Rate                                      S-62
Offered Certificates                                    S-16     Simple Interest Excess                                  S-62
Offered Subordinate Certificates                        S-16     Simple Interest Mortgage Loan                           S-62
OID                                                     S-74     Simple Interest Shortfall                               S-63
Optimal Interest Remittance Amount                      S-22     Six-Month LIBOR Index                                   S-37
Option One                                              S-56     SMMEA                                                   S-76
Optional Termination                                    S-34     Stated Income Documentation                             S-53
Overcollateralization Amount                            S-30     Stepdown Date                                           S-29
Overcollateralization Deficiency                        S-30     Strike Rate                                             S-24
Participant                                             S-17     Subordinate Certificates                                S-16
Payahead                                                S-25     Substitution Amount                                     S-25
Penalty Period                                          S-36     Target Amount                                           S-29
Percentage Interest                                     S-17     Targeted Overcollateralization Amount                   S-30
Periodic Cap                                            S-37     Tax Counsel                                             S-74
Plan                                                    S-76     Terms and Conditions                                    S-19
Pool Balance                                            S-23     The Servicers                                           S-55
Prepayment Assumption                                   S-70     Transferors                                             S-65
Prepayment Interest Shortfall                           S-26     Trigger Event                                           S-29
Prepayment Period                                       S-27     Trust Agreement                                         S-65
Prepayment Premium                                      S-36     Trust Fund                                              S-16
Principal Distribution Amount                           S-27     Trustee                                                 S-34
Principal Remittance Amount                             S-27     Underwriters                                            S-77
Purchase Price                                          S-34     Underwriting Agreement                                  S-77
Rating Agencies                                         S-77     Unpaid Basis Risk Shortfall                             S-23
Realized Loss                                           S-31     Upper Tier REMIC                                        S-74
Record Date                                             S-16     Value I.T.                                              S-51
Relevant Depositary                                     S-17     Wells Fargo                                             S-35
Residual Certificate                                    S-16     Wells Fargo Underwriting Guidelines                     S-49

                                    Annex A

          Global Clearance, Settlement and Tax Documentation Procedures

      Except in certain limited circumstances, the globally offered Amortizing Residential Collateral Mortgage Pass-Through Certificates, Series 2002-BC4 (the Global Securities) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

      Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

      Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.


                                     S-A-1

      Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as


                                     S-A-2
applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.


Certain U.S. Federal Income Tax Documentation Requirements

      A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

            I. the Trustee or the U.S. withholding agent receives a statement--

                  (a) from the holder on Internal Revenue Service (IRS) Form
            W-8BEN (or any successor form) that--

                  (i) is signed by the certificateholder under penalties of perjury,

                  (ii) certifies that such owner is not a United States person, and

                  (iii) provides the name and address of the certificateholder,
                        or

                  (b) ___ from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that--

                  (i) is signed under penalties of perjury by an authorized representative of the financial institution,

                  (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),


                                     S-A-3

                  (iii) provides the name and address of the certificateholder,
                        and

                  (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

            II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

            III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

            IV. the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

      A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

      In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

            I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

            II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

            III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

      This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

      The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

      This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


                                     S-A-4

PROSPECTUS

                    Structured Asset Securities Corporation

                                   Depositor

                           Asset-Backed Certificates

                               Asset-Backed Notes

                              (Issuable in Series)

                                   ----------

Each Trust Fund:

o may periodically issue asset-backed pass-through certificates or asset backed notes, in each case in one or more series with one or more classes; and

o will be established to hold assets transferred to it by Structured Asset Securities Corporation, including:

      o mortgage loans or participation interests in mortgage loans, including manufactured home loans;

      o mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae; and/or

      o private mortgage backed certificates, as described in this prospectus; and

      o payments due on those mortgage loans and mortgage backed certificates.

      The assets in your trust fund will be specified in the prospectus supplement for your trust fund, while the types of assets that may be included in a trust fund, whether or not included in your trust fund, are described in greater detail in this prospectus.

The Securities:

o     will be offered for sale pursuant to a prospectus supplement;

o will evidence beneficial ownership of, or be secured by, the assets in the related trust fund and will be paid only from the trust fund assets described in this prospectus; and

o     may have one or more forms of credit enhancement.

      The securityholders will receive distributions of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the trust fund.

      The prospectus supplement will state whether the securities are expected to be classified as indebtedness and whether the trust will make a REMIC or FASIT election for federal income tax purposes.

      The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                LEHMAN BROTHERS

                 The date of this prospectus is March 22, 2002.

                         Description of the Securities

General

      The asset-backed certificates (the "Certificates") of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement (as defined herein). A series of Securities may also include asset-backed notes (the "Notes," and together with the Certificates, the "Securities") that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture. See "The Agreements."

      Each series of Securities will consist of one or more classes of Securities, one or more of which may:

      o accrue interest based on a variable or adjustable rate ( "Floating Rate Securities ");

      o provide for the accrual of interest, which is periodically added to the principal balance of the Securities, but on which no interest or principal is payable except during any periods specified in the prospectus supplement ("Compound Interest Securities");

      o be entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the series than the percentage of principal on the Loans to which the Securities are entitled ("Interest Weighted Securities");

      o be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the Securities are entitled ("Principal Weighted Securities");

      o not be entitled to principal until the earlier of the date specified in the prospectus supplement or the date on which the principal of all Securities of the series having an earlier Final Scheduled Distribution Date have been paid in full ("Planned Amortization Certificates" or "PACs");

      o be subordinate to one or more other classes of Securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement ("Subordinate Securities"); and/or

      o be other types of Securities, as described in the prospectus supplement.

      If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the assets in the related trust fund (each portion of Assets, an "Asset Group").

      Each class of Securities offered by this prospectus and the prospectus supplement (the "Offered Securities") will be issued in the minimum original principal amount or notional amount for Securities of each class specified in the prospectus supplement. The transfer of any Offered Securities may be registered, and those Securities may be exchanged, without the payment of any service charge. The classes of Securities of a series may be issued in fully registered, certificated form ("Definitive Securities") or issued in book-entry form only ("Book-Entry Securities") Book-Entry Securities in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See "-- Book-Entry Registration."

Distributions on the Securities

      General

      Distributions on the Securities of each series will be made by or on behalf of the trustee from the Available Distribution Amount for that series, on each Distribution Date, as specified in the prospectus supplement. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the Security Register, or by wire transfer (at the expense of the securityholder requesting payment by wire transfer) in certain circumstances described in the prospectus supplement; provided, however, that the final distribution in retirement of a Security will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a Security will be mailed to the securityholders.

      Distributions of interest on Securities entitled to receive interest will be made periodically at the intervals and Interest Rates specified or determined in accordance with the prospectus supplement. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless the prospectus supplement specifies a different basis. Distributions of principal on each class of Securities in a series will be made on a pro rata or random lot basis among all of the Securities of the class, or as otherwise specified in the prospectus supplement.

      The funds in the Distribution Account (together with any amounts transferred from any Reserve Fund or applicable credit support) may be insufficient to make the full distribution to securityholders on a Distribution Date. In this case, the funds available for distribution to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of Securities will receive their current distributions and past amounts due but unpaid to them before holders of Subordinate Securities are paid (in each case, these amounts are calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next Distribution Date.

      For a description of the reports to be furnished to securityholders concerning a distribution, see "The Agreements -- Reports to Securityholders."

      Single Class Securities Generally

      With respect to a series of Securities that is not a Multi-Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled to payment on the basis of the undivided percentage interest (the "Percentage Interest") evidenced by the Security, or on the basis of the Security's outstanding principal amount or notional amount (subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions), as specified in the prospectus supplement. See "Subordinate Securities" below.

      If the Primary Assets for a series of Securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the Securities or on a class in the series (the "Interest Rate") may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets. If the Primary Assets for a series have fixed interest rates, then the Interest Rate on Securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the Interest Rate on the Securities of the related series may also reflect those caps.

      If specified in the prospectus supplement, a series of Securities may include one or more classes that are Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the prospectus supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each class in the principal component of the distributions, the interest component of the distributions, or both, and will be further allocated on a pro rata basis among the Securities within each class. The method or formula for determining the Percentage Interest of a Security will be set forth in the prospectus supplement.

      Multi-Class Series

      A series of Securities may include Floating Rate Securities, Compound Interest Securities and Planned Amortization Certificates, and/or classes of Subordinate Securities and Senior Securities (a "Multi-Class Series"). For a series of Securities that is not a Multi-Class Series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the Securities unless the series has a subordination feature in one or more classes of Subordinate Securities that protects one or more classes of Senior Securities in the event of failure of timely payment of the Primary Assets. Unless otherwise specified in the prospectus supplement, each Security of a Multi-Class Series will have a principal amount or a notional amount and a specified Interest Rate (that may be zero). Interest distributions on a Multi-Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Interest Rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the Distribution Account, subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions. See "Subordinate Securities" below and "Credit Support -- Subordinate Securities; Subordination Reserve Fund."

      Distributions of interest on Compound Interest Securities will begin only after the related accretion termination date specified in the prospectus supplement. On each Distribution Date on or before the accretion termination date, interest on the Compound Interest Securities accrues, and the amount of interest accrued is added on each Distribution Date to the principal balance of the Security. On each Distribution Date after the accretion termination date, interest distributions will be made on classes of Compound Interest Securities on the basis of the current Compound Value of the class. The "Compound Value" of a class of Compound Interest Securities equals the initial aggregate principal balance of the class, plus accrued and undistributed interest added to the class through the immediately preceding Distribution Date, less any principal distributions previously made to reduce the aggregate outstanding principal balance of the class.

      A Multi-Class Series may also include one or more classes of Floating Rate Securities. The Interest Rate of a Floating Rate Security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate, or both, as specified in the prospectus supplement. For each class of Floating Rate Securities, the prospectus supplement will set forth the initial Floating Rate (or the method of determining it), the period during which the Floating Rate applies, and the formula, index, or other method by which the Floating Rate for each period will be determined.

      Distributions of principal will be allocated among the classes of a Multi-Class Series in the order of priority and amount specified in the prospectus supplement. Generally, the "Principal Distribution Amount" for a Multi-Class Series on any Distribution Date will be equal to the sum of (1) the accrual distribution amount for any Compound Interest Securities, (2) the Minimum Principal Distribution Amount and (3) the percentage, if any, of the excess cash flow specified in the prospectus supplement. The "Minimum Principal Distribution Amount" is the amount, if any, by which the outstanding principal balance of the Securities of a series (before giving effect to any payment of principal on that Distribution Date) exceeds the aggregate value of the Primary Assets as of that Distribution Date.

      Subordinate Securities

      A series of Securities may include one or more classes of Subordinate Securities that provide some or all of the credit support for the Senior Securities in the series. The rights of holders of some classes of securities (the "Subordinate Securities") to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the "Senior Securities") but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit support may be provided by a cross-support feature. This feature requires that distributions be made to Senior Securities prior to making distributions on Subordinate Securities backed by assets in another Asset Group within the trust fund. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a "Rating Agency"), Subordinate Securities will not be offered by this prospectus or the prospectus supplement. See "Credit Support -- Subordinate Securities; Subordination Reserve Fund."

Optional Termination

      If specified in the prospectus supplement for a series of Securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust fund, or cause an early termination of the trust fund by repurchasing all of the Primary Assets from the trust fund or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the Aggregate Asset Principal Balance of the Primary Assets is less than a specified percentage of the initial Aggregate Asset Principal Balance, or (2) the aggregate principal amount of the Securities (or of certain classes in a series) is less than a specified percentage of their initial aggregate principal amount, as described in the prospectus supplement.

      o "Asset Principal Balance" means, for any Loan at the time of determination, its outstanding principal balance as of the Cut-off Date, reduced by all amounts distributed to securityholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on the Loan.

      o     "Aggregate   Asset   Principal   Balance"  means,  at  the  time  of
            determination, the aggregate of the Asset Principal Balances of all the Loans in a trust fund.

      The optional termination described in this section will be in addition to terminations that may result from other events. See "The Agreements -- Event of Default; Rights Upon Event of Default" and "-- Termination."

Optional Purchase of Securities

      The prospectus supplement for a series of Securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated entity, at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases

      If specified in the prospectus supplement for a series, any class of Securities in the series may be subject to redemption, in whole or in part, at the request of the holders of that class or mandatory purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of Securities will be described in the prospectus supplement.

      The depositor may also have the option to obtain for any series of Securities, one or more guarantees from a company or companies acceptable to the Rating Agencies. As specified in the prospectus supplement, these guarantees may provide for one or more of the following for any series of Securities:

      o     call protection for any class of Securities of a series;

      o a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

      o     certain other guarantees described in the prospectus supplement.

Book-Entry Registration

      General

      If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Banking, societe anonyme (formerly Cedelbank) (referred to herein as "Clearstream") or the Euroclear System ("Euroclear"). Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

      No person acquiring an interest in a Book-Entry Security (each, a "Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth below under "-- Definitive Securities." Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the related prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their Participants (as defined below), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

      Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      DTC

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

      Clearstream

      Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of Clearstream, either directly or indirectly.

      Euroclear

      Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 35 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative Corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

      Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (individually the "Relevant Depositary" and collectively, the "European Depositaries").

      Beneficial Ownership of Book-Entry Securities

      Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate or a Note. Unless and until Definitive Securities are issued, it is anticipated that the only "securityholder" of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Certificateholders" or "Noteholders" as those terms are used in the related Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream or Euroclear, as applicable.

      The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

      Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

      Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

      Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream or Euroclear on that business day.

Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Participant of Clearstream or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see "Material Federal Income Tax Considerations -- REMICs -- Taxation of Certain Foreign Investors," "-- Grantor Trust Funds -- Taxation of Certain Foreign Investors" and "-- Partnership Trust Funds and Debt Securities -- Tax Consequences to Foreign Securityholders" herein and, if the Book-Entry Securities are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to the prospectus supplement.

      Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

      Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

      Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on Securities held through Clearstream or Euroclear will be credited to the cash accounts of Participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations --REMICs -- Taxation of Certain Foreign Investors," -- "Grantor Trust Funds -- Taxation of Certain Foreign Investors" and "-- Partnership Trust Funds and Debt Securities -- Tax Consequences to Foreign Securityholders" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

      Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

      Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the related Agreement, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related Agreement, on behalf of a Participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

      None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

      Definitive Securities

      Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor, (2) if the depositor, at its option, elects to end the book-entry system through DTC or (3) in accordance with any other provisions described in the prospectus supplement.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book-Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the related Agreement.

                  Yield, Prepayment and Maturity Considerations

Payment Delays

      With respect to any series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on which the payments or distributions are paid to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The prospectus supplement will set forth an example of the timing of receipts and the distribution of collections to securityholders, so that the impact of this delay can be understood.

Principal Prepayments

      With respect to a series for which the Primary Assets consist of Loans or participation interests in Loans, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of the prepayment only to the prepayment date. In addition, the prepayment may not be required to be paid to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest that would otherwise be available for distributions on the Securities. Therefore, the yield that would be obtained if interest continued to accrue on the Loan until the principal prepayment is paid to securityholders, is effectively reduced. To the extent specified in the prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the master servicer or servicer with respect to prepaid Loans. Further, if the Interest Rate on a class of Securities in a series is based upon a weighted average of the interest rates on the Loans comprising or underlying the Primary Assets, interest on these Securities may be paid or accrued in the future at a rate lower than the initial interest rate, to the extent that Loans bearing higher rates of interest are prepaid more quickly than Loans bearing lower rates of interest. See "Servicing of Loans -- Advances and Limitations Thereon."

Timing of Reduction of Principal Amount

      A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any interest accrual period, as specified in the prospectus supplement, will be less than the amount that would have accrued on the actual principal amount of the Securities outstanding. The effect of these provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of the Securities to each Distribution Date. The prospectus supplement will specify the time at which the principal amounts of the Securities are determined or are deemed reduced for purposes of calculating interest distributions on Securities of a Multi-Class Series.

Interest or Principal Weighted Securities

      If a class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Securities. The prospectus supplement will include a table showing the effect of various levels of prepayment on yields on these types of Securities. The tables will illustrate the sensitivity of yields to various prepayment rates and will not purport to predict, or provide information enabling investors to predict, yields or prepayment rates.

Final Scheduled Distribution Date

      The prospectus supplement will specify the Final Scheduled Distribution Date or Maturity Date for each class of a Multi-Class Series. The Maturity Date for each class of Notes is the date on which the principal of the class of Notes will be fully paid. The Final Scheduled Distribution Date for each class of Certificates is the date on which the entire aggregate principal balance of the class will be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. Because prepayments on the Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of the class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to the Certificates, as a result of delinquencies, defaults and liquidations of the assets in the trust fund, the actual final distribution date of any Certificate may occur later than its Final Scheduled Distribution Date.

Prepayments and Weighted Average Life

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of the security will be repaid to the investor. The weighted average life of the Securities of a series will be influenced by the rate at which principal on the Loans comprising or underlying the Primary Assets for the Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Primary Assets for a series, those Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those Loans. It should be noted that the Loans comprising or underlying the Primary Assets for a series may have different interest rates, and the stated pass-through or interest rate of certain Primary Assets or the Interest Rate on the Securities may be a number of percentage points less than interest rates on the Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Primary Assets. If any Loans comprising or underlying the Primary Assets for a series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more classes of the series may be fully paid prior to their respective stated maturities.

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below.

      CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

      The prospectus supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each class of that series under a given set of prepayment assumptions. The prospectus supplement will also describe the percentage of the initial principal balance of each class of a series that would be outstanding on specified Distribution Dates for the series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Primary Assets.

Other Factors Affecting Weighted Average Life

      Type of Loan

      Mortgage Loans secured by multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units ("Multifamily Properties") may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. ARMs, Bi-weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Primary Assets may experience a rate of principal prepayments that is different from the principal prepayment rate for ARMs, Bi-weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of these Loans in either stable or changing interest rate environments.

      In the case of a Negatively Amortizing ARM, if interest rates rise without a simultaneous increase in the related scheduled payment of principal and interest (the "Scheduled Payment"), negative amortization may result or the amount of interest accrued on the Stated Principal Balance thereof may exceed the amount of interest paid by the mortgagor in any month (such excess, "Deferred Interest"). However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid negative amortization and to increase tax deductible interest payments.

      To the extent that any of Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of the Mortgage Loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of the Mortgage Loans will increase.

      In a declining interest rate environment, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of the ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of the Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to holders who purchased their Securities at a premium, if any, and holders of classes of Interest Weighted Securities. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial interest rates borne by the Loans ("Mortgage Rates"), Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs that comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

      If the Loans comprising or underlying the Primary Assets for a series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the master servicer, servicer, or PMBS Servicer, as applicable, may, if specified in the prospectus supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related series.

      A GEM Loan provides for scheduled annual increases in the borrower's Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date. The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some Manufactured Home Loans may be FHA Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

      In the case of Mortgage Loans that do not require the borrowers to make payments of principal or interest until the occurrence of certain maturity events, the Mortgage Loans will generate enough cash to pay interest and principal on the Securities of the related series only if specified maturity events occur with sufficient frequency and relative regularity. There can be no assurance regarding the rate and timing of the occurrence of maturity events with respect to these Mortgage Loans.

      Foreclosures and Payment Plans

      The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets that are foreclosed in relation to the number of Loans that are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to holders of Securities who purchased their Securities at a premium, if any, and the return on a class of Interest Weighted Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

      Due on Sale Clauses

      The acceleration of repayment as a result of certain transfers of the real property securing a Mortgage Loan (the "Mortgaged Property") is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Primary Assets may include "due-on-sale" clauses. Except as otherwise described in the prospectus supplement for a series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the master servicer or the servicer of Loans constituting the Primary Assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any "due-on-sale" clause applicable to the related Loan under the circumstances and in the manner it enforces due-on-sale clauses with respect to other similar loans in its portfolio. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

      Optional Termination

      If specified in the prospectus supplement, any designated entity may cause an early termination of the trust fund by repurchasing the remaining Primary Assets in the Trust Fund, or may purchase Securities of certain classes. See "Description of the Securities -- Optional Termination."

                                 The Trust Funds

General

      The Notes will be secured by a pledge of the assets of the trust fund, or an individual Asset Group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual Asset Group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.

      The trust fund for each series of Securities will be held by the trustee for the benefit of the related securityholders, and will consist of:

      o amounts due and payable with respect to the Primary Assets as of the cut-off date designated in the prospectus supplement (the "Cut-off Date");

      o amounts held from time to time in the Collection Account and the Distribution Account established for a series of Securities;

      o Mortgaged Properties that secured a Mortgage Loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

      o any Reserve Fund established pursuant to the Agreement for a series of Securities, if specified in the prospectus supplement;

      o any Servicing Agreements relating to Mortgage Loans in the trust fund, to the extent that these agreements are assigned to the trustee;

      o any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to Mortgage Loans in the trust fund;

      o     any  pool  insurance   policy,   special  hazard  insurance  policy,
            bankruptcy bond or other credit support relating to the series;

      o investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

      o any other asset, instrument or agreement relating to the trust fund and specified in the prospectus supplement (which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement).

      The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or seller of the Primary Asset, but will be retained by that party (the "Retained Interest"). Therefore, amounts received with respect to a Retained Interest in an Agency Certificate, a Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a series will not be included in the trust fund but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the Agreements.

      The "Primary Assets" in the trust fund for a series of Securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

      o Ginnie Mae certificates (which may be Ginnie Mae I certificates or Ginnie Mae II certificates);

      o     Fannie Mae certificates;

      o     Freddie Mac certificates;

      o     mortgage  pass-through   certificates   representing  a  fractional,
            undivided interest in Loans or collateralized mortgage obligations secured by Loans ("Private Mortgage-Backed Securities");

      o     Mortgage Loans or participation interests in Mortgage Loans; and

      o Manufactured Home Loans or participation interests in Manufactured Home Loans.

      To the extent provided in the related prospectus supplement, a trust fund that primarily consists of Mortgage Loans may also include loans ("Assistance Loans") made by the United States Small Business Administration or other government agency to borrowers who have incurred property damage or loss in connection with a federally recognized disaster. As specified in the related prospectus supplement, Assistance Loans may be secured by senior or junior liens on collateral of the types described in the prospectus supplement, or unsecured. Assistance Loans may have fixed or adjustable interest rates, may require repayment monthly or at other intervals, and have other payment characteristics as described in the related prospectus supplement. Additional information regarding Assistance Loans, to the extent material to prospective investors, will be provided in the related prospectus supplement. Such information will include, among other things, the weighted average principal balances, interest rates and terms to maturity of the Assistance Loans, collateral types and lien priority (if applicable), and geographic concentration.

      Mortgage Loans, Manufactured Home Loans and Assistance Loans are referred to in this prospectus as "Loans." Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates are referred to in this prospectus as "Agency Certificates."

      Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets that will consist of Agency Certificates or Loans. Participation interests in a Loan or a loan pool will be purchased by the depositor, or an affiliate, pursuant to a participation agreement (a "Participation Agreement"). The interest acquired by the depositor under the Participation Agreement will be evidenced by a participation certificate. The trustee will be the holder of a participation certificate. Loans that comprise the Primary Assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by an affiliate of the depositor. See "The Agreements -- Assignment of Primary Assets."

Ginnie Mae Certificates

      General

      The Ginnie Mae certificates will be "fully modified pass-through" mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the "Ginnie Mae Servicers") under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate's pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

      The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

      Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

      Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

      With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by Chemical Bank, as paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

      The Underlying Mortgage Loans

      Unless otherwise specified in the prospectus supplement, mortgage loans underlying the Ginnie Mae certificates included in the trust fund for a series will consist of FHA Loans and/or housing loans partially guaranteed by the VA ("VA Loans"), all of which are assumable by a purchaser. Ginnie Mae certificates securing a series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property.

      All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

      Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

      The Ginnie Mae certificates included in the trust fund for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series. The Ginnie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

      Ginnie Mae

      The Government National Mortgage Association ("Ginnie Mae") is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act") authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD ("FHA") under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration ("VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

      Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Fannie Mae Certificates

      General

      Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent factional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first lien on a one-to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

      Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Securities of a series secured by the Fannie Mae certificates.

      Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the Federal Reserve Bank of New York (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

      The Underlying Mortgage Loans

      Unless otherwise specified in the prospectus supplement for a series of Securities, mortgage loans underlying Fannie Mae certificates in the trust fund for a series will consist of:

      o fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency ("Conventional Loans ");

      o     fixed-rate level payment FHA Loans or VA Loans;

      o     adjustable rate mortgage loans;

      o     GEM Loans, Buy-Down Loans or GPM Loans; and

      o mortgage loans secured by one-to-four family attached or detached residential housing, including Cooperative Dwellings ("Single Family Property") or by Multifamily Property.

      Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

      Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

      Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guarantee fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between .50 and 2.50 percentage points greater than the annual interest rate for the Fannie Mae certificate (or the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security), and, under a special servicing option (pursuant to which the mortgagee or other servicer is reimbursed by Fannie Mae for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between .55 and 2.55 percentage points greater than the annual Fannie Mae certificate interest rate (or the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security).

      The trust fund for a series of Securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the series. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

      Fannie Mae

      Fannie Mae ("Fannie Mae") is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See "Additional Information" for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

Freddie Mac Certificates

      General

      The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a "PC Pool") purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac's "Cash Program" or "Guarantor Program" or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

      Under Freddie Mac's Cash Program, with respect to PC Pools formed prior to June 1, 1987 there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after that date, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates cannot exceed the pass-through rate on the Freddie Mac certificates by more than two hundred basis points.

      Under this program, Freddie Mac purchases groups of whole mortgage loans from a number of sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by Freddie Mac. No loan or participation is purchased by Freddie Mac at greater than 100% of the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a PC Pool for a Freddie Mac certificate issued under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a PC Pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. However, beginning with PC Pools formed on or after June 1, 1987, the range of interest rates on the mortgages in Cash Program PC Pools will not exceed 100 basis points.

      Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor Program, the range between the lowest and highest annual interest rates on the mortgage loans in a PC Pool may not exceed two hundred basis points, and beginning with PC Pools formed in December 1987 under the Guarantor Program, the range of the interest rates on the mortgage loans in a PC Pools will not exceed 100 basis points.

      The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder's pro rata share thereof, but does not, except with respect to "Scheduled Principal" Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

      Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

      o     30 days following foreclosure sale;

      o     30 days following payment of the claim by any mortgage insurer; or

      o     30 days following the expiration of any right of redemption.

      In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

      Holders of Freddie Mac certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

      Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guarantee income as agreed upon between the seller and Freddie Mac.

      Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

      Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the fifteenth day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the fifteenth day of each month.

      The Underlying Mortgage Loans

      Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

      The trust fund for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of the series. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

      Freddie Mac

      The Federal Home Loan Mortgage Corporation ("Freddie Mac") is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. 1451-1459) on July 24, 1970 (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. In 1981, Freddie Mac initiated its Guarantor Program under which Freddie Mac purchases mortgages from sellers in exchange for Freddie Mac certificates representing interests in the mortgages so purchased. Transactions under the Guarantor Program have resulted in a significant increase in the volume of Freddie Mac's purchases of mortgages and sales of Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

Private Mortgage-Backed Securities

      General

      The trust fund for a series may consist of Private Mortgage-Backed Securities, which include:

      o mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates; or

      o collateralized mortgage obligations secured by Loans or Agency Certificates.

      Private Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the PMBS Agreement with the trustee under the PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, possesses the Loans underlying the Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security are serviced by a servicer (the "PMBS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, will be approved by the United States Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

      The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

      Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the prospectus supplement.

      Underlying Loans

      The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features. Loans may be secured by Single Family Property,

Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. Except as otherwise specified in the prospectus supplement:

      o no Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

      o each Mortgage Loan secured by a Single Family Property and having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

      o each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

      o no Loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement;

      o each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

      o each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

      Credit Support Relating to Private Mortgage-Backed Securities

      Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies ("Insurance Policies") required to be maintained with respect to Securities, Loans, or Private Mortgage-Backed Securities or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will depend on certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

      Additional Information

      The prospectus supplement for a series of Securities for which the trust fund includes Private Mortgage-Backed Securities will specify, to the extent material:

      o the aggregate approximate principal amount and type of the Agency Certificates and Private Mortgage-Backed Securities to be included in the trust fund;

      o certain characteristics of the Agency Certificates or Loans that comprise the underlying assets for the Private Mortgage-Backed Securities including, (1) the payment features of Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (3) the servicing fee or range of servicing fees with respect to the Loans, and (4) the minimum and maximum stated maturities of the underlying Loans at origination;

      o the interest rate or range of interest rates of the Private Mortgage-Backed Securities;

      o the weighted average interest rate of the Private Mortgage-Backed Securities;

      o the PMBS Issuer, the PMBS Servicer and the PMBS Trustee for the Private Mortgage-Backed Securities;

      o certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

      o the terms on which the underlying Loans for the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

      o the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

      If information of the type described above regarding the Private Mortgage-Backed Securities or Agency Certificates is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

The Mortgage Loans

      General

      The Primary Assets in a trust fund for a series of Securities may include mortgage loans or participation interests in mortgage loans (together, "Mortgage Loans"). Generally, the originators of the Mortgage Loans are savings and loan associations, savings banks, commercial banks, credit unions, insurance companies, or similar institutions supervised and examined by a Federal or State authority or by mortgagees approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act. An affiliate of the depositor may have originated some of the Mortgage Loans.

      The Mortgage Loans in a trust fund may be Conventional Loans, housing loans insured by the FHA ("FHA Loans") or VA Loans, with the following interest rate and payment characteristics:

      o     fixed interest rate or adjustable interest rate Mortgage Loans;

      o "GPM Loans," which provide for fixed level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time; or
            (3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note;

      o "GEM Loans," which are fixed rate, fully amortizing mortgage loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter;

      o     Buy-Down Loans;

      o "Bi-Weekly Loans," which are fixed-rate, conventional, fully-amortizing Mortgage Loans secured by first mortgages on one-to-four family residential properties that provide for payments of principal and interest by the borrower once every two weeks; or

      o Mortgage Loans with other payment characteristics as described in this prospectus and the prospectus supplement.

      The Mortgage Loans may include:

      o "Cooperative Loans," which are evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative ("Cooperative Dwellings"); or

      o "Condominium Loans," which are secured by a mortgage on an individual housing unit (a "Condominium Unit") in which the owner of the real property (the "Condominium") is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units, together with the Condominium Unit's appurtenant interest in the common elements.

      Generally, the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on Mortgaged Property. If specified in the prospectus supplement, the Mortgage Loans may be secured by security instruments creating a lien on borrowers' leasehold interests in real property, if the depositor determines the Mortgage Loans are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan.

      The Mortgaged Properties may include Single Family Properties (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings) or Multifamily Properties (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units). The Mortgaged Properties may consist of detached individual dwellings, townhouses, duplexes, triplexes, quadriplexes, row houses, individual units in planned unit developments and other attached dwelling units. Multifamily Property or Single Family Property may include mixed commercial and residential structures.

      Each Single Family Property and Multifamily Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed to the Cooperative by the tenant-stockholder. See "Legal Aspects of Loans."

      The prospectus supplement will disclose the aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (1) a representation by the mortgagor at origination of the Mortgage Loan that either the borrower will use the underlying Mortgaged Property for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (2) a finding that the address of the Mortgaged Property is the borrower's mailing address, as reflected in the servicer's records. To the extent specified in the prospectus supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans.

      The characteristics of the Mortgage Loans comprising or underlying the Primary Assets for a series may vary if credit support is provided in levels satisfactory to the Rating Agencies that rate a series of Securities. Generally, unless otherwise specified in the prospectus supplement, the following selection criteria apply to Mortgage Loans included in the Primary Assets:

      o no first lien Mortgage Loan may have a Loan-to-Value Ratio at origination in excess of 95%, and no second lien Mortgage Loan may have a Loan-to-Value Ratio at origination in excess of 125%;

      o no first lien Mortgage Loan that is a Conventional Loan secured by a Single Family Property may have a Loan-to-Value Ratio in excess of 80%, unless covered by a primary mortgage insurance policy as described in this prospectus;

      o each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years, and each second lien Mortgage Loan must have an original term to maturity of not less than 5 years and not more than 30 years;

      o no Mortgage Loan may be included that, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest; and

      o no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney's opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing the Mortgage Loan.

      The initial "Loan-to-Value Ratio" of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of the loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the "Appraised Value"). In the case of a Mortgage Loan to finance the purchase of a Mortgaged Property, the fair market value of the Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of the Mortgaged Property.

      Unless otherwise specified in the prospectus supplement, "Buy-Down Loans," which are level payment Mortgage Loans for which funds have been provided by a person other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of the Mortgage Loan, are also generally subject to the following requirements:

      o during the period (the "Buy-Down Period") when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled Payment otherwise due on the loan, the Buy-Down Loans must provide for Scheduled Payments based on a hypothetical reduced interest rate (the "Buy-Down Mortgage Rate") that is not more than 3% below the mortgage rate at origination and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%;

      o     the Buy-Down Period may not exceed three years;

      o the maximum amount of funds that may be contributed for a Mortgaged Property having a Loan-to-Value Ratio (1) of 90% or less at origination is limited to 10% of the Appraised Value of the Mortgaged Property, and (2) of over 90% at origination is limited to 6% of the Appraised Value of the Mortgaged Property;

      o the maximum amount of funds (the "Buy-Down Amounts") that may be contributed by the servicer of the related Mortgaged Loan is limited to 6% of the Appraised Value of the Mortgaged Property. (This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor); and

      o the borrower under each Buy-Down Loan must be qualified at a mortgage rate that is not more than 3% per annum below the current mortgage rate at origination. (Accordingly, the repayment of a Buy-Down Loan depends on the borrower's ability to make larger Scheduled Payments after the Buy-Down Amounts are depleted).

      Multifamily Properties are generally subject to the following requirements, unless otherwise specified in the prospectus supplement:

      o no Mortgage Loan may be delinquent for more than 59 days within the 12-month period ending with the Cut-off Date;

      o no more than two payments may be 59 days or more delinquent during a three-year period ending on the Cut-off Date;

      o Mortgage Loans with respect to any single borrower may not exceed 5% of the aggregate principal balance of the Loans comprising the Primary Assets as of the Cut-off Date; and

      o the debt service coverage ratio for each Mortgage Loan (calculated as described in the prospectus supplement) will not be less than 1.1:1.

      As specified in the prospectus supplement, "ARMs" or "Adjustable Rate Mortgages," which provide for periodic adjustments in the interest rate component of the Scheduled Payment in accordance with an Index, will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments. Thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the prospectus supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the prospectus supplement, any ARM that is converted may be subject to repurchase by the servicer.

      Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the "Lifetime Mortgage Rate Cap"), if any, or below the applicable lifetime minimum mortgage rate (the "Minimum Mortgage Rate"), if any, for the ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "Maximum Mortgage Rate Adjustment"). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs ("Negatively Amortizing ARMs") instead provide for limitations on changes in the Scheduled Payment to protect borrowers from payment increases due to rising interest rates.

      These limitations can result in Scheduled Payments that are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the Deferred Interest is added to the principal balance of the ARM, resulting in negative amortization, and will be repaid through future Scheduled Payments. If specified in the prospectus supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The prospectus supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

      The index (the "Index") applicable to any ARM comprising the Primary Assets will be the one-month LIBOR Index, the three-year Treasury Index, the one-year Treasury Index, the Six Month Treasury Index, the Eleventh District Costs of Funds Index or the National Monthly Median Cost of Funds Ratio to institutions insured by the Federal Savings and Loan Insurance Corporation ("FSLIC"), or any other index or indices as described in the prospectus supplement.

      Certain of the Mortgage Loans may be fixed or variable rate Mortgage Loans that do not provide for monthly payments of principal and interest by the borrower. Instead, these Mortgage Loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related Mortgaged Property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related Mortgaged Property, in each case upon the occurrence of specified maturity events. Maturity events generally include:

      o     the death of the borrower, or the last living of two co-borrowers;

      o the borrower, or the last living of two co-borrowers, ceasing to use the related Mortgaged Property as his or her principal residence; or

      o     the sale of the related Mortgaged Property.

      The maturity of this type of Mortgage Loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the Mortgaged Property.

      The prospectus supplement for each series of Securities will provide information about the Mortgage Loans, as of the Cut-off Date, including:

            (1) the aggregate outstanding principal balance of the Mortgage
      Loans;

            (2) the weighted average Mortgage Rate of the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any;

            (3) the average outstanding principal balance of the Mortgage Loans;

            (4) the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity;

            (5) the range of Loan-to-Value Ratios for the Mortgage Loans;

            (6) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Cooperative Loans, Conventional Loans, FHA Loans and VA Loans;

            (7) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are not covered by primary mortgage insurance policies;

            (8) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans;

            (9) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans; and

            (10) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes.

      If information of the type described above respecting the Mortgage Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

The Manufactured Home Loans

      The Loans secured by Manufactured Homes ("Manufactured Home Loans") comprising or underlying the Primary Assets for a series of Securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. Each Manufactured Home Loan will have been originated by a bank or savings institution that is a Fannie Mae- or Freddie Mac-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to
Section 2 of the National Housing Act.

      The Manufactured Home Loans may be Conventional Loans, FHA Loans or VA Loans. Each Manufactured Home Loan will be secured by a Manufactured Home. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans will be fully amortizing and will bear interest at a fixed interest rate.

      Each "Manufactured Home" securing the Manufactured Home Loan consists of a manufactured home within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Unless otherwise specified in the prospectus supplement for a series, the following restrictions apply with respect to Manufactured Home Loans comprising or underlying the Primary Assets for a series:

      o no Manufactured Home Loan may have a Loan-to-Value Ratio at origination in excess of 95%;

      o each Manufactured Home Loan must have an original term to maturity of not less than three years and not more than 30 years;

      o no Manufactured Home Loan may be as of the Cut-off Date more than 59 days delinquent as to payment of principal or interest; and

      o each Manufactured Home Loan must have, as of the Cut-off Date, a standard hazard insurance policy (which may be a blanket policy) in effect with respect thereto.

      The initial Loan-to-Value Ratio of any Manufactured Home Loan represents the ratio of the principal amount of the Manufactured Home Loan outstanding at the origination of the loan divided by the fair market value of the Manufactured Home, as shown in the appraisal prepared in connection with origination of the Manufactured Home Loan (the "Appraised Value"). The fair market value of the Manufactured Home securing any Manufactured Home Loan is the lesser of the purchase price paid by the borrower or the Appraised Value of the Manufactured Home. With respect to underwriting of Manufactured Home Loans, see "Loan Underwriting Procedures and Standards." With respect to servicing of Manufactured Home Loans, see "Servicing of Loans."

      The prospectus supplement for a series of Securities will provide information about the Manufactured Home Loans comprising the Primary Assets as of the Cut-off Date, including:

            (1) the aggregate outstanding principal balance of the Manufactured Home Loans comprising or underlying the Primary Assets;

            (2) the weighted average interest rate on the Manufactured Home
      Loans;

            (3) the average outstanding principal balance of the Manufactured Home Loans;

            (4) the weighted average scheduled term to maturity of the Manufactured Home Loans and the range of remaining scheduled terms to maturity;

            (5) the range of Loan-to-Value Ratios of the Manufactured Home
      Loans;

            (6) the relative percentages (by principal balance as of the Cut-off
      Date) of Manufactured Home Loans that were made on new Manufactured Homes and on used Manufactured Homes;

            (7) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Manufactured Home Loans; and

            (8) the distribution by state of Manufactured Homes securing the Loans.

            If information of the type specified above respecting the Manufactured Home Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

      The information described above regarding the Manufactured Home Loans in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the Mortgage Loans in the trust fund.

Pre-Funding Arrangements

      The depositor may be required to deposit cash or liquid securities into a pre-funding account on the issuance date. To the extent provided in the prospectus supplement for a series, the related Agreements may provide for a commitment by the depositor to subsequently convey to the trust fund additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets ("Subsequent Primary Assets") following the date on which the Securities are issued (a "Pre-Funding Arrangement"). The Pre-Funding Arrangement will require that any Subsequent Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. If a Pre-Funding Arrangement is utilized, on the closing date for the issuance of the Securities, the trustee will be required to deposit in a segregated account (a "Pre-Funding Account") all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of Securities of the series. Subsequently, the trust fund will acquire Subsequent Primary Assets in exchange for the release of money from the Pre-Funding Account. Unless otherwise specified in the prospectus supplement, the Pre-Funding Arrangement will be limited to a specified period, generally not to exceed three months, during which time any transfers of Subsequent Primary Assets must occur.

      If all of the funds originally deposited in the Pre-Funding Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of Securities, as specified in the prospectus supplement. Although we expect that substantially all of the funds in the Pre-

Funding Account will be used to acquire Subsequent Primary Assets, so that there will be no material principal distributions from amounts remaining on deposit in the Pre-Funding Account, we cannot assure you that such a distribution will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.

      Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Agreements in investments permitted by the Rating Agencies.

Collection Account and Distribution Account

      The trustee, or the master servicer, in the name of the trustee, will establish a separate Collection Account for each series, for deposit of all distributions received with respect to the Primary Assets for the series, any initial cash deposit, and reinvestment income. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to the Collection Account, and any loss resulting from the investments will be charged to the Collection Account. Reinvestment income may, however, be payable to the trustee, the master servicer or a servicer as additional compensation. See "Servicing of Loans" and "The Agreements -- Investment of Funds." In this case, the reinvestment income would not be included in calculation of the Available Distribution Amount. See "Description of the Securities -- Distributions on the Securities."

      Funds on deposit in the Collection Account will be available for remittance to the trustee for deposit into the Distribution Account to the extent of the Available Distribution Amount and for certain other payments provided for in the Agreements. Unless otherwise specified in the prospectus supplement, amounts in the Collection Account constituting reinvestment income payable to the master servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any Excess Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Distribution Account.

      A separate Distribution Account will be established by the trustee in the name of the trustee for the benefit of the securityholders into which all funds received from the master servicer (or servicer) and all required withdrawals from any reserve funds for the related series will be deposited, pending distribution to the securityholders. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Distribution Account will be credited to the Distribution Account, and any loss resulting from the investments will be charged to the Distribution Account. Reinvestment income, may, however, be payable to the trustee or the master servicer as additional compensation. On each Distribution Date, all funds on deposit in the Distribution Account, subject to certain permitted withdrawals by the trustee as set forth in the Agreements, will be available for remittance to the securityholders. See also "The Agreements -- Distribution Account."

Other Funds or Accounts

      A trust fund may include other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the trust and accumulating funds pending their distribution. If specified in the prospectus supplement, certain funds may be established with the trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the trust fund in addition to or in lieu of any similar funds to be held by the servicer. See "Servicing of Loans -- Collection Procedures; Escrow Accounts" and "-- Deposits to and Withdrawals from the Collection Account." If Private Mortgage-Backed Securities are backed by GPM Loans, and the asset value with respect to a Multi-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established that will be similar to that which would be established if GPM Loans constituted the Primary Assets. See "Servicing of Loans -- Deposits to and Withdrawals from the Collection Account." Other similar accounts may be established as specified in the prospectus supplement.

                   Loan Underwriting Procedures and Standards

Underwriting Standards

      The depositor expects that Loans comprising the Primary Assets for a series of Securities will have been originated generally in accordance with underwriting procedures and standards similar to those described in this prospectus, except as otherwise described in the prospectus supplement.

      Unless otherwise specified in the prospectus supplement, the originators of the Mortgage Loans will have been savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions supervised and examined by a federal or state authority; mortgagees approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or wholly-owned subsidiaries thereof; or by subsidiaries of the depositor. Manufactured Home Loans may have been originated by these institutions (other than a subsidiary of the depositor) or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the prospectus supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of the FHA and the VA, respectively.

      In general, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower generally will have furnished information with respect to its assets, liabilities, income, credit history, employment history and personal information, and furnished an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In general, an employment verification is obtained from an independent source (typically the borrower's employer), which reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue that employment in the future. If the borrower was self-employed, the borrower may have been required to submit copies of recent signed tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. With respect to Multifamily Property, information concerning operating income and expenses will have been obtained from the borrower showing operating income and expenses during the preceding three calendar years. Certain considerations may cause an originator of Loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

      The adequacy of the property financed by the related Loan as security for repayment of the Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the Loan originator or independent appraisers selected in accordance with pre-established guidelines established by the Loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf personally inspect the property and verify that it was in good condition and that construction, if new, had been completed. If an appraisal was required, the appraisal will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

      In general, based on the data provided, certain verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative or a condominium association) and certain other fixed obligations other than housing expenses. The originating lender's guidelines for Loans secured by Single Family Property generally will specify that Scheduled Payments plus taxes and insurance and all Scheduled Payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective borrower's gross income. These guidelines will generally be applied only to the payments to be made during the first year of the Loan.

      With respect to FHA Loans and VA Loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each Loan will generally have been applied. With respect to Multifamily Property, the Loan originator will have made an assessment of the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability. Income derived from the Mortgaged Property constituting investment property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

      Certain types of Loans that may be included in the Primary Assets for a series of Securities may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger Scheduled Payments in subsequent years. ARMs may involve similar assessments.

      To the extent specified in the prospectus supplement, the depositor may purchase Loans (or participation interests therein) for inclusion in a trust fund that are underwritten under standards and procedures that vary from and are less stringent than those described in this prospectus. For instance, Loans may be underwritten under a "limited documentation" or "no documentation" program. With respect to those Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and the Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property and Loan-to-Value Ratio on origination.

      In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The prospectus supplement will specify the underwriting standards applicable to the Mortgage Loans.

      Certain states where the Mortgaged Properties may be located have "antideficiency" laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See "Legal Aspects of Loans."

Loss Experience

      The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, we cannot assure you that the past pattern of appreciation in value of the real property securing the Loans will continue; in fact, some regions of the country have experienced significant depreciation in real estate values in recent periods. Also, there is no assurance that appreciation of real estate values generally, if appreciation occurs, will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of the Loan. If the residential real estate market in one or more regions of the United States should experience decline in property values so that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing the Loans become equal to or greater than the value of the related Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "Legal Aspects of Loans."

      No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by other Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

      To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a series of Securities are not covered by the methods of credit support or the insurance policies described in this prospectus or the prospectus supplement, losses will be borne by holders of the Securities of the related series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See "Yield, Prepayment and Maturity Considerations."

Representations and Warranties

      Unless otherwise specified in the prospectus supplement, at the time of delivery of the Mortgage Loans to the trustee, the depositor or another entity will represent and warrant to the trustee with respect to the Mortgage Loans comprising the Primary Assets in a trust fund, that:

      o any required title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required standard hazard and primary mortgage insurance was in effect as of the date of the representation and warranty;

      o immediately prior to the transfer and assignment of the Mortgage Loans the depositor (or other entity) with respect to each Mortgage Loan had good title to and was sole owner of each Mortgage Loan;

      o with respect to first lien Mortgage Loans, each Mortgage constituted a valid lien on the related Mortgaged Property (subject only to permissible title insurance exceptions) and that the related Mortgaged Property was free of material damage and was in good repair;

      o each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; and

      o each Mortgage Loan was current as to all required payments (i.e., not more than one or two payments delinquent).

      If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the persons appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium (the "Condominium Association") are responsible for maintaining standard hazard insurance, insuring the entire multi-unit building or buildings, or group of buildings, whether or not attached to each other, located on property subject to Condominium ownership (the "Condominium Building") (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium may not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures."

      With respect to a Cooperative Loan, unless otherwise specified in the prospectus supplement, the depositor will represent and warrant based, in part, upon representations and warranties of the originator of the Cooperative Loan that (1) with respect to first lien Cooperative Loans, the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (2) the related Cooperative Dwelling is free of material damage and in good repair.

      Unless otherwise specified in the prospectus supplement, with respect to each Manufactured Home Loan, the depositor or another entity, based, in part, upon representations and warranties of the originator of the Manufactured Home Loan, will represent and warrant, among other things that:

      o immediately prior to the transfer and assignment of the Manufactured Home Loans to the trustee, the depositor had good title to, and was the sole owner of, each Manufactured Home Loan;

      o as of the date of the transfer and assignment, the Manufactured Home Loans are subject to no offsets, defenses or counterclaims;

      o each Manufactured Home Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws;

      o with respect to first lien Manufactured Home Loans, as of the date of the transfer and assignment, each Manufactured Home Loan constitutes a valid lien on the related Manufactured Home and is free of material damage and is in good repair;

      o as of the date of the representation and warranty, no Manufactured Home Loan is more than 59 days delinquent, and there are no delinquent tax or assessment liens against the related Manufactured Home; and

      o with respect to each Manufactured Home Loan, any required hazard insurance policy was effective at the origination of each
            Manufactured Home Loan and remained in effect on the date of the transfer and assignment of the Manufactured Home Loan from the depositor and that all premiums due on the insurance have been paid in full.

      Upon the discovery of the breach of any representation or warranty made by the depositor or another entity in respect of a Loan that materially and adversely affects the value of the Loan, such party will be obligated to cure the breach in all material respects, repurchase the Loan from the trustee, or, unless specified otherwise in the prospectus supplement, deliver a Qualified Substitute Mortgage Loan as described below under "The Agreements -- Assignment of Primary Assets."

      The depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator or seller of the Loans. The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of the Loan. If specified in the prospectus supplement, the master servicer may be obligated to enforce this obligation rather than the trustee or PMBS Trustee.

Substitution of Primary Assets

      Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect to any Primary Asset is determined by the trustee to be incomplete. The prospectus supplement will indicate the period during which a substitution will be permitted and will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the trust fund.

                               Servicing of Loans

General

      Customary servicing functions with respect to Loans constituting the Primary Assets in the trust fund will be provided, as specified in the prospectus supplement, either by the master servicer directly or through one or more servicers subject to supervision by the master servicer, or by a single servicer that is a party to the applicable Agreement for a series and services the Loans directly or through one or more subservicers (the "Subservicers"). In general, descriptions of the rights and obligations of a master servicer will also be applicable to a servicer, and descriptions of the rights and obligations of servicers that service Loans under the supervision of a master servicer will generally be applicable to Subservicers. If the master servicer is not directly servicing the Loans, then the master servicer will generally:

      o     administer  and supervise the  performance by the servicers of their
            servicing   responsibilities   under  their   servicing   agreements
            ("Servicing Agreements") with the master servicer;

      o     maintain any standard or special hazard  insurance  policy,  primary
            mortgage  insurance,   bankruptcy  bond  or  pool  insurance  policy
            required for the related Loans; and

      o     advance funds as described  below under  "Advances  and  Limitations
            Thereon."

      If the master servicer services the Loans through servicers as its agents, the master servicer may or may not, as specified in the prospectus supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, notwithstanding its delegation of certain responsibilities to the servicers. If a single servicer services the Loans through Subservicers, the servicer will be ultimately responsible for the performance of all servicing activities.

      The master servicer will be a party to the applicable Agreement for any series for which Loans comprise the Primary Assets and may be a party to a Participation Agreement executed with respect to any Participation Certificates that constitute the Primary Assets. The master servicer may be an affiliate of the depositor. Unless otherwise specified in the prospectus supplement, the master servicer and each servicer will be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

      The master servicer will be paid a Servicing Fee for the performance of its services and duties under each Agreement as specified in the prospectus supplement. Each servicer, if any, will be entitled to receive either a portion of the Servicing Fee or a separate fee. In addition, the master servicer or servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer. The master servicer will be entitled to retain the fee paid to the servicer under a terminated Servicing Agreement if the master servicer elects to perform the servicing functions itself.

      The master servicer, at its election, may pay itself the Servicing Fee for a series with respect to each Mortgage Loan either by:

      o withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Collection Account for the related series;

      o withdrawing the Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account; or

      o requesting that the trustee pay the Servicing Fee out of amounts in the Distribution Account.

Collection Procedures; Escrow Accounts

      The master servicer, acting directly or through servicers, will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the Agreement for a series and any applicable insurance policies and other credit supports, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the master servicer and any servicer may, in its discretion, (1) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (2) arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on the Loan.

      As specified in the prospectus supplement, the master servicer or the servicers acting under its supervision, to the extent permitted by law, may establish and maintain escrow or impound accounts ("Escrow Accounts") in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. However, Mortgage Loans and Manufactured Home Loans may not require those payments under the loan related documents, in which case the master servicer would not be required to establish any Escrow Account with respect to those Loans.

      Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate the Escrow Account. The master servicer or the applicable servicers will be responsible for the administration of the Escrow Accounts and generally will make advances to the account when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

      The master servicer or the trustee will establish a separate account (the "Collection Account") in the name of the trustee. The Collection Account will be maintained in an account or accounts (1) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories by each Rating Agency rating the Securities of the related series, (2) the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or which are secured in a manner meeting requirements established by each Rating Agency or (3) with a depository institution otherwise acceptable to each Rating Agency.

      The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the trustee, in Eligible Investments. If specified in the prospectus supplement, the master servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

      As specified in the applicable Agreement, the master servicer will deposit into the Collection Account for each series on the Business Day following the closing date for the issuance of a series, any amounts representing Scheduled Payments due after the related Cut-off Date but received by the master servicer on or before the closing date, and thereafter, after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before the Cut-off Date):

      o all payments on account of principal, including prepayments, on the Loans;

      o all payments on account of interest on the Loans after deducting therefrom, at the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of the Loans;

      o all amounts received by the master servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with the Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Loan;

      o all proceeds received by the trustee under any title, hazard or other insurance policy covering any Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the related Agreement (which will be retained by the master servicer and not deposited in the Collection Account);

      o all amounts required to be deposited therein from any applicable Reserve Fund for the related series pursuant to the related Agreement;

      o all Advances for the related series made by the master servicer pursuant to the related Agreement; and

      o all proceeds of any Loans repurchased by the depositor pursuant to the related Agreement.

      Generally, the master servicer is permitted, from time to time, to make withdrawals from the Collection Account for each series for the following purposes:

      o to reimburse itself for Advances for the related series made by it pursuant to the related Agreement; the master servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries of Scheduled Payments respecting which any Advance was made;

      o to reimburse itself for any Advances for the related series that the master servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

      o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Interest Rate to the Due Date next succeeding the date of its receipt of Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

      o in the event it has elected not to pay itself the Servicing Fee out of any interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of the Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from the related Scheduled Payment, late payment or other recovery, to the extent permitted by the Agreement;

      o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

      o to pay to itself with respect to each Loan or REO Property acquired in respect thereof that has been repurchased by the depositor pursuant to the related Agreement all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

      o to reimburse itself for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

      o to make payments to the trustee of the related series for deposit into the Distribution Account, if any, or for remittance to the securityholders of the related series in the amounts and in the manner provided for in the related Agreement; and

      o to clear and terminate the Collection Account pursuant to the related Agreement.

      In addition, if the master servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw the amount from the Collection Account.

Servicing Accounts

      In those cases where a servicer is servicing a Mortgage Loan, the servicer will establish and maintain an account (a "Servicing Account") that will comply with the standards set forth above, and which is otherwise acceptable to the master servicer. The servicer is generally required to deposit into the Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the servicer, less its servicing compensation. On the date specified in the prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The servicer may, to the extent described in the prospectus supplement, be required to advance any monthly installment of principal and interest that was not received, less its servicing fee, by the date specified in the prospectus supplement.

Buy-Down Loans, GPM Loans and Other Subsidized Loans

      With respect to each Buy-Down Loan, if any, included in a trust fund, the master servicer will deposit all Buy-Down Amounts in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (the "Buy-Down Fund"). The amount of the deposit, together with investment earnings thereon at the rate specified in the prospectus supplement, will provide sufficient funds to support the payments on the Buy-Down Loan on a level debt service basis. The master servicer will not be obligated to add to the Buy-Down Fund should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected.

      Unless otherwise provided in the prospectus supplement, a Buy-Down Fund will not be included in or deemed to be a part of the trust fund. Unless otherwise specified in the prospectus supplement, the terms of all Buy-Down Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either (1) the total payments to be made from those funds pursuant to the related buydown plan or (2) if the buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to securityholders may be affected. With respect to each Buy-Down Loan, the master servicer will deposit in the Collection Account the amount, if any, of the buy-down funds (and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

      If the borrower on a Buy-Down Loan prepays the Loan in its entirety during the Buy-Down Period, the master servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund. If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the master servicer will withdraw from the Buy-Down Fund for deposit in the Collection Account the buy-down funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a Buy-Down Loan and the property securing the related Loan is sold in liquidation (either by the master servicer or the insurer under any related insurance policy), the master servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Collection Account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted Buy-Down Loan, the buy-down funds in respect of which were supplemented by investment earnings, the master servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

      The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the master servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (a "Subsidy Fund"). Unless otherwise specified in the prospectus supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of the Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the Subsidy Fund any of its own funds. Unless otherwise provided in the prospectus supplement, the Subsidy Fund will not be included in or deemed to be a part of the trust fund.

      If the depositor values any GPM Loans deposited into the trust fund for a Multi-Class Series on the basis of the GPM Loan's scheduled maximum principal balance, the master servicer will, if and to the extent provided in the prospectus supplement, deposit in a custodial account (which may be interest bearing) (the "GPM Fund") complying with the requirements set forth above for the Collection Account an amount which, together with reinvestment income thereon at the rate set forth in the prospectus supplement, will be sufficient to cover the amount by which payments of principal and interest on the GPM Loans assumed in calculating payments due on the Securities of that Multi-Class Series exceed the scheduled payments on the GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series upon a prepayment of the GPM Loan as necessary and apply those amounts to the payment of principal and interest on the Securities of the related series. Neither the depositor, the master servicer nor any servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. Unless otherwise specified in the prospectus supplement, the GPM Fund will not be included in or deemed to be part of the trust fund.

      With respect to any other type of Loan that provides for payments other than on the basis of level payments, an account may be established as described in the prospectus supplement on terms similar to those relating to the Buy-Down Fund, the Subsidy Fund or the GPM Fund.

Advances and Other Payments, and Limitations Thereon

      General

      The prospectus supplement will describe the circumstances under which the master servicer or servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the prospectus supplement, neither the master servicer nor any servicer will be obligated to make Advances, and the obligation to do so may be limited in amount, may be limited to advances received from the servicers, if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to that obligation as described in the prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular Loans that represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of Insurance Policies, or Liquidation Proceeds from the related Loan, the servicer or master servicer will be entitled to reimbursement from other funds in the Collection Account or Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the prospectus supplement.

      Payments in Connection With Prepaid Loans

      In addition, when a borrower makes a principal prepayment in full between the due dates on which the borrower is required to make its payments on the Loan, as specified in the prospectus supplement (each, a "Due Date"), the borrower will generally be required to pay interest on the principal amount prepaid only to the date of the prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the master servicer may be obligated to make payment from its own funds to the extent necessary to include in its remittance to the trustee for deposit into the Distribution Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Interest
Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount that the master servicer is obligated to pay, a shortfall may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

Maintenance of Insurance Policies and Other Servicing Procedures

      Standard Hazard Insurance; Flood Insurance

      Except as otherwise specified in the prospectus supplement, the master servicer will be required to maintain or to cause the borrower on each Loan to maintain or will use its best reasonable efforts to cause each servicer of a Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See "Description of Mortgage and Other Insurance." Unless otherwise specified in the prospectus supplement, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related Loan.

      The master servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to applicable laws and regulations as may at any time be in force and will require additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the master servicer will cause to be maintained or use its best reasonable efforts to cause the servicer to maintain with respect to property flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the prospectus supplement.

      Any amounts collected by the master servicer or the servicer, as the case may be, under any policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the master servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the master servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency that assigns a rating to the related series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the master servicer will, in the event that there has been a loss that would have been covered by the policy absent a deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

      The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative may not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium
Unit), and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing the Condominium Loan to the extent not covered by other credit support.

      Special Hazard Insurance Policy

      To the extent specified in the prospectus supplement, the master servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the prospectus supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage that is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the master servicer (or a servicer) for related amounts owed to
it). Certain characteristics of the special hazard insurance policy are described under "Description of Mortgage and Other Insurance -- Hazard Insurance on the Loans."

      Primary Mortgage Insurance

      To the extent described in the prospectus supplement, the master servicer will be required to use its best reasonable efforts to keep, or to cause each servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which insurance coverage is required for as long as the related mortgagor is obligated to maintain primary mortgage insurance under the terms of the related Loan. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of the Securities that is required to be kept in force unless a replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with a mortgage guarantee or insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located duly authorized and licensed in the state to transact the applicable insurance business and to write the insurance provided (each, a "Qualified Insurer").

      Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the prospectus supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the master servicer will be required to maintain the insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

      FHA Insurance and VA Guarantees

      To the extent specified in the prospectus supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps reasonably necessary to keep the insurance and guarantees in full force and effect. See "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

      Pool Insurance Policy

      If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The master servicer will be obligated to pay the premiums for the pool insurance policy on a timely basis.

      The prospectus supplement will identify the pool insurer for each series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the master servicer or any related unreimbursed advances or unpaid Servicing Fee). Certain characteristics of the pool insurance policy are described under "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

      Bankruptcy Bond

      If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If specified in the prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of Securities. See "Description of Mortgage and Other Insurance -- Bankruptcy Bond."

Presentation of Claims; Realization Upon Defaulted Loans

      The master servicer, on behalf of the trustee and the securityholders, will be required to present or cause to be presented, claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

      The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with any foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

      Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer will not liquidate any collateral acquired through foreclosure later than one year after the acquisition of the collateral. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

      Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by the servicer or the master servicer and (2) that the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

      As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Legal Aspects of Loans -- Realizing Upon Cooperative Loan Security." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

      With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of the property will be less than anticipated when the Loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund. With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than the value of a new Manufactured Home. To the extent equity does not cushion the loss in market value, and the loss is not covered by other credit support, a loss may be experienced by the trust fund.

Enforcement of Due-On-Sale Clauses

      Typically, when any Mortgaged Property is about to be conveyed by the borrower, the master servicer will, to the extent it has knowledge of the prospective conveyance and prior to the conveyance, exercise its rights to accelerate the maturity of the Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In this case, or if the master servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the master servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable under the Loan and pursuant to which the original borrower is released from liability and that person is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the master servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption except that, if the terms of the Loan so permit, and subject to certain other conditions, the interest rate may be increased (but not decreased) to a prevailing market rate. Unless otherwise specified in the prospectus supplement, securityholders would not benefit from any increase.

Certain Rights Related to Foreclosure

      Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the class of Subordinate Securities ranking lowest in priority and, when those Securities are no longer outstanding, to the holders of the class of Subordinate Securities ranking next lowest in priority. These rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a reserve fund for the benefit of the trust fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan or the appraised value of the related Mortgaged Property, plus three months' accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. These rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase the defaulted Mortgage Loan from the trust fund.

Servicing Compensation and Payment of Expenses

      The master servicer or any servicer will be entitled to a servicing fee in an amount to be determined as specified in the prospectus supplement. The servicing fee may be fixed or variable. In addition, the master servicer or any servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans.

      As provided in the prospectus supplement, the trust fund or the master servicer will pay the fees of the servicers, if any, and certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, the payment of insurance policy premiums and the cost of credit support, if any, and the payment of expenses incurred in enforcing the obligations of servicers and in preparation of reports to securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

      The master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related trust fund will suffer no loss by reason of the expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related trust fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan that would be distributable to securityholders.

      In addition, the master servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, the right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The master servicer is also entitled to reimbursement from the Collection Account for Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment.

      If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the master servicer's remittance to the trustee for deposit into the Distribution Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of the Servicing Fee, a shortfall to securityholders may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

      The rights of the master servicer to receive funds from the Collection Account for a series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.

Evidence as to Compliance

      If specified in the prospectus supplement, the related Agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of mortgage loans by the master servicer and that, on the basis of its examination, the firm is of the opinion that the servicing has been conducted in compliance with the related Agreement except for exceptions that the firm believes to be immaterial and any other exceptions as set forth in the statement.

      The related Agreement for each series may also provide for delivery to the trustee for the series of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.

Certain Matters Regarding the Master Servicer

      The master servicer for each series, if any, will be identified in the prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

      In the event of an event of default under the related Agreement, the master servicer may be replaced by the trustee or a successor master servicer. See "The Agreements -- Event of Default; Rights upon Events of Default."

      The master servicer will generally have the right to assign its rights and delegate its duties and obligations under the related Agreement for each series; provided that the purchaser or transferee accepting the assignment or delegation:

      o     is  qualified  to service  mortgage  loans for Fannie Mae or Freddie
            Mac;

      o     is reasonably satisfactory to the trustee for the related series;

      o     has a net worth of not less than $15,000,000;

      o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the master servicer under the related Agreement from and after the date of the agreement; and

provided further that each Rating Agency's rating of the Securities for the related series in effect immediately prior to the assignment, sale or transfer is not qualified, downgraded or withdrawn as a result of the assignment, sale or transfer.

      No assignment will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the related Agreement. To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above, however, in this case, the assigning master servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer's obligations under the related Agreement, provided that the successor or surviving entity meets the requirements for a successor master servicer set forth in the preceding paragraph.

      Each Agreement will also provide that neither the master servicer, nor any director, officer, employee or agent of the master servicer, will be under any liability to the related trust fund or the securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranty or representations made under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

      Each Agreement will further provide that the master servicer and any director, officer, employee or agent of the master servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that the master servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The master servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this case, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust fund and the master servicer will be entitled to be reimbursed therefor out of the Collection Account.

                                 Credit Support

General

      Credit support may be provided with respect to one or more classes of a series of Securities or for the related Primary Assets. Credit support may take the form of one or more of the following:

      o     an irrevocable letter of credit;

      o the subordination of one or more classes of the Securities of a series;

      o     reserve funds;

      o a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

      o     a surety bond or financial guaranty insurance policy;

      o     the use of cross-support features; or

      o another method of credit support described in the prospectus supplement.

      In all cases, the amounts and terms and conditions of the credit support must be acceptable to each Rating Agency. If specified in the prospectus supplement, any form of credit support may be structured so as to protect against losses relating to more than one trust fund.

      Unless otherwise specified in the prospectus supplement for a series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the applicable Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. See "The Agreement -- Event of Default; Rights Upon Event of Default." Moreover, if a form of credit support covers more than one trust fund (each, a "Covered Trust"), holders of Securities issued by any of the Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts prior to the Covered Trust receiving any of its intended share of the coverage.

      If credit support is provided with respect to a series, or the related Primary Assets, the prospectus supplement will include a description of:

      o     the amount payable under the credit support;

      o any conditions to payment thereunder not otherwise described in this prospectus;

      o the conditions (if any) under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

      o the material provisions of any agreement relating to the credit support.

      Additionally, the prospectus supplement will set forth certain information with respect to the issuer of any third-party credit support, including:

      o     a brief description of its principal business activities;

      o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

      o     if applicable, the credit ratings assigned to it by rating agencies;
            and

      o     certain financial information.

Subordinate Securities; Subordination Reserve Fund

      If specified in the prospectus supplement, one or more classes of a series may be Subordinate Securities. If specified in the prospectus supplement, the rights of the Subordinate securityholders to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the Senior securityholders to the extent of the then applicable "Subordinated Amount" as defined in the prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders (including amounts withdrawn from the subordination reserve fund, if any, established pursuant to the related Agreement (the "Subordination Reserve Fund") and paid to the senior securityholders), and will (unless otherwise specified in the prospectus supplement) increase whenever there is distributed to the holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the senior securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

      A series may include a class of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other classes. This right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount. If specified in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder (the "Bankruptcy Code"), or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

      With respect to any series that includes one or more classes of Subordinate Securities, a Subordination Reserve Fund may be established if specified in the prospectus supplement. The Subordination Reserve Fund, if any, will be funded with cash, an irrevocable letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of Subordinate Securities, or both, as specified in the prospectus supplement. The Subordination Reserve Fund will not be a part of the trust fund, unless otherwise specified in the prospectus supplement. If the Subordination Reserve Fund is not a part of the trust fund, the trustee will have a security interest therein on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the prospectus supplement.

      Moneys deposited in any Subordinated Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from these investments will be credited to the Subordinated Reserve Fund for the related series, and any loss resulting from the investments will be charged to the Subordinated Reserve Fund. Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the holders of Subordinate Securities under the conditions and to the extent specified in the prospectus supplement. Additional information concerning any Subordinated Reserve Fund will be set forth in the prospectus supplement, including the amount of any initial deposit to the Subordinated Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordinated Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

Cross-Support Features

      If the Primary Assets for a series are divided into separate Asset Groups, beneficial ownership of which is evidenced by, or which secure, a separate class or classes of a series, credit support may be provided by a cross-support feature that requires that distributions be made on Senior Securities backed by one Asset Group prior to distributions on Subordinate Securities backed by another Asset Group within the trust fund. The prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Insurance

      Credit support with respect to a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a series, or those Loans with certain characteristics. The insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the prospectus supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See "Description of Mortgage and Other Insurance."

      Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Letter of Credit

      The letter of credit, if any, with respect to a series of Securities will be issued by the bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the "L/C Percentage"). If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. See "Description of the Securities -- Optional Termination" and "The Agreements -- Termination." A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Financial Guaranty Insurance Policy

      Credit support may be provided in the form of a financial guaranty insurance policy by one or more insurance companies named in the prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days following the issuance of the Securities of the related series.

Reserve Funds

      One or more Reserve Funds may be established with respect to a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts specified in the prospectus supplement will be deposited. The Reserve Funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the prospectus supplement.

      Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income thereon, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of the related series by each Rating Agency, or to reduce the likelihood of special distributions with respect to any Multi-Class Series. If specified in the prospectus supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in the Reserve Fund in excess of any required Reserve Fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application by the trustee.

      Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, this income may be payable to the master servicer or a servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements -- Investment of Funds." The Reserve Fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

      Additional information concerning any Reserve Fund will be set forth in the prospectus supplement, including the initial balance of the Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to securityholders and use of investment earnings from the Reserve Fund, if any.

                  Description of Mortgage and Other Insurance

      The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If specified in the prospectus supplement, insurance may be structured so as to protect against losses relating to more than one trust fund in the manner described therein.

Mortgage Insurance on the Loans

      General

      Unless otherwise specified in the prospectus supplement, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage with respect to the amount of each Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of the Mortgage Loan is reduced to 80% of the original Appraised Value.

      A pool insurance policy will be obtained if specified in the prospectus supplement to cover any loss (subject to limitations described in this prospectus) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See "Pool Insurance Policy" below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See "Legal Aspects of Loans." These losses will be covered to the extent described in the prospectus supplement by the bankruptcy bond or other credit support, if any.

      To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent these losses are not covered by the pool insurance policy or other credit support for the related series, any losses would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "Hazard Insurance on the Loans" below. Certain hazard risks will not be insured and the occurrence of hazards could adversely affect payments to securityholders.

      Primary Mortgage Insurance

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (referred to as the "Insured Loss") generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

      o all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property;

      o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan;

      o     amounts expended but not approved by the mortgage insurer;

      o     claim payments previously made by the mortgage insurer; and

      o     unpaid premiums.

      Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

      o fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan;

      o failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans;

      o     physical damage to the Mortgaged Property; and

      o the related servicer not being approved as a servicer by the mortgage insurer.

      Primary mortgage insurance policies generally contain provisions substantially as follows: (1) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys' fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (2) when a claim is presented, the mortgage insurer will have the option of paying the claim in full and taking title to the property and arranging for the sale thereof or paying the insured percentage of the claim and allowing the insured to retain title to the property; (3) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and marketable title to the property; and (4) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

      As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to:

      o advance or discharge all hazard insurance policy premiums, and as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in the primary mortgage insurance policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees;

      o in the event of any physical loss or damage to the Mortgaged Property, restore and repair the Mortgaged Property to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

      o tender to the mortgage insurer good and marketable title to and possession of the Mortgaged Property.

      Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that:

      o no change may be made in the terms of the Mortgage Loan without the consent of the mortgage insurer;

      o written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under the Mortgage Loan or that any proceedings affecting the borrower's interest in the Mortgaged Property securing the Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

      o the mortgage insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days' notice described above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to the Mortgage Loan and any due and unpaid premium with respect to the policy;

      o the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and marketable title to and possession of the mortgaged property;

      o the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid that amount unless the mortgage insurer specifies a lower or higher amount; and

      o the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

      The mortgage insurer will be required to pay to the insured either: (1) the insured percentage of the loss; or (2) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or (b) an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

      FHA Insurance and VA Guaranty

      The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

      Under both the FHA and VA programs the master servicer or servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty ("FHA/VA Claim Proceeds") and reductions in FHA/VA Claim Proceeds received.

      FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Federal Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. FHA Mortgage Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

      The monthly or periodic insurance premiums for FHA Mortgage Loans will be collected by the master servicer or servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Mortgage Loan, a master servicer or servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by a master servicer or servicer or HUD that default was caused by circumstances beyond the borrower's control, the master servicer or servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of Scheduled Payments for a specified period, which payments are to be made up on or before the maturity date of the Mortgage Loan, or the rescheduling or other adjustment of payments due under the Mortgage Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a master servicer or servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan before a master servicer or servicer may initiate foreclosure proceedings.

      HUD terminated its assignment program for borrowers, effective April 25, 1996. Borrowers who did not request the assignment of their mortgage to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid insurance benefits to lenders. The program was available only to eligible borrowers whose default was caused by circumstances beyond their control.

      On March 20, 1998, an Illinois Federal District Court in Ferrell v. United States Department of Housing and Urban Development (N.D. Ill. (No. 73C 334)) granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of prior court order. It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of FHA Mortgage Loans.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The related master servicer or servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Mortgage Loan for an amount equal to the principal balance of the debenture.

      The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

      Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a master servicer or servicer has not met FHA's timing requirements for certain actions during the foreclosure and conveyance process. When a master servicer or servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

      VA Mortgage Loans are partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, which permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $50,750.

      With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

      In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a "No-Bid"). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

      When the mortgagee receives the VA's No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a "Buydown"). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

      In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Mortgage Loans could be substantial.

      Pool Insurance Policy

      If specified in the prospectus supplement, the master servicer will be required to maintain a pool insurance policy for the Loans in the trust fund on behalf of the trustee and the securityholders. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of the policies generally.

      The prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related trust fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under the primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy.

      Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be:

      o the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the approved sale of the Mortgaged Property;

      o the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the contractual rate of interest; and

      o advances made by the insured as described above less certain payments.

      An "approved sale" is:

      o a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval;

      o a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer;

      o the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer; or

      o     the acquisition of the Mortgaged Property by the pool insurer.

      As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to the securityholders on liquidation of the Mortgage Loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

      The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the master servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See "Legal Aspects of Loans." Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the trust fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the master servicer's or servicer's willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of the Loan or otherwise, it will not be obligated to make an advance respecting any delinquency since the Advance would not be ultimately recoverable by it. See "Servicing of Loans -- Advances and Limitations Thereon."

      Mortgage Insurance with Respect to Manufactured Home Loans

      A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the prospectus supplement.

Hazard Insurance on the Loans

      Standard Hazard Insurance Policies

      The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to securityholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the master servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

      The standard hazard insurance policies covering properties securing Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value (generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed and (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the area where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

      The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the Mortgaged Property securing the related Cooperative Loan. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the Mortgaged Property securing the related Condominium Loan.

      Special Hazard Insurance Policy

      Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property and (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the Loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer or the servicer with respect to the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

      Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted Loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

      Other Hazard-Related Insurance; Liability Insurance

      With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Loans secured by Multifamily Property are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

Bankruptcy Bond

      In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Legal Aspects of Loans." If so provided in the prospectus supplement, the master servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

      The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all Loans in the Pool secured by single unit primary residences. This amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the prospectus supplement, and will not be restored.

Repurchase Bond

      If specified in the prospectus supplement, the depositor or master servicer will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the Loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the master servicer.

                                 The Agreements

      The following summaries describe certain material provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, these provisions or terms are as specified in the related Agreement.

Issuance of Securities

      Securities representing interests in a trust fund, or an Asset Group, that the trustee will elect to have treated as a REMIC, a FASIT or a grantor trust will be issued, and the related trust fund will be created, pursuant to a trust agreement between the depositor and the trustee. A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and collection agreement with the indenture trustee and the issuer.

      As applicable, the trust agreement, in the case of Certificates, and the indenture, together with the sale and collection agreement, in the case of Notes, are referred to as the "Agreements." In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Primary Assets of a trust fund will be serviced in accordance with one or more underlying servicing agreements.

Assignment of Primary Assets

      General

      At the time of issuance, the depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the Primary Assets and other property to be included in the trust fund for a series. The assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the prospectus supplement (except for any Retained Interests). The trustee will, concurrently with the assignment, execute and deliver the Securities.

      Assignment of Private Mortgage-Backed Securities

      The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Funds -- Private Mortgage-Backed Securities."

      Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the trustee. In the Agreement, the depositor will represent and warrant to the trustee regarding the Private Mortgage-Backed Securities:

            (1) that the information contained in the Mortgage Certificate
      Schedule is true and correct in all material respects;

            (2) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests);

            (3) that there has been no other sale by it of the Private Mortgage-Backed Securities; and

            (4) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on the Private Mortgage-Backed Securities.

      Assignment of Mortgage Loans

      As specified in the prospectus supplement, the depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee:

      o the mortgage note endorsed without recourse to the order of the trustee or in blank;

      o the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of the Mortgage will be delivered, together with a certificate that the original of the Mortgage was delivered to the recording office); and

      o     an assignment of the Mortgage in recordable form.

      The trustee, or the custodian, will hold the documents in trust for the benefit of the securityholders.

      If so specified in the prospectus supplement, the depositor will, at the time of delivery of the Securities, cause assignments to the trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the Mortgage Loan. If specified in the prospectus supplement, the depositor will cause the assignments to be so recorded within the time after delivery of the Securities as is specified in the prospectus supplement, in which event, the Agreement may, as specified in the prospectus supplement, require the depositor to repurchase from the trustee any Mortgage Loan required to be recorded but not recorded within that time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a Mortgage Loan to be recorded.

      With respect to any Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each Cooperative Loan.

      The trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Agreement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the party (the "Seller") from which the depositor, or an affiliate thereof, purchased the Mortgage Loan.

      If the Seller cannot cure the omission or defect within the time period specified in the related Agreement after receipt of notice, the Seller will be obligated to purchase the related Mortgage Loan from the trustee at the Purchase Price or, if specified in the prospectus supplement, replace the Mortgage Loan with another mortgage loan that meets certain requirements set forth therein. We cannot assure you that a Seller will fulfill this purchase obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "Loan Underwriting Procedures and Standards -- Representations and Warranties," neither the master servicer nor the depositor will be obligated to purchase the Mortgage Loan if the Seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. Unless otherwise specified in the prospectus supplement, this purchase obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, any document.

      Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC or a FASIT election is to be made, unless the prospectus supplement otherwise provides, no purchase of a Mortgage Loan will be made if the purchase would result in a prohibited transaction under the Code.

      Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will specify the number of Mortgage Loans that are


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

Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

      Assignment of Manufactured Home Loans

      The depositor will cause any Manufactured Home Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the "Manufactured Home Loan Schedule") appearing as an exhibit to the related Agreement. The Manufactured Home Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

      In addition, with respect to each Manufactured Home Loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, the custodian, the original Manufactured Home Loan agreement and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the securityholders to the Manufactured Home Loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans agreements will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans agreements without notice of the assignment, the interest of the securityholders in the Manufactured Home Loans could be defeated. See "Legal Aspects of Loans -- Manufactured Home Loans."

      Assignment of Participation Certificates

      The depositor will cause any certificates evidencing a participation interest in a Loan or a pool of loans ("Participation Certificates") obtained under a participation agreement to be assigned to the trustee by delivering to the trustee the Participation Certificates, which will be reregistered in the name of the trustee. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record with respect to the Loans represented by any Participation Certificate. Each Participation Certificate will be identified in a "Participation Certificate Schedule" which will specify the original principal balance, outstanding principal balance as of the Cut-off Date, pass-through rate and maturity date for each Participation Certificate. In the related Agreement, the depositor will represent and warrant to the trustee regarding each Participation Certificate:

      o     that the  information  contained  in the  Participation  Certificate
            Schedule is true and correct in all material respects;

      o that, immediately prior to the conveyance of the Participation Certificates, the depositor had good title to and was sole owner of the Participation Certificates;

      o that there has been no other sale by it of the Participation Certificates; and

      o that the Participation Certificates are not subject to any existing lien, charge, security interest or other encumbrance (other than any Retained Interests).

Repurchase and Substitution of Non-Conforming Loans

      Unless otherwise provided in the prospectus supplement, if any document in the Loan file delivered by the depositor to the trustee is found by the trustee within 45 days of the execution of the related Agreement, or any other time period specified in the prospectus supplement for the related series, (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date of the issuance of the series) to be


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

defective in any material respect and the depositor does not cure the defect within 90 days, or any other period specified in the prospectus supplement, the depositor will, not later than 90 days, or any other period specified in the prospectus supplement, after the trustee's notice to the depositor or the master servicer, as the case may be, of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the trustee.

      Unless otherwise specified in the prospectus supplement, the repurchase price will be generally equal to (a) the lesser of (1) the outstanding principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of the Mortgage Loan immediately prior to foreclosure) and (2) the trust fund's federal income tax basis in the Mortgage Loan, and (b), accrued and unpaid interest to the date of the next scheduled payment on the Mortgage Loan at the related Interest Rate (less any unreimbursed Advances respecting the Mortgage Loan), provided, however, the purchase price will not be limited in (1) above to the trust fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the Mortgage Loan will not result in any prohibited transaction tax under Section 860F(a) of the Code.

      If provided in the prospectus supplement, the depositor may, rather than repurchase the Loan as described above, remove the Loan from the trust fund (the "Deleted Loan") and substitute in its place one or more other Loans (each, a "Qualifying Substitute Mortgage Loan") provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and
(2) with respect to a trust fund for which a REMIC election is made, the substitution must be made within two years of the date.

      Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, the characteristics specified in the applicable Agreement, generally including (1) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Distribution Account in the month of substitution for distribution to securityholders), (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

      Unless otherwise provided in the prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a Loan document.

      The depositor or another entity will make representations and warranties with respect to Loans that comprise the Primary Assets for a series. See "Loan Underwriting Procedures and Standards --Representations and Warranties" above. If the depositor or such entity cannot cure a breach of any representations and warranties in all material respects within 90 days after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the Loan, the depositor or such entity is obligated to repurchase the affected Loan or, if provided in the prospectus supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above. The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the Loans.

Reports to Securityholders

      The trustee will prepare and forward to each securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

            (1) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the master servicer or by a servicer or (b) that is a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each class and the aggregate unpaid principal amount (or Compound Value) of each class following the distribution;


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

            (2) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the master servicer or a servicer or
      (b) that is not a Multi-Class Series, the amount of the interest distribution;

            (3) the amount of servicing compensation with respect to the Principal Assets and paid during the Due Period commencing on the Due Date to which the distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

            (4) the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (1) above;

            (5) the aggregate outstanding principal amount of the Securities of the related series as of the Due Date, after giving effect to distributions allocated to principal reported under (1) above;

            (6) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in
      (1)(b) above, the amount of interest accrued on the Securities during the related interest accrual period and added to the Compound Value thereof;

            (7) in the case of Floating Rate Securities, the Floating Rate applicable to the distribution being made;

            (8) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

            (9) if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of the business on the determination date to which the distribution relates;

            (10) if applicable, the value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which the distribution relates;

            (11) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund (including any Subordinated Reserve
      Fund), if any, on the Distribution Date, after giving effect to distributions made on that date; and

            (12) any other information as specified in the related Agreement.

      In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1) through
(4), (6) and (8) above for the calendar year; and (b) the information specified in the related Agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the securityholders will not have been examined and reported upon by an independent public accountant. However, the master servicer will provide to the trustee a report by independent public accountants with respect to the master servicer's servicing of the Loans. See "Servicing of Loans -- Evidence as to Compliance."

Investment of Funds

      The Distribution Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a series that may be invested by the trustee or by the master servicer (or by the servicer, if any), can be invested only in "Eligible Investments" acceptable to each Rating Agency, which may include, without limitation:

      o direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

      o demand and time deposits, certificates of deposit or bankers' acceptances;


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

      o repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

      o securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

      o commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

      o a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency; and

      o any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

      Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain eligible reserve fund investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement ("Eligible Reserve Fund Investments").

      Eligible Investments or Eligible Reserve Fund Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the trustee and amounts in the Distribution Account, any Reserve Fund or the Subordinated Reserve Fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

      If so provided in the prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicing Account, Collection Account or the Distribution Account may be property of the master servicer or a servicer and not available for distributions to securityholders. See "Servicing of Loans."

Event of Default; Rights Upon Event of Default

      Trust Agreement

      As specified in the prospectus supplement, events of default under the trust agreement for a series of Certificates include:

      o any failure by the master servicer or servicer to distribute or remit any required payment that continues unremedied for five business days (or any shorter period as is specified in the applicable agreement) after the giving of written notice of the failure to the master servicer or servicer by the trustee for the related series, or to the master servicer or servicer and the trustee by the holders of Certificates of the series evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series;

      o any failure by the master servicer or servicer duly to observe or perform in any material respect any other of its covenants or agreements in the trust agreement that continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer or servicer by the trustee, or to the master servicer or servicer and the trustee by the holders of Certificates of the related series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates; and

      o certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer or servicer indicating its insolvency, reorganization or inability to pay its obligations.

      So long as an Event of Default remains unremedied under the trust agreement for a series, the trustee for the related series or holders of Certificates of the series evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series may terminate all of the rights and obligations of the master servicer as servicer under the trust agreement and in and to the Mortgage Loans (other


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

than its right to recovery of other expenses and amounts advanced pursuant to the terms of the trust agreement which rights the master servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the trust agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the trust agreement.

      In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer under the provisions of the trust agreement relating to the servicing of the Mortgage Loans. The successor master servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the trust agreement.

      During the continuance of any event of default under the trust agreement for a series, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of that series, and holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

      No holder of a series of Certificates, solely by virtue of that holder's status as a Certificateholder, will have any right under the trust agreement for the related series to institute any proceeding with respect to the trust agreement, unless that holder previously has given to the trustee for that series written notice of default and unless the holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for a specified number of days has neglected or refused to institute such a proceeding.

      Indenture

      As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

      o a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note's maturity;

      o failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

      o any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

      o     certain   events  of   bankruptcy,   insolvency,   receivership   or
            liquidation of the trust; or

      o any other event of default provided with respect to Notes of that series.


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

      If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

      If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

      o the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;

      o the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding Notes of the series at the date of the sale; or

      o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series.

      As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

      Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

The Trustee

      The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of Securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to that series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

      The trustee makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement, however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer under the related Agreement.

      The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default, see "Event of Default; Rights Upon Event of Default" above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Trustee

      The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning trustee or the securityholders may petition any court of competent jurisdiction for appointment of a successor trustee.

      The trustee may also be removed at any time:

      o if the trustee ceases to be eligible to continue to act as trustee under the Agreement;

      o     if the trustee becomes insolvent; or

      o     by  the   securityholders  of  securities   evidencing  a  specified
            percentage of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

      Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Distribution Account

      The trustee will establish a separate account (the "Distribution Account") in its name as trustee for the securityholders. Unless otherwise specified in the prospectus supplement, the Distribution Account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series, pursuant to the terms of the Agreement, in Eligible Investments. If specified in the prospectus supplement, the master servicer will be entitled to receive as additional compensation, any interest or other income earned on funds in the Distribution Account. The trustee will deposit into the Distribution Account on the Business Day received all funds received from the master servicer and required withdrawals from any Reserve Funds. Unless otherwise specified in the prospectus supplement, the trustee is permitted from time to time to make withdrawals from the Distribution Account for each series to remove amounts deposited therein in error, to pay to the master servicer any reinvestment income on funds held in the Distribution Account to the extent it is entitled, to remit to the master servicer its Servicing Fee to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the securityholders and to clear and terminate the Distribution Account.

      Unless otherwise specified in the prospectus supplement, "Business Day" means a day that, in the city of New York or in the city or cities in which the corporate trust office of the trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

Expense Reserve Fund

      If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date of the issuance of a series in an account to be established with the trustee (the "Expense Reserve Fund") cash or eligible investments that will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust fund held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

Amendment of Agreement

      Unless otherwise specified in the prospectus supplement, the Agreement for each series of Securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

      (1) to cure any ambiguity;

      (2) to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

      (3) to add any other provisions with respect to matters or questions arising under the Agreement; or

      (4) to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (3) above, will not adversely affect in any material respect the interests of any securityholders of the related series not consenting thereto. If provided in the Agreement, any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each Rating Agency rating the Securities of that series that the amendment will not cause the Rating Agency to reduce the then current rating.

      As specified in the prospectus supplement, the Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing a specified percentage of the aggregate outstanding principal amount of the Securities (or, if only certain classes are affected by the amendment, a specified percentage of the aggregate outstanding principal amount of each class affected), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment may:

      o reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

      o reduce the percentage required to consent to the amendment, without the consent of securityholders of 100% of each class of Securities affected by the amendment.

Voting Rights

      The prospectus supplement may set forth a method of determining allocation of voting rights with respect to a series of Securities.

REMIC or FASIT Administrator

      For any Multi-Class Series with respect to which a REMIC or FASIT election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC or a FASIT administrator, who may be an affiliate of the depositor.

Administration Agreement

      If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to


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perform certain other administrative obligations required to be performed by the trust fund under the sale and collection agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

Termination

      Trust Agreement

      The obligations created by the trust agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to the trust agreement after the earlier of:

      o the later of (a) the final payment or other liquidation of the last Mortgage Loan remaining in the trust fund for the related series and
            (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan ("REO Property"); and

      o the repurchase, as described below, by the master servicer from the trustee for the related series of all Mortgage Loans at that time subject to the trust agreement and all REO Property.

      As specified in the prospectus supplement, the trust agreement for each series permits, but does not require, the specified entity to repurchase from the trust fund for that series all remaining Mortgage Loans at a price equal, unless otherwise specified in the prospectus supplement, to:

      o 100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus

      o with respect to REO Property, if any, the outstanding principal balance of the related Mortgage Loan, minus

      o related unreimbursed Advances, or in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Principal Balance of the Mortgage Loans, minus

      o unreimbursed expenses that are reimbursable pursuant to the terms of the trust agreement, plus

      o accrued interest at the weighted average Mortgage Rate through the last day of the Due Period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC or as a FASIT under the Code, the repurchase price may equal the greater of:

      o 100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of the repurchase; and

      o the aggregate fair market value of the Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the trust fund.

      The exercise of this right will effect early retirement of the Certificates of the series, but the master servicer's right to so purchase is subject to the Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the prospectus supplement, of the aggregate asset principal balance on the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person identified therein. For each series, the master servicer or the trustee, as applicable, will give written notice of termination of the Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in the prospectus supplement. See "Description of the Securities -- Optional Termination."

      Indenture

      The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.


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

      In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes. In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.


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

                             Legal Aspects of Loans

      The following discussion contains summaries of certain legal aspects of housing loans that are general in nature. Because certain of these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

Mortgages

      The Mortgage Loans (other than any Cooperative Loans) comprising or underlying the Primary Assets for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/ homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Junior Mortgages; Rights of Senior Mortgages

      If specified in the applicable prospectus supplement, certain Mortgage Loans included in the pool of Mortgage Loans will be secured by junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

      The standard form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage


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indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

      The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

      The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Cooperative Loans

      If specified in the prospectus supplement, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the


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

agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Cooperative Loans are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning the stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative Loan, the lender's remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower's rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

      A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage and rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

      If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See " -- Realizing Upon Cooperative Loan Security" below.


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

      There are certain risks that arise as a result of the cooperative form of ownership that differentiate Cooperative Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner's shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the "sponsor" (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation that is secured by a mortgage on the building. In this case, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor's default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building and right to occupy the apartment (and a corresponding loss of the lender's security for its Cooperative Loan).

      Tax Aspects of Cooperative Ownership

      In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which these items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that the failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgages

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the


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

mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct sufficient to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

      In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where it is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Realizing Upon Cooperative Loan Security

      The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.


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

      Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

      In the case of foreclosure on a mortgage secured by the cooperative building itself, where the building was converted from a rental building to a building owned by a cooperative, under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted. In addition, all cooperative units that were previously rent controlled or rent stabilized may convert to their prior state of rent-controlled or rent-stabilized apartments.

Rights of Redemption

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.


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

      In addition to the statutory prohibitions on deficiency judgments, certain Mortgage Loans in the trust fund may, by their terms, prohibit recourse to the borrower in the event proceeds from foreclosure or other liquidation are insufficient to satisfy the debt. These Mortgage Loans may also not require payments of principal and interest until maturity, thereby increasing the likelihood that a deficiency will exist.

      Cooperative Loans

      Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

      Leases and Rents

      Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

      Federal Bankruptcy and Other Laws Affecting Creditors' Rights

      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

      In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

      The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate


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

Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

      Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

      Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

      Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

      Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

      Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

Soldiers' and Sailors' Civil Relief Act of 1940

      Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service:

      o are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including mortgage loans and Manufactured Home Loans) incurred prior to the commencement of military service for the duration of military service;


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

      o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on the obligations entered into prior to military service; and

      o may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

      However, the benefits listed above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

      As specified in the prospectus supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust for a series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the Mortgage Loans or Manufactured Home Loans in proportion to the interest that each class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

Environmental Risks

      Under the laws of some states, and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), it is conceivable that a secured lender (such as the trust fund) may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Mortgage Property, even though the environmental damage or threat was caused by a prior or current owner or "responsible parties", including owners and operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest, but does not "participate in the management" of the Mortgaged Property (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the property as an investment (including leasing the property to a third party), or fails to market the property in a timely fashion.

      Amendments to CERCLA enacted in 1996 have clarified the range of activities in which a lender may engage without becoming subject to liability under CERCLA. However, liability for costs associated with the investigation and cleanup of environmental contamination may also be governed by state law, which may not provide any specific protections to lenders, or, alternatively, may not impose liability on lenders at all.

      CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs associated with releases of petroleum contamination. Federal regulation of underground petroleum storage tanks (other than heating oil tanks) is governed by Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"). The United States Environmental Protection Agency ("EPA") has promulgated a lender liability rule for underground storage tanks regulated by Subtitle I of RCRA. Under the EPA rule, a holder of a security interest in an underground storage tank, is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, amendments to RCRA, enacted concurrently with the CERCLA amendments discussed in the previous paragraph, extend to the holders of security interests in petroleum underground storage tanks the same protections accorded to secured creditors under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for lenders, or, alternatively, may not impose liability on lenders at all.


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

Due-on-Sale Clauses in Mortgage Loans

      Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

      o originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982; and

      o originated by lenders other than national banks, federal savings institutions and federal credit unions.

      Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states", five states -- Arizona, Michigan, Minnesota, New Mexico and Utah -- have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

      In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.


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

      Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of that state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

      The depositor has been advised by counsel that a court interpreting Title V would hold that Mortgage Loans related to a series originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the Mortgage Loans, any such limitation under the state's usury law would not apply to the Mortgage Loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of the state action will be eligible as Primary Assets if the Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

Adjustable Interest Rate Loans

      ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have taken this type of action.

      The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.


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

Manufactured Home Loans

      Security Interests in the Manufactured Homes

      Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect a notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event the notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

      As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

      Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the lender or its assignee. With respect to a series of Securities evidencing interests in a trust fund that includes Manufactured Home Loans and as described in the prospectus supplement, the depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the depositor pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will, unless otherwise specified in the prospectus supplement, have substantially similar requirements for perfection of a security interest.

      In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

      Relocation of a Manufactured Home

      In the event that the owner of a Manufactured Home moves the home to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after relocation and thereafter only if and after the owner reregisters the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in the state, and if steps are not taken to reperfect the trustee's security interest in the state, the security interest in the Manufactured Home would cease to be perfected.

      A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to the Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states that provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection.

      In the ordinary course of servicing the Manufactured Home Loans, the master servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the trustee must surrender possession of the certificate of title or the trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the Agreements, the depositor is obligated to take these steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

      Intervening Liens

      Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, the liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the trustee or securityholders in the event a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

      Enforcement of Security Interests in Manufactured Homes

      So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing the borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See "Antideficiency Legislation and Other Limitations on Lenders" above.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See "Federal Bankruptcy and Other Laws Affecting Creditors' Rights" and "Equitable Limitations on Remedies" above.

      Consumer Protection Laws

      The so-called "Holder-In-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

      Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

      Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any the sale or transfer for which no the consent is granted.

      In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. See "Due On Sale Clauses in Mortgage Loans" above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in "Due On Sale Clauses in Mortgage Loans" above. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable.

      Applicability of Usury Laws

      Title V provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "Applicability of Usury Laws" above.


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

                   Material Federal Income Tax Considerations

General

      The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Securities. This discussion has been prepared with the advice of McKee Nelson LLP and Morgan, Lewis & Bockius LLP. This opinion assumes compliance with all provisions of the Agreements pursuant to which the Securities are issued. This discussion is directed solely to securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, this discussion is based on authorities that are subject to changes that could apply retroactively.

      In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State Tax Considerations." The depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Offered Securities.

      The following discussion addresses Securities of five general types:

      o REMIC Securities representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code;

      o FASIT Securities representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a financial asset securitization investment trust ("FASIT") under Sections 860H through 860L (the "FASIT Provisions") of the Code;

      o Grantor Trust Securities representing interests in a trust fund (a "Grantor Trust Fund") as to which no REMIC or FASIT election will be made and which will be treated as a trust for federal income tax purposes;

      o Partnership Securities representing interests in a trust fund (a "Partnership Trust Fund") that is treated as a partnership for federal income tax purposes; and

      o Debt Securities representing indebtedness of a Partnership Trust Fund or the beneficial owner of a Grantor Trust Fund for federal income tax purposes.

      The prospectus supplement for each series of Securities will indicate which of the foregoing treatments will apply to that series and, if a REMIC election (or elections) will be made for the related trust fund, will identify all "regular interests" and "residual interests" in the REMIC or, if a FASIT election will be made for the related trust fund, will identify all "regular interests" and the "ownership interest" in the FASIT. For purposes of this tax discussion, (1) references to a "securityholder" or a "holder" are to the beneficial owner of a Security, and (2) references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made.

      The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"), and in part upon the FASIT Provisions. The FASIT Provisions of the Code became effective on September 1, 1997. The Treasury Department, on February 7, 2000, released proposed regulations interpreting the FASIT Provisions and the proposed regulations, subject to certain exceptions, would only become effective at the time they are issued in final form. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of the holders of FASIT Securities. In addition, the OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Securities.


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

Taxable Mortgage Pools

      Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC or a FASIT (as defined herein) will be considered a Taxable Mortgage Pool if (1) substantially all of the assets of the entity consist of debt obligations and more than 50% of those debt obligations consist of "real estate mortgages," (2) that entity is the borrower under debt obligations with two or more maturities, and (3) under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. Unless otherwise provided in the applicable prospectus supplement, the depositor will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICs

      Classification of REMICs

      For each series of REMIC Securities, assuming compliance with all provisions of the related trust agreement, McKee Nelson LLP or Morgan, Lewis & Bockius LLP ("Company Counsel") will deliver its opinion, generally to the effect that the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("Regular Securities") or "residual interests" ("Residual Securities") in the REMIC within the meaning of the REMIC Provisions. In addition, to the extent provided in the applicable prospectus supplement, Regular Securities may also evidence ownership of an interest in a notional principal contract. See "Characterization of Investments in REMIC Securities" below.

      For the REMIC Pool to qualify as a REMIC, the REMIC Pool must continuously comply with the REMIC Provisions. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The trust agreement for each series of REMIC Securities will contain provisions meeting these requirements. See "-- Taxation of Owners of Residual Securities -- Tax-Related Restrictions on Transfer of Residual Securities -- Disqualified Organizations" below.

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans, and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code
Section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

      o in exchange for any qualified mortgage within a three-month period thereafter; or

      o in exchange for a "defective obligation" within a two-year period thereafter.


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

      A "defective obligation" includes:

      (1) a mortgage in default or as to which default is reasonably foreseeable;

      (2) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

      (3) a mortgage that was fraudulently procured by the borrower; and

      (4) a mortgage that was not in fact principally secured by real property.

      A mortgage loan that is "defective" as described in clause (4) above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property (and any personal property incidental to the real property) acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

      In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests; or (2) a single class of residual interests on which distributions, if any, are made pro rata.

      o A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages, may be zero.

      o A residual interest is an interest in a REMIC Pool (other than a regular interest) that is issued on the Startup Day and that is designated as a residual interest.

      An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, or are affected by lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the REMIC Provisions during any taxable year, the REMIC Provisions provide that the entity will not be treated as a REMIC for that year and thereafter. In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the REMIC Provisions authorize the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not issued any such regulations. Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for that status are not satisfied. The trust agreement for each REMIC Pool will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. The depositor does not anticipate that the status of any REMIC Pool as a REMIC will be terminated.

      Characterization of Investments in REMIC Securities

      To the extent provided in the applicable prospectus supplement, a Regular Security could represent not only the ownership of a REMIC regular interest, but also an interest in a notional principal contract. This can occur, for instance, when the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outsider reserve fund in favor of the regular interest holders.

      In the opinion of Company Counsel, the REMIC Securities (other than, in the case of Regular Securities that also represent interests in a notional principal contract, the portion of such Regular Securities that represents such interest) will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities (other than, in the case of Regular Securities that also represent interests in a notional principal contract, the portion of such Regular Securities that represent such an interest) will qualify for the corresponding status in their entirety for that calendar year.

      Income (including original issue discount) on the Regular Securities (other than, in the case of Regular Securities that also represent interests in a notional principal contract, the portion of such Regular Securities that represent such an interest) and income allocated to the class of Residual Securities will be treated as interest described in Section 856(c)(3)(B) of the Code in the same proportion that the income on the REMIC Pool underlying these Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code at all time during a calendar year, all income on the REMIC Securities (other than, in the case of Regular Securities that also represent interests in a notional principal contract, income associated with the portion of such Regular Securities that represents such an interest) will qualify as interest described in Section 856(c)(3)(B) of the Code for the calendar year. In addition, in the opinion of Company Counsel, the Regular Securities (other than, in the case of Regular Securities that also represent interests in a notional principal contract, the portion of such Regular Securities that represent such an interest) generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests therein.

      The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter. The REMIC will report those determinations to securityholders in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of


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

their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

      The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the REIT (real estate investment trust) Regulations, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

      Tiered REMIC Structures

      For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any of these series of REMIC Securities, the applicable Company Counsel will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the Tiered REMICs will each qualify as a REMIC and the respective REMIC Securities issued by each Tiered REMIC will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

      Taxation of Owners of REMIC Regular Interests

(1) General

      In general, interest, original issue discount, and market discount on a regular interest will be treated as ordinary income to a holder of the regular interest, and principal payments on a regular interest will be treated as a return of capital to the extent of the regular interest holder's basis in the regular interest allocable thereto. A regular interest holder must use the accrual method of accounting with regard to its regular interest, regardless of the method of accounting otherwise used by that regular interest holder.

(2) Original Issue Discount

      Accrual Securities will be, and other classes of regular interests may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of regular interests having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Regular interest holders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the regular interests. To the extent that those issues are not addressed in the regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount for the regular interests.

      Each regular interest (except to the extent described below for a regular interest on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a securityholder or by random lot (a "non-pro rata security")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular interest holder's income. The total amount of original issue discount on a regular interest is the excess of the "stated redemption price at maturity" of the regular interest over its "issue price." The issue price of a class of regular interests offered pursuant to this prospectus generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a regular interest also includes any amount paid by an initial regular interest holder for accrued interest that relates to a period before the issue date of the regular interest, unless the regular interest holder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

      The stated redemption price at maturity of a regular interest always includes the original principal amount of the regular interest, but generally will not include distributions of interest if those distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular interest. Because there is no penalty or default remedy in the case of nonpayment of interest for a regular interest, it is possible that no interest on any class of regular interests will be treated as qualified stated interest. However, except as provided in the following three sentences or in the prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the trustee will treat interest for the regular interests as qualified stated interest. Distributions of interest on an accrual security, or on other regular interests for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those regular interests includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular interest is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

      Under a de minimis rule, original issue discount on a regular interest will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the regular interest multiplied by the weighted average maturity of the regular interest. For this purpose, the weighted average maturity of the regular interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular interest and the denominator of which is the stated redemption price at maturity of the regular interest. The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "prepayment assumption") and the anticipated reinvestment rate, if any, relating to the regular interests. The prepayment assumption for a series of regular interests will be set forth in the prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the regular interest is held as a capital asset. Under the OID Regulations, however, regular interest holders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "-- Election to Treat All Interest Under the Constant Yield Method" below.

      A regular interest holder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the regular interest accrued during an accrual period for each day on which it holds the regular interest, including the date of purchase but excluding the date


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

of disposition. The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each regular interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the regular interest. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

            (1) the sum of:

                  (a) the present value of all of the remaining distributions to be made on the regular interest as of the end of that accrual period and

                  (b) the distributions made on the regular interest during the accrual period that are included in the regular interest's stated redemption price at maturity, over

            (2) the adjusted issue price of the regular interest at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

            (1) the yield to maturity of the regular interest at the issue date;

            (2) events (including actual prepayments) that have occurred before the end of the accrual period; and

            (3) the prepayment assumption.

For these purposes, the adjusted issue price of a regular interest at the beginning of any accrual period equals the issue price of the regular interest, increased by the total amount of original issue discount for the regular interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular interest's stated redemption price at maturity that were made on the regular interest in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

      Under the method described above, the daily portions of original issue discount required to be included in income by a regular interest holder generally will increase if the prepayments on the underlying mortgage loans exceed the prepayment assumption, and generally will decrease (but not below zero for any period) if the prepayments on the underlying mortgage loans are slower than the prepayment assumption. An increase in prepayments on the mortgage loans for a series of Regular Securities can result in both a change in the priority of principal payments for certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

      In the case of a non-pro rata Security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the original issue discount accruing on each non-pro rata Security in a full accrual period would be its allocable share of the original issue discount for the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata Security (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the Security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining Security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the prepayment assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.


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

(3) Acquisition Premium

      A purchaser of a regular interest having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading "-- Election to Treat All Interest Under the Constant Yield Method" below.

(4) Variable Rate Regular Securities

      Regular interests may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.

      The amount of original issue discount for a regular interest bearing a variable rate of interest will accrue in the manner described above under "-- Original Issue Discount," with the yield to maturity and future payments on that regular interest generally to be determined by assuming that interest will be payable for the life of the regular interest based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat that variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

(5) Market Discount

      A subsequent purchaser of a regular interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the regular interest (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a regular interest, or (2) in the case of a regular interest having original issue discount, is exceeded by the adjusted issue price of that regular interest at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that regular interest as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption. The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a


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regular interest issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

      The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.

      The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular interest over the interest distributable thereon. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular interest for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular interest is disposed of.

      As an alternative to the inclusion of market discount in income on the foregoing basis, the regular interest holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the regular interest holder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "-- Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made. A person who purchases a regular interest at a price lower than the remaining amounts includible in the stated redemption price at maturity of the Security, but higher than its adjusted issue price, does not acquire the regular interest with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

      Market discount for a regular interest will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the regular interest (or, in the case of a regular interest having original issue discount, the adjusted issue price of that regular interest) multiplied by the weighted average maturity of the regular interest (determined as described above in the third paragraph under "-- Original Issue Discount" above) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "-- Original Issue Discount" above.

      Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular class of regular interests. Prospective investors should consult their own tax advisors regarding the application of the market discount rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

(6) Amortizable Premium

      A regular interest purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular interest holder holds that regular interest as a "capital asset" within the meaning of Code Section 1221, the regular interest holder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the regular interest. The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the regular interest holder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service.

      The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the regular interests. Amortizable bond premium generally will be treated as an offset to interest income on a regular interest, rather than as a separate deductible item. See "-- Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.


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

(7) Election to Treat All Interest Under the Constant Yield Method

      A holder of a debt instrument such as a regular interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter. Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making this election.

(8) Treatment of Losses

      Regular interest holders will be required to report income for regular interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular interest, particularly a subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

      To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that regular interest holders that are corporations or that otherwise hold the regular interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any regular interest becoming wholly or partially worthless, and that, in general, regular interest holders that are not corporations and do not hold the regular interests in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any regular interest becoming totally worthless.

      Regular interest holders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their regular interests. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business.

(9) Sale or Exchange of Regular Securities

      If a regular interest holder sells or exchanges a regular interest, the regular interest holder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the regular interest. The adjusted basis of a regular interest generally will equal the original cost of the regular interest to the seller, increased by any original issue discount or market discount previously included in the seller's gross


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income for the regular interest and reduced by amounts included in the stated
redemption price at maturity of the regular interest that were previously received by the seller, by any amortized premium, and by any recognized losses.

      Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular interest realized by an investor who holds the regular interest as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular interest has been held for the long-term capital gain holding period (currently, more than one year). Gain will be treated as ordinary income:

           (1) if a regular interest is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the regular interest holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

           (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

           (3) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on that regular interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that regular interest.

      In addition, gain or loss recognized from the sale of a regular interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for property held for more than one year. Currently, the maximum tax rate for corporations is the same for both ordinary income and capital gains.

Taxation of Owners of Residual Securities

(1) Taxation of REMIC Income

      Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Securityholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

            (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

            (2) all bad loans will be deductible as business bad debts; and

            (3) disallowance of the deduction for interest expenses related to tax-exempt obligations, is determined as if the REMIC were a financial institution described in Section 265(b) of the Code.

      The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular interests, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular interests. The REMIC Pool's deductions include interest and original issue discount expense on the regular interests, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and


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

realized losses on the mortgage loans. The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related series outstanding.

      The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued original issue discount relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

      Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of mismatching of income and deductions described in this paragraph, if present for a series of Securities, may have a significant adverse effect upon a Residual Securityholder's after-tax rate of return.

      A portion of the income of a Residual Securityholder may be treated unfavorably in three contexts:

            (1) it may not be offset by current or net operating loss deductions;

            (2) it will be considered unrelated business taxable income to tax-exempt entities; and

            (3) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Securityholder.

See "-- Limitations on Offset or Exemption of REMIC Income" below. In addition, a Residual Securityholder's taxable income during certain periods may exceed the income reflected by those Residual Securityholders for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

(2) Basis and Losses

      The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Securityholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom the loss was disallowed and may be used by the Residual Securityholder only to offset any income generated by the same REMIC Pool.

      A Residual Securityholder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Although the law is unclear in some respects, the recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual securities over their life. However, in view of the possible acceleration of the income of Residual Securityholders described above under "-- Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

      A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest, and Residual Securityholders should consult their own tax advisors in this regard.

      Further, to the extent that the initial adjusted basis of a Residual Securityholder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Securityholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "-- Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "-- Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

(3) Treatment of Certain Items of REMIC Income and Expense

      Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the regular interests, and different methods could result in different timing or reporting of taxable income or net loss to Residual Securityholders or differences in capital gain versus ordinary income.

      Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on regular interests as described above under "-- Taxation of Owners of REMIC Regular Interests -- Original Issue Discount" and "-- Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "-- Amortizable Premium."

      Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "-- Taxation of Owners of REMIC Regular Interests -- Market Discount."

      Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "-- Taxation of Owners of REMIC Regular Interests --Amortizable Premium," a person that holds a mortgage loan as a capital asset under Code
Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985. Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

(4) Limitations on Offset or Exemption of REMIC Income

      A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Securityholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Securities diminishes.

      The portion of a Residual Securityholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Securityholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Securityholder is an organization subject to the tax on unrelated business income imposed by Code
Section 511, the Residual Securityholder's excess inclusions will be treated as unrelated business taxable income of the Residual Securityholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for certain persons who are not U.S. Persons (as defined below under "-- Tax-Related Restrictions on Transfer of Residual Securities -- Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "-- Taxation of Certain Foreign Investors -- Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

      In addition, the Code provides three specific rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Securityholder. First, alternative minimum taxable income for a Residual Securityholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Securityholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

(5) Tax-Related Restrictions on Transfer of Residual Securities

      Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable federal rate under Code
Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. That rate is applied to the anticipated excess inclusions from the

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end of the remaining calendar quarters in which they arise to the date of the transfer. That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

      In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income from a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number, and during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

      If an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

      o "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code
            Section 521) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

      o "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

      The trust agreement for a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee will be the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and
(2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false. Moreover, the trust agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security for a series will bear a legend referring to those restrictions on transfer, and each Residual Securityholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related trust agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the trustee may charge a fee for computing and providing that information.


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      Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Securityholder (other than a Residual Securityholder who is not a U.S. Person as defined below under "-- Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "-- Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The trust agreement for each series of Certificates will require the transferee of a Residual Security to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "-- Disqualified Organizations."

      Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations") would modify the safe harbor under which transfers of noneconomic residual interests are treated as not disregarded for federal income tax purposes. Under the New Proposed Regulations, a transfer of a noneconomic residual interest would not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value generally is calculated using a discount rate equal to the applicable federal rate. The New Proposed Regulations have a proposed effective date of February 4, 2000.

      On December 8, 2000, the IRS issued Rev. Proc. 2001-12, which creates an additional safe harbor for transfers of non-economic residual interests to purchasers that are domestic, taxable C corporations (other than REITs, RICs, or cooperatives). A transfer generally satisfies the new safe harbor if (1) at the time of the transfer, and at the close of each of the purchaser's two fiscal years preceding the year of transfer, the purchaser's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (2) the purchaser makes a written agreement that any subsequent transfer of the interest will be to another taxable, domestic C corporation in a transaction that satisfies the safe harbor, and (3) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with the residual interest will not be paid. In addition, the transfer must meet the other conditions, described above, requiring the transferor to investigate the financial condition of the purchaser and get a statement from the purchaser that it understands the tax nature of a noneconomic residual interest and intends to pay the taxes associated with holding the interest. Investors should consult their own tax advisors before transferring any residual interest.

      Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is


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

deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and before the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      The prospectus supplement relating to the Certificates of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, a partnership (except as provided in applicable Treasury regulations) or any entity treated as a partnership or as a corporation created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons).

(6) Sale or Exchange of a Residual Security

      Upon the sale or exchange of a Residual Security, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "-- Taxation of Owners of Residual Securities -- Basis and Losses") of the Residual Securityholder in the Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the holder's adjusted basis on that Distribution Date. That income will be treated as gain from the sale or exchange of the Residual Securityholder's Residual Security, in which case, if the Residual Securityholder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

      Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

      Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

(7) Mark to Market Regulations

      Code Section 475 generally requires dealers to mark to market securities they own. Regulations adopted under Code Section 475 provide that a Residual Security is not a security and cannot be marked to market under Code Section 475.


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

Taxes That May Be Imposed on the REMIC Pool

(1) Prohibited Transactions

      Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

            (1) the disposition of a qualified mortgages other than in connection with

                  (a) substitution within two years of the Startup Day of a
            qualified replacement mortgage for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or the substitution of a qualified replacement mortgage for another qualified mortgage within three months of the Startup Day;

                  (b) foreclosure, default, or imminent default of a qualified mortgage;

                  (c) bankruptcy or insolvency of the REMIC Pool; or

                  (d) a qualified (complete) liquidation of the REMIC;

            (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

            (3) the receipt of compensation for services; or

            (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

      Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

(2) Contributions to the REMIC Pool After the Startup Day

      In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (1) during the three months following the Startup Day, (2) made to a qualified reserve fund by a Residual Securityholder, (3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call, and (5) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

(3) Net Income from Foreclosure Property

      The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year after the year in which the REMIC Pool acquired that property, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.


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Liquidation of the REMIC Pool

      If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of regular interests and Residual Securityholders within the 90-day period.

Administrative Matters

      The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Securityholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC Pool as agent of the Residual Securityholders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Securityholder, the Residual Securityholder or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Securityholders of certain administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same series would be able to participate in those proceedings in appropriate circumstances.

Limitations on Deduction of Certain Expenses

      An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that those itemized deductions, in total, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (1) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case adjusted for post-1991 inflation), or
(2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five year period beginning in 2006. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC. Those investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. The prospectus supplement will indicate if all those expenses will not be allocable to the Residual Securities.


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      In general, the allocable portion will be determined based on the ratio that a REMIC securityholder's income, determined on a daily basis, bears to the income of all holders of regular interests and Residual Securities for a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the Interest Rate on regular interests that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

Taxation of Certain Foreign Investors

(1) Regular Interests

      Interest, including original issue discount, distributable to regular interest holders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S. Person provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

      The Internal Revenue Service recently issued final regulations (the "New Regulations") that would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective for payments made after December 31, 2000. The New Regulations require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

(2) Residual Securities

      The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Securityholders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Securityholders may qualify as "portfolio interest," subject to the conditions described in "regular interests" above, but only to the extent that
(1) the mortgage loans were issued after July 18, 1984, and (2) the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163 (f) (1). Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Securityholders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "-- Taxation of Owners of Residual Securities -- Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Securityholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates. If the 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only


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when paid or otherwise distributed (or when the Residual Security is disposed
of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "-- Tax-Related Restrictions on Transfer of Residual Securities -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

(3) Backup Withholding

      Distributions made on the regular interests, and proceeds from the sale of the regular interests to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 on "reportable payments" (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular holder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or that holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the regular interests would be refunded by the Internal Revenue Service or allowed as a credit against the Regular holder's federal income tax liability.

(4) Reporting Requirements

      Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular interests or beneficial owners who own regular interests through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular interests (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 (or its on-line equivalent, if any) for a particular series of regular interests. Holders through nominees must request the information from the nominee.

      The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of regular interests, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to those holders. Furthermore, under these regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of regular interests, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "-- Characterization of Investments in REMIC Securities."

      Residual Securityholders should be aware that their responsibilities as holders of the residual interest in a REMIC Pool, including the duty to account for their shares of the REMIC Pool's income or loss on their returns, continue for the life of the REMIC Pool, even after the principal and interest on their Residual Securities have been paid in full.

      Treasury regulations provide that a Residual Securityholder is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if the holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each Residual Securityholder is required to treat items on its returns consistently with their treatment on the REMIC Pool's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level. A REMIC Pool typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will


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not have a net loss for any of the first five taxable years of its existence.
Any person that holds a Residual Security as a nominee for another person may be required to furnish the related REMIC Pool, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

FASITs

Classification of FASITs

      For each series of FASIT Securities, assuming compliance with all provisions of the related trust agreement, in the opinion of applicable Company Counsel, the related trust fund will qualify as a FASIT. A FASIT is any entity that (1) elects FASIT status, (2) satisfies certain requirements concerning the interests it issues (the "interests test"), and (3) satisfies certain requirements concerning the composition of its assets (the "asset test"). Any entity described in Section 851(a) of the Code (i.e., a regulated investment company), however, would not be eligible to elect FASIT status.

      The Interests Test. All interests in a FASIT must be designated as either regular interests or as the ownership interest. A FASIT can have only one ownership interest and it must be held directly at all times by an "eligible corporation" (i.e., a domestic "C" corporation that is subject to tax and that is not a regulated investment company, a real estate investment trust, a REMIC, or a subchapter T cooperative). The ownership interest need not have any particular economic characteristics.

      Generally, A FASIT regular interest is any interest issued by the FASIT on or after its startup day that is designated as such and that (1) unconditionally entitles the holder to receive a specified principal amount, (2) provides that interest payments, if any, be determined based on a fixed rate, or, except as otherwise provided in Treasury Regulations, which have not been promulgated, at a rate that would qualify as a variable rate under the REMIC regulations, (3) does not have a stated maturity date more than 30 years from the date of issuance, (4) does not have an issue price in excess of 125% of its stated principal amount, and (5) has a yield to maturity that is not greater than the appropriate applicable federal rate published by the IRS for the month of issue plus 5%. Certain FASIT interests, referred to as "high-yield interests," will qualify as regular interests even though they do not satisfy the first, fourth, or fifth requirements set out above. Generally, high-yield interests must be held by eligible corporations.

      The Asset Test. If the Trust Fund is to qualify as a FASIT, then as of the close of the third month following the date of its formation, and at all times thereafter, substantially all of its assets must be "permitted assets." The term "permitted assets" is defined to include (1) cash and cash equivalents, (2) generally, any instrument that is classified as indebtedness for federal income tax purpose under which interest payments, if any, are payable at a fixed rate or a rate that would be a qualifying rate under the REMIC regulations for a REMIC regular interest, (3) foreclosure property, (4) certain hedging instruments (e.g., swap contracts, futures contracts, and guarantee arrangements) intended to hedge against the risks associated with being the obligor on FASIT interests, (5) contract rights to acquire debt instruments described in (2) above or hedges described in (4) above, and (6) any regular interest in a REMIC or in another FASIT. The term "permitted asset" does not, however, include any debt instrument, other than a cash equivalent, issued by the holder of the ownership interest or any person related to the holder.

      If the trust fund fails to comply with one or more of the requirements for FASIT status during any taxable year, the trust fund may lose its FASIT status for that year and all years thereafter. If the trust fund were to lose its FASIT status, the trust fund could be taxable as a corporation.

Taxation of Owners of FASIT Regular Securities

(1) General

      Payments received by holders of FASIT Regular Securities generally will be accorded the same tax treatment under the Code as payments received on REMIC regular interests. Holders of FASIT Regular Securities must report income from these Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular


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Securities issued with original issue discount, interest paid or accrued on a
FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on the Security will be treated as a return of capital to the extent that the securityholder's basis is allocable to that payment.

(2) Original Issue Discount; Market Discount; Acquisition Premium

      Holders of FASIT Regular Securities issued with original issue discount or acquired with market discount or acquisition premium generally will treat interest and principal payments on the Securities in the same manner described for REMIC regular interests. See "-- REMICs -- Taxation of Owners of REMIC Regular Interests" above.

(3) Sale or Exchange

      If the FASIT Regular Securities are sold, the holder generally will recognize gain or loss upon the sale in the manner described above for REMIC regular interests. See "-- REMICs -- Taxation of Owners of REMIC Regular Interests -- Sale or Exchange of Regular Securities."

Taxation of Owners of High-Yield Interests

(1) General

      The treatment of high-yield interests is intended to ensure that the return on instruments issued by a FASIT yielding an equity-like return continues to have a corporate level tax. High-yield interests are subject to special rules regarding the eligibility of holders of the interest, and the ability of the holders to offset income derived from their FASIT Security with losses.

      High-yield interests may only be held by Eligible Corporations, other FASITs, and dealers in Securities who acquire these interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the high-yield interest.

(2) Treatment of Losses

      The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT Provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as high-yield interests.

Taxation of FASIT Ownership Security

(1) General

      A FASIT Ownership Security represents the residual equity interest in a FASIT. The holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Security will be the same as the character of the income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Security is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, a holder of a FASIT Ownership Security is subject to the same limitations on their ability to use losses to offset income from their FASIT Regular Securities as are holders of high-yield interest. See "-- Taxation of Owners of High-Yield Interests" above.


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      Rules similar to the wash sale rules applicable to REMIC Residual
Securities also will apply to FASIT Ownership Security. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where within six months before or after the disposition, the seller of the Security acquires any other FASIT Ownership Security that is economically comparable to a FASIT Ownership Security.

(2) Prohibited Transaction

      The holder of a FASIT Ownership Security is required to pay a penalty excise tax equal to 100 percent of net income derived from:

            (1) an asset that is not a permitted asset;

            (2) any disposition of an asset other than a permitted disposition;

            (3) any income attributable to loans originated by the FASIT; and

            (4) compensation for services (other than fees for a waiver, amendment, or consent under permitted assets not acquired through foreclosure).

      A permitted disposition is any disposition of any permitted asset:

            (1) arising from complete liquidation of a class of regular interest (i.e., a qualified liquidation);

            (2) incident to the foreclosure, default (or imminent default) on an asset of the asset;

            (3) incident to the bankruptcy or insolvency of the FASIT;

            (4) necessary to avoid a default on any indebtedness of the FASIT attributable to a default (or imminent default) on an asset of the FASIT;

            (5) to facilitate a clean-up call;

            (6) to substitute a permitted debt instrument for another such instrument; or

            (7) in order to reduce over-collateralization where a principal purposes of the disposition was not to avoid recognition of gain arising from an increase in its market value after its acquisition by the FASIT.

      A series of Securities for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transactions tax.

(3) Backup Withholding, Reporting and Tax Administration

      Holders of FASIT Securities will be subject to backup withholding to the same extent as holders of REMIC Securities. In addition, for purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities. See "-- REMICs" above.

Proposed FASIT Regulations

      The Treasury Department filed proposed regulations interpreting the FASIT Provisions ("proposed FASIT regulations") with the Federal Register on Friday, February 4, 2000. The proposed FASIT regulations generally would be effective on the date they are issued as final regulations. Certain anti-abuse rules are, however, proposed to be effective on February 4, 2000. The proposed FASIT regulations would, among other things, provide procedures for making a FASIT election, refine the definition of certain terms used in the FASIT provisions, provide penalties that would apply upon cessation of FASIT status, provide rules for the tax treatment of transfers of assets to the FASIT, and establish anti-abuse rules to preclude use of the FASIT vehicle for a transaction that did not primarily concern the securitization of financial assets.

Grantor Trust Funds

      Classification of Grantor Trust Funds

      For each series of Grantor Trust Securities, assuming compliance with all provisions of the related Agreement, in the opinion of applicable Company Counsel, the related Grantor Trust Fund will be classified as trust under Treasury Regulation Section 301.7701-4(c) and not as a business entity taxable as a partnership or


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

corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust Fund.

Standard Securities

(1) General

      Where there is no Retained Interest or "excess" servicing for the mortgage loans underlying the Securities of a series, and where these Securities are not designated as "Stripped Securities," the holder of each Security of that series (referred to herein as "Standard Securities") will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "-- Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with that securityholder's method of accounting. A securityholder generally will be able to deduct its share of the servicing fees and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to the Grantor Trust Fund.

      However, investors who are individuals, estates or trusts who own Securities, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fees and all administrative and other expenses of the Grantor Trust Fund, to the extent that those deductions, in total, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five year period beginning in 2006. As a result of the limitations set forth in Code Sections 67 and 68, those investors holding Standard Securities, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Standard Securities with respect to interest at the Interest Rate or as discount income on the Standard Securities. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.

      Holders of Standard Securities, particularly any class of a series that are Subordinate Securities, may incur losses of interest or principal with respect to the mortgage loans. Those losses would be deductible generally only as described above under "-- REMICs -- Taxation of Owners of REMIC Regular Interests -- Treatment of Losses."

(2) Tax Status

      For a series, in the opinion of applicable Company Counsel a Standard Security owned by a:

      o     "domestic building and loan association"  within the meaning of Code
            Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

      o real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and the income on a Standard Security will be considered "interest on obligations secured by mortgages on real property" under Code section 856(c)(3)(B) in the same proportion that the income of


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            the related  Grantor Trust Fund is "interest on obligations  secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

      o REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

      The depositor recommends that securityholders consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or thereafter.

      Premium. The treatment of premium incurred upon the purchase of a Standard Security will be determined generally as described above under "-- REMICs -- Taxation of Owners of Residual Securities Premium."

      Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a securityholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income generally are applicable to mortgages originated after March 2, 1984. The rules allowing for the amortization of premium are available for mortgage loans originated after September 27, 1985. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under some circumstances, by the presence of "teaser" rates on the mortgage loans. See "-- Stripped Securities" below regarding original issue discount on Stripped Securities.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. No prepayment assumption will be assumed for purposes of that accrual except as set forth in the prospectus supplement. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if those mortgage loans acquired by a securityholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (i.e., points) will be includible by that holder.

      Market Discount. Securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "-- REMICs -- Taxation of Owners of REMIC Regular Interests -- Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. No prepayment assumption will be assumed for purposes of that accrual except as set forth in the prospectus supplement.

(3) Recharacterization of Servicing Fees

      If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to securityholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.


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      Accordingly, if the Internal Revenue Service's approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "-- Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder thereof. While securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including that portion as a second class of equitable interest. In general, that recharacterization should not have any significant effect upon the timing or amount of income reported by a securityholder, except that the income reported by a cash method holder may be slightly accelerated. See "-- Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

(4) Sale or Exchange of Standard Securities

      Upon sale or exchange of a Standard Securities, a securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its total adjusted basis in the mortgage loans and other assets represented by the Security. In general, the total adjusted basis will equal the securityholder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported for the Standard Security and decreased by the amount of any losses previously reported for the Standard Security and the amount of any distributions (other than accrued interest) received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), the gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income (1) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations currently is the same for both ordinary income and capital gains.

Stripped Securities

(1) General

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" for principal payments and "stripped coupons" for interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "Stripped Securities." In the opinion of Company Counsel, the Securities will be subject to those rules if:

      o the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of retained interest or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

      o the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "-- Standard Securities -- Recharacterization of Servicing Fees" above); and


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      o     Securities are issued in two or more classes  representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

      In general, a holder of a Stripped Security will be considered to own "stripped bonds" for its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" for its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security's allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. See the discussion above under "-- Standard Securities -- Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to securityholders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to those classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "-- Standard Securities -- General," subject to the limitation described therein.

      Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in some respects, particularly where Stripped Securities are issued with respect to a pool of variable-rate mortgage loans, in the opinion of Company Counsel, (1) the Grantor Trust Fund will be treated as a trust under Treasury Regulation Section 301.7701-4(c) and not as a business entity taxable as a partnership or corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations for Stripped Securities could be made in one of the ways described below under "-- Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be totaled and treated as though they were made on a single debt instrument. The trust agreement will require that the trustee make and report all computations described below using the approach described in this paragraph, unless substantial legal authority requires otherwise.

      Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of that Stripped Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of that Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount for the Stripped Security was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. That market discount would be reportable as described above under "-- REMICs -- Taxation of Owners of REMIC Regular Interests -- Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in that computation.

      The holder of a Stripped Security will be treated as owning an interest in each of the mortgage loans held by the Grantor Trust Fund and will recognize an appropriate share of the income and expenses associated with the mortgage loans. Accordingly, an individual, trust or estate that holds a Stripped Security directly or through a pass-through entity will be subject to the limitations on deductions imposed by Code Sections 67 and 68 as described above.

      A holder of a Stripped Security, particularly any Stripped Security that is a Subordinate Security, may deduct losses incurred for the Stripped Security as described above under "-- Standard Securities General."


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

(2) Status of Stripped Securities

      No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Company Counsel, Stripped Securities owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation [ s ] principally secured by an interest in real property which is residential real estate" within the meaning of Code Section 860G(a)(3)(A), and "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment. See "-- Standard Securities -- Tax Status" above.

(3) Taxation of Stripped Securities

      Original Issue Discount. Except as described above, each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount for a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be before the receipt of the cash attributable to that income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under "-- REMICs -- Taxation of Owners of REMIC Regular Interests -- Original Issue Discount" and "-- Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above, the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the total amount of the payments to be made on the Stripped Security to that securityholder, presumably under the prepayment assumption, other than qualified stated interest.

      If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of that original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Security to recognize a loss (which may be a capital loss) equal to that portion of unrecoverable basis.

      Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the securityholder's adjusted basis in that Stripped Security, as described above under "-- REMICs -- Taxation of Owners of REMIC Regular Interests -- Sale or Exchange of Regular Securities." Gain or loss from the sale or exchange of a Stripped Security generally will be capital gain or loss to the securityholder if the Stripped Security is held as a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Stripped Security has been held for the long-term capital gain holding period (currently, more than one year). To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a securityholder other than an original securityholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

      Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes those classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

      Possible Alternative Characterization. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the securityholder may be treated as the owner of:


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            (1) one installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to interest on each mortgage loan;

            (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

            (3) a separate installment obligation for each mortgage loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect thereto.

      Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that a Stripped Security, or classes of Stripped Securities, represents the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

      Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

Reporting Requirements and Backup Withholding

      The trustee will furnish, within a reasonable time after the end of each calendar year, to each securityholder at any time during that year, information (prepared on the basis described above) necessary to enable the securityholder to prepare its federal income tax returns. This information will include the amount of original issue discount accrued on Securities held by persons other than securityholders exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a securityholder, other than an original securityholder who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities except as set forth in the prospectus supplement. The trustee will also file the original issue discount information with the Internal Revenue Service. If a securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "-- REMICs -- Backup Withholding."

Taxation of Certain Foreign Investors

      To the extent that a Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. persons generally will be subject to 30% United States withholding tax, or any applicable lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the securityholder on the sale or exchange of that Security also will be subject to federal income tax at the same rate.

      Treasury regulations provide, however, that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under "-- REMICs -- Taxation of Certain Foreign Investors -- Regular Securities."


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Partnership Trust Funds & Debt Securities

Classification of Partnership Trust Funds and Debt Securities

      For each series of Partnership Securities or Debt Securities, the applicable Company Counsel will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's opinion that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Characterization of Investments in Partnership Securities and Debt Securities

      For federal income tax purposes, (1) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans secured by an interest in real property which is residual real property" within the meaning of Code Section 7701(a)(19)(C)(v) and (2) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts.

Taxation of Debt Securityholders

      The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of Securities with terms substantially the same as the Debt Securities. However, for each series of Debt Securities, the applicable Company Counsel will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

      If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of those Debt Securities may be different than as described in the following paragraph.

      Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "-- REMICs -- Taxation of Owners of REMIC Regular Interests" and "-- Sale or Exchange of Regular Securities."

Taxation of Owners of Partnership Securities

(1) Treatment of the Partnership Trust Fund as a Partnership

      If specified in the prospectus supplement, the depositor will agree, and the securityholders will agree by their purchase of Securities, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the securityholders (including the depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Securities, the Debt Securities, and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.


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

      A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have some features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust Fund. This characterization would not result in materially adverse tax consequences to securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

(2) Partnership Taxation

      As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "-- Grantor Trust Funds -- Standard Securities -- General," and "-- Premium and Discount" and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the securityholders will be allocated taxable income of the Partnership Trust Fund for each period equal to the sum of:

            (1) the interest that accrues on the Partnership Securities in accordance with their terms for that Due Period, including interest accruing at the applicable Interest Rate for that Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

            (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

            (3) any other amounts of income payable to the securityholders for that period.

      This allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated income equal to the entire Interest Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay those taxes.

      Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to that holder under the Code.

      A share of expenses of the Partnership Trust Fund (including fees of the master servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "-- Grantor Trust Funds -- Standard Securities -- General." Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the Partnership Trust Fund.

      Discount income or premium amortization for each mortgage loan would be calculated in a manner similar to the description above under "-- Grantor Trust Funds -- Standard Securities -- General" and "-- Premium and Discount." Notwithstanding that description, it is intended that the Partnership Trust Fund will make all tax


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

calculations relating to income and allocations to securityholders on a total basis for all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the Internal Revenue Service were to require that these calculations be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on securityholders.

(3) Discount and Premium

      It is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "-- Grantor Trust Funds -- Standard Securities." (As indicated above, the Partnership Trust Fund will make this calculation on a total basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.)

      If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include that discount in income currently as it accrues over the life of the mortgage loans or to offset that premium against interest income on the mortgage loans. As indicated above, a portion of that market discount income or premium deduction may be allocated to securityholders.

(4) Section 708 Termination

      Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If that termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust Fund (the "old partnership") to a new Partnership Trust Fund (the "new partnership") in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when the constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

(5) Disposition of Securities

      Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A securityholder's tax basis in an Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to that Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of an Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single total adjusted tax basis in those Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of that total tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

      Any gain on the sale of an Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to those special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

      If a securityholder is required to recognize a total amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the total cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.


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

(6) Allocations Between Transferors and Transferees

      In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of that Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the securityholders. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

(7) Section 731 Distributions

      In the case of any distribution to a securityholder, no gain will be recognized to that securityholder to the extent that the amount of any money distributed for that Security exceeds the adjusted basis of that securityholder's interest in the Security. To the extent that the amount of money distributed exceeds that securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

(8) Section 754 Election

      If a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under
Section 754 of the Code. To avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make that election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

(9) Administrative Matters

      The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return (Form 1065) with the Internal Revenue Service for each taxable year of the Partnership Trust Fund and will report each securityholder's allocable share of items of Partnership Trust Fund income and expense to holders and the Internal Revenue Service on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and these nominees will be required to forward that information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the Internal Revenue Service of all those inconsistencies.

      Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and identification number of that person, (b) whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (c) certain information on Partnership Securities that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the


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Exchange Act is not required to furnish that information statement to the
Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

      Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the securityholders in any dispute with the Internal Revenue Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

Tax Consequences to Foreign Securityholders

      It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for those purposes, the Partnership Trust Fund will withhold as if it were so engaged to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to securityholders who are Non-U.S. Persons pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business. Amounts withheld will be deemed distributed to the Non-U. S. Person securityholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on Form W-8BBN, Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury or other appropriate certification.

      Each Non-U.S. Person holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund's income. Each Non-U.S. Person holder must obtain a taxpayer identification number from the Internal Revenue Service and submit that number to the Partnership Trust Fund on Form W-8BBN (or other appropriate certification) to assure appropriate crediting of the taxes withheld. A Non-U.S. Person holder generally would be entitled to file with the Internal Revenue Service a claim for refund for taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a securityholder who is a Non-U.S. Person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, securityholders who are Non-U.S. Persons may be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In that case, a Non-U.S. Person holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld for the guaranteed payments.

Backup Withholding

      Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax if, in general, the securityholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


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                            State Tax Considerations

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Notes or Certificates. In particular, potential investors in Residual Interest Certificates should consult their tax advisers regarding the taxation of the Residual Interest Certificates in general and the effect of foreclosure on the Mortgaged Properties on such taxation.

                              ERISA Considerations

General

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

      A Plan's investment in Securities may cause the Primary Assets and other assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of DOL regulations
Section 2510.3-101, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

      Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the Primary Assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In


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

addition, if the Primary Assets and other assets included in a trust fund constitute plan assets, the purchase of Securities by a Party in Interest of the Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

      The DOL issued an individual exemption to Lehman Brothers Inc. (Prohibited Transaction Exemption ("PTE") 91-14 et al.; Exemption Application No. D-7958 et al., 56 Fed. Reg. 7413 (1991) as amended by PTE 97-34, Exemption Application No. D-10245 and D-10246, 62 Fed. Reg. 39021 (1997) and PTE 2000-58, Exemption
Application No. D-10829, 65 Fed. Reg. 67765 (2000)) (the "Exemption") that generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in the issuer, provided that certain conditions set forth in the Exemption are satisfied.

      For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager for a class of Securities.

      The Exemption sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief thereunder:

      o The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      o Unless the investment pool contains only certain types of assets, such as mortgage loans fully secured by real property (a "Designated Transaction"), the Exemption only applies to Securities evidencing rights and interests not subordinated to the rights and interests evidenced by the other Securities of the trust fund; provided, that the Exemption will apply to Securities reflecting mortgage loans with loan-to-value ratios in excess of 100% if the rights and interests are not subordinated and are rated in either of the two highest generic rating categories;

      o The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor's a division of The McGraw-Hill Companies, Inc. ( "S&P"), Moody's Investors Service, Inc. ( "Moody's") or Fitch Ratings ( "Fitch") (each, a "Rating Agency");

      o The trustee may not be an affiliate of any other member of the Restricted Group, as defined below;

      o The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related Agreement and reimbursement of that person's reasonable expenses in connection therewith;

      o The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended;

      o For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a


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

fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of Securities does not exceed twenty-five percent of all of the Securities of that class outstanding at the time of the acquisition and (3) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5 percent of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

      A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied for that Security.

      The rating of a Security may change. If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it).

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

      Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

      The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of Securities.

      The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption. Obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related Securities, may be transferred to the trust fund within the Pre-Funding Period, instead of being required to be either identified or transferred on or before the closing date. The relief is available if the following conditions are met:

            (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered (the "Pre-Funding Limit") must not exceed 25%.

            (2) All assets transferred after the closing date (the "Subsequent Assets") must meet the same terms and conditions for eligibility as the original Primary Assets used to create the issuer, which terms and conditions have been approved by at least one Rating Agency.

            (3) The transfer of the Subsequent Assets to the issuer during the Pre-Funding Period must not result in the Securities that are to be covered by the Exemption receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Securities by the issuer.

            (4) The weighted average annual percentage interest rate for all of the Primary Assets in the issuer at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Primary Assets transferred to the issuer on the closing date.

            (5) In order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original Primary Assets that were transferred to the issuer:

      o the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or

      o an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Rating Agency rating the Securities, the underwriter and the trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or the related Agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the Primary Assets transferred to the issuer as of the closing date.

            (6) The Pre-Funding Period must end no later than the later of three months or 90 days after the closing date (or earlier if the Pre-Funding Account falls below the minimum level specified in the related Agreement or an Event of Default occurs).

            (7) Amounts transferred to the Pre-Funding Account and/or the capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

            (8) The prospectus or prospectus supplement must describe:

      o the Pre-Funding Account and/or capitalized interest account used in connection with the Pre-Funding Account;

      o     the duration of the Pre-Funding Period;

      o the percentage and/or dollar amount of the Pre- Funding Limit for the issuer; and

      o that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to securityholders as repayments of principal.

            (9) The related Agreement must describe the permitted investments for the Pre-Funding Account and/or capitalized interest account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.

      The Securities may have features, such as put option rights or mandatory purchase features, that are not eligible for exemptive relief under the Exemption. In this case, the prospectus supplement related to a series of Securities will identify any additional considerations and conditions for a fiduciary investing assets of a Plan in a class of Securities that includes such features.

      To the extent the Securities are not treated as equity interests for purposes of DOL regulations Section 2510.3-101, a Plan's investment in those Securities ("Non-Equity Securities") would not cause the assets included in a related trust fund to be deemed Plan assets. However, the depositor, the master servicer, the servicer, the trustee, or underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because these parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any of these parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Securities may not be purchased using the assets of any Plan if any of the depositor, the servicer, the trustee or underwriter has investment authority for those assets, or is an employee maintaining or contributing to the Plan.

      In addition, certain affiliates of the depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by that holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of that Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory, regulatory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

      Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Securities should consider the federal income tax consequences of that investment.

      Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the DOL regulations Section 2510.3-101 and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

      The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                         Legal Investment Considerations

      The prospectus supplement for each series of Securities will specify which, if any, of the classes of Offered Securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to this legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline.

      SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security").

      All depository institutions considering an investment in the Securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, "high-risk mortgage securities" include securities such as the Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of the product would be consistent with the Policy Statement.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for these investors.

                                  Legal Matters

      Certain legal matters in connection with the Offered Securities will be passed upon for the depositor and for the Underwriters, and the material federal income tax consequences of the Securities will be passed upon for the depositor, by McKee Nelson LLP, Washington, D.C. or by Morgan, Lewis & Bockius LLP, New York, New York as specified in the prospectus supplement for each series of Securities.

                                 The Depositor

      The depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the depositor is located at 745 7th Avenue, New York, New York 10019. Its telephone number is (212) 526-7000.

      The Certificate of Incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities. The Certificate of Incorporation of the depositor provides that any securities, except for subordinated securities, issued by the depositor must be rated in one of the three highest categories available by any Rating Agency rating the series.

      The series Supplement for a particular series may permit the Primary Assets pledged to secure the related series of Securities to be transferred by the Issuer to a trust, subject to the obligations of the Securities of that series, thereby relieving the Issuer of its obligations with respect to the Securities.

                                Use of Proceeds

      The depositor will apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the prospectus supplement to purchase the Primary Assets, to repay indebtedness that has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the series and to pay costs of structuring and issuing the Securities. If specified in the prospectus supplement, Securities may be exchanged by the depositor for Primary Assets. Unless otherwise specified in the prospectus supplement, the Primary Assets for each series of Securities will be acquired by the depositor either directly, or through one or more affiliates that will have acquired the Primary Assets from time to time either in the open market or in privately negotiated transactions.

                              Plan of Distribution

      Each series of Securities offered hereby and by means of the prospectus supplements may be offered through any one or more of the following: Lehman Brothers Inc., an affiliate of the depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a series; or underwriters, agents or dealers selected by the originator (collectively, the "Underwriters"). The prospectus supplement with respect to each series of Securities will set forth the terms of the offering of the series of Securities and each class within the series, including the name or names of the Underwriters (if known), the proceeds to the depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Securities will be determined.

      The Underwriters may or may not be obligated to purchase all of the Securities of a series described in the prospectus supplement with respect to the series if any Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

      If so indicated in the prospectus supplement, the depositor will authorize Underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the Securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the depositor. The obligation of any purchaser under the contract will be subject to the condition that the purchase of the offered Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and any other agents will not have any responsibility in respect of the validity or performance of the contracts.

      The depositor may also sell the Securities offered hereby and by means of the prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect the transactions by selling Securities to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of Securities for whom they may act as agents.

      The place and time of delivery for each series of Securities offered hereby and by means of the prospectus supplement will be set forth in the prospectus supplement with respect to the series.

      In the ordinary course of business, Lehman Brothers Inc. or other Underwriters, or their respective affiliates, may engage in various securities and financing transactions, including loans or repurchase agreements to provide interim financing of mortgage loans pending the sale of the mortgage loans or interests therein, including the Securities.

                             Additional Information

      The depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This prospectus, which forms a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows:

      o Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and

      o     New York Regional Office, 233 Broadway, New York, New York 10279.

      Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

      Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The depositor did not participate in the preparation of Fannie Mae's Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

      Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement Supplement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Inquiry department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                Incorporation of Certain Documents by Reference

      All documents subsequently filed by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the termination of any offering of the Securities issued by the trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

                           Reports to Securityholders

      Periodic and annual reports concerning the related trust fund are required under the Agreements to be forwarded to securityholders. Unless otherwise specified in the prospectus supplement, the reports will not be examined and reported on by an independent public accountant. See "The Agreements -- Reports to Securityholders."

                             Index of Defined Terms

                                             Page                                                   Page
                                             ----                                                   ----
1986 Act ...................................  87       DTC ........................................   5

Adjustable Rate Mortgages ..................  25       Due Date ...................................  38

Agency Certificates ........................  15       EDGAR ...................................... 125

Aggregate Asset Principal Balance ..........   5       Eligible Investments .......................  61

Agreements .................................  57       Eligible Reserve Fund Investments ..........  62

Appraised Value ............................  25       EPA ........................................  77

ARMs .......................................  25       ERISA ...................................... 118

Asset Group ................................   2       Escrow Accounts ............................  35

Asset Principal Balance ....................   5       Euroclear ..................................   5

Assistance Loans ...........................  15       Euroclear Operator .........................   6

Bankruptcy Code ............................  46       European Depositaries ......................   7

Beneficial Owner ...........................   5       Exchange Act ............................... 126

Bi-Weekly Loans ............................  23       Excluded Plan .............................. 120

Book-Entry Securities ......................   2       Exemption .................................. 119

Business Day ...............................  65       Expense Reserve Fund .......................  66

Buy-Down Amounts ...........................  25       Fannie Mae .................................  18

Buy-Down Fund ..............................  25       FASIT ......................................  83

Buy-Down Loans .............................  25       FASIT Provisions ...........................  83

Buy-Down Mortgage Rate .....................  25       FHA ........................................  16

Buy-Down Period ............................  25       FHA Loans ..................................  23

Buydown ....................................  53       FHA/VA Claim Proceeds ......................  51

Cash Program ...............................  18       Financial Intermediary .....................   7

CERCLA .....................................  77       Fitch ...................................... 119

Certificates ...............................   2       Floating Rate Securities ...................   2

Clearstream ................................   5       Freddie Mac ................................  20

Code .......................................  83       Freddie Mac Act ............................  20

Collection Account .........................  35       FSLIC ......................................  26

Commission ................................. 125       Garn-St. Germain Act .......................  78

Company Counsel ............................  84       GEM Loans ..................................  23

Compound Interest Securities ...............   2       Ginnie Mae .................................  16

Compound Value .............................   4       Ginnie Mae Servicers .......................  15

Condominium ................................  23       GPM Fund ...................................  38

Condominium Association ....................  32       GPM Loans ..................................  23

Condominium Building .......................  32       Grantor Trust Fund .........................  83

Condominium Loans ..........................  23       Guarantor Program ..........................  18

Condominium Unit ...........................  23       Guaranty Agreement .........................  15

Conventional Loans .........................  17       Housing Act ................................  16

Cooperative Corporation ....................   6       HUD ........................................  21

Cooperative Dwellings ......................  23       Index ......................................  26

Cooperative Loans ..........................  23       Indirect Participants ......................   6

Cooperatives ...............................  23       Insurance Policies .........................  22

Covered Trust ..............................  45       Insured Loss ...............................  49

CPR ........................................  11       Interest Rate ..............................   3

Cut-off Date ...............................  14       Interest Weighted Securities ...............   2

Deferred Interest ..........................  12       L/C Bank ...................................  47

Definitive Securities ......................   2       L/C Percentage .............................  47

Deleted Loan ...............................  60       Lifetime Mortgage Rate Cap .................  26

Designated Transaction ..................... 119       Liquidation Proceeds .......................  35

Disqualified Organization ..................  97       Loan-to-Value Ratio ........................  25

Distribution Account .......................  65       Loans ......................................  15

DOL ........................................ 118       Manufactured Home ..........................  27


                                             Page                                                   Page
                                             ----                                                   ----
Manufactured Home Loan Schedule ............  59       PTE ........................................ 119

Manufactured Home Loans ....................  27       Qualified Insurer ..........................  40

Maximum Mortgage Rate Adjustment ...........  26       Qualifying Substitute Mortgage Loan ........  60

Minimum Mortgage Rate ......................  26       Rating Agency .............................. 119

Minimum Principal Distribution Amount ......   4       RCRA .......................................  77

Moody's .................................... 119       Regular Securities .........................  84

Mortgage Certificate Schedule ..............  57       Relevant Depositary ........................   7

Mortgage Loan Schedule .....................  58       REMIC ......................................  86

Mortgage Loans .............................  23       REMIC Provisions ...........................  86

Mortgage Rates .............................  12       REMIC Regulations ..........................  86

Mortgaged Property .........................  13       REO Property ...............................  67

Multi-Class Series .........................   3       Residual Securities ........................  84

Multifamily Properties .....................  12       Residual Securityholders ...................  93

NCUA ....................................... 126       Retained Interest ..........................  14

Negatively Amortizing ARMs .................  26       Rules ......................................   7

New Proposed Regulations ...................  98       S&P ........................................ 119

New Regulations ............................ 102       SBJPA of 1996 ..............................  86

No-Bid .....................................  52       Scheduled Payment ..........................  12

Non-Equity Securities ...................... 121       Scheduled Principal ........................  19

Non-U.S. Person ............................ 102       Securities .................................   2

Notes ......................................   2       Seller .....................................  58

Offered Securities .........................   2       Senior Securities ..........................   4

OID Regulations ............................  83       Servicing Account ..........................  36

PACs .......................................   2       Servicing Agreements .......................  34

Participants ...............................   6       Single Family Property .....................  17

Participation Agreement ....................  15       SMMEA ...................................... 123

Participation Certificate Schedule .........  59       SPA ........................................  11

Participation Certificates .................  59       Standard Securities ........................ 107

Parties in Interest ........................ 118       Startup Day ................................  84

Partnership Trust Fund .....................  83       Stripped Securities ........................ 107

Pass-Through Entity ........................  97       Subordinate Securities .....................   2

PC Pool ....................................  18       Subordinated Amount ........................  45

Percentage Interest ........................   3       Subordination Reserve Fund .................  46

Planned Amortization Certificates ..........   2       Subsequent Assets .......................... 121

Plans ...................................... 118       Subsequent Primary Assets ..................  28

PMBS Agreement .............................  21       Subservicers ...............................  34

PMBS Issuer ................................  21       Subsidy Fund ...............................  37

PMBS Servicer ..............................  21       Taxable Mortgage Pools .....................  84

PMBS Trustee ...............................  21       Terms and Conditions .......................   7

Policy Statement ........................... 123       Tiered REMICs ..............................  87

Pre-Funding Account ........................  28       Title V ....................................  79

Pre-Funding Arrangement ....................  28       Title VIII .................................  79

Pre-Funding Limit .......................... 121       UCC ........................................  74

Primary Assets .............................  14       Underwriters ............................... 124

Principal Distribution Amount ..............   4       U.S. Person ................................  99

Principal Weighted Securities ..............   2       VA .........................................  16

Private Mortgage-Backed Securities .........  14       VA Loans ...................................  16

PTCE ....................................... 122

                                  $660,768,000
                                  (Approximate)
                     AMORTIZING RESIDENTIAL COLLATERAL TRUST

                       Mortgage Pass-Through Certificates,
                                 Series 2002-BC4

                     Structured Asset Securities Corporation
                                    Depositor

                                     [LOGO]

                            Aurora Loan Services Inc.
                                 Master Servicer

                              ---------------------
                              PROSPECTUS SUPPLEMENT
                                  June 28, 2002
                              ---------------------

LEHMAN BROTHERS                               COUNTRYWIDE SECURITIES CORPORATION